    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 1998.
                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  APCOA, INC.*
              (EXACT NAME OF REGISTRANT SPECIFIED IN ITS CHARTER)

             DELAWARE                              7521                             16-1171179
  (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                              800 SUPERIOR AVENUE
                           CLEVELAND, OHIO 44114-2601
                                 (216) 522-0700

         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                                               Copies of all communications to:
               ROBERT N. SACKS, ESQ.                                ADAM O. EMMERICH, ESQ.
              EXECUTIVE VICE PRESIDENT                          WACHTELL, LIPTON, ROSEN & KATZ
                AND GENERAL COUNSEL                                  51 WEST 52ND STREET
                800 SUPERIOR AVENUE                                NEW YORK, NEW YORK 10019
             CLEVELAND, OHIO 44114-2601                                 (212) 403-1000
                   (216) 522-0700
  (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE
 NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: Upon consummation of the Exchange Offer referred to herein.
                            ------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.   [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                                             PROPOSED     PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF            AMOUNT TO BE  OFFERING PRICE     AGGREGATE         AMOUNT OF
       SECURITIES TO BE REGISTERED           REGISTERED    PER NOTE(1)     OFFERING PRICE   REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
9 1/4% New Senior Subordinated Notes
  due 2008................................  $140,000,000       100%         $140,000,000       $42,424.25
------------------------------------------------------------------------------------------------------------
Guarantees for the New Senior Subordinated
  Notes due 2008(2)(3)....................       $0             0%             $0(2)               $0
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee.
(2) Calculated pursuant to Rule 457.
(3) Pursuant to Rule 457(n), no registration fee is required with respect to the guarantees.

                            ------------------------

     THE REGISTRANTS HEREBY AMEND THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                        *TABLE OF ADDITIONAL REGISTRANTS

                                                   STATE OR OTHER
                                                  JURISDICTION OF      PRIMARY STANDARD      I.R.S. EMPLOYER
                                                  INCORPORATION OR         INDUSTRY           IDENTIFICATION
       NAME, ADDRESS AND TELEPHONE NUMBER           ORGANIZATION     CLASSIFICATION NUMBER        NUMBER
       ----------------------------------         ----------------   ---------------------   ----------------
Tower Parking, Inc.(1)..........................  Ohio                       7521               31-0878291
Graelic, Inc.(1)................................  Ohio                       7521               34-1327948
APCOA Capital Corporation(1)....................  Delaware                   7521               06-1334158
A-1 Auto Park, Inc.(1)..........................  Georgia                    7521               58-1336837
Metropolitan Parking System, Inc.(1)............  Massachusetts              7521               04-2607263
Events Parking Company, Inc.(1).................  Massachusetts              7521               04-3223993
Standard Parking, L.P.(2).......................  Delaware                   7521               36-3922900
Standard Parking Corporation(2).................  Illinois                   7521               36-2932936
Standard Parking Corporation MW(2)..............  Illinois                   7521               36-3880813
Standard Parking Corporation IL(2)..............  Illinois                   7521               36-3880811
Standard Auto Park, Inc.(2).....................  Illinois                   7521               36-2439841
Standard/Wabash Parking Corporation(2)..........  Illinois                   7521               36-3485873
Standard Parking of Canada, L.P.(2).............  Illinois                   7521               36-4093705
Standard Parking I, L.L.C.(2)...................  Delaware                   7521               36-4015802
Standard Parking II, L.L.C.(2)..................  Delaware                   7521               36-4015804

---------------
(1) The address and telephone number of these additional registrants is the same as that of APCOA, Inc.

(2) The address of these additional registrants is 200 East Randolph Drive, Suite 4800, Chicago, Illinois 60601. Their telephone number is (312) 696-4000.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED APRIL 17, 1998

[STANDARD PARKING LOGO]                                             [APCOA LOGO]

                               OFFER TO EXCHANGE
                                ALL OUTSTANDING

                   9 1/4% SENIOR SUBORDINATED NOTES DUE 2008
                  ($140,000,000 PRINCIPAL AMOUNT OUTSTANDING)

                                      FOR

                 9 1/4% NEW SENIOR SUBORDINATED NOTES DUE 2008
                        ($140,000,000 PRINCIPAL AMOUNT)

                                       OF

                                  APCOA, INC.
        THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
                  TIME, ON            , 1998, UNLESS EXTENDED

     APCOA, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange up to an aggregate principal amount of $140,000,000 of its 9 1/4% New Senior Subordinated Notes due 2008 (the "New Notes") for an equal principal amount of its outstanding 9 1/4% Senior Subordinated Notes due 2008 (the "Notes"), in integral multiples of $1,000. The New Notes will be fully and unconditionally guaranteed on an unsecured basis (the "New Note Guarantees") by, and will be joint and several obligations of, the following subsidiaries of the Company: Tower Parking, Inc., an Ohio corporation, Graelic, Inc., an Ohio corporation, APCOA Capital Corporation, a Delaware corporation, A-1 Auto Park Inc., a Georgia corporation, Metropolitan Parking System, Inc., a Massachusetts corporation, Events Parking Company, Inc., a Massachusetts corporation, Standard Parking, L.P., a Delaware limited partnership, Standard Parking Corporation, an Illinois corporation, Standard Parking Corporation MW, an Illinois corporation, Standard Parking Corporation IL, an Illinois Corporation, Standard Auto Park, Inc., an Illinois corporation, Standard/Wabash Parking Corporation, an Illinois corporation, Standard Parking of Canada, L.P., an Illinois limited partnership, Standard Parking I, L.L.C., a Delaware limited liability company and Standard Parking II, L.L.C., a Delaware limited liability company (the "Subsidiary Guarantors"). The New Notes will be general unsecured obligations of the Company and are substantially identical (including principal amount, interest rate, maturity and redemption rights) to the Notes for which they may be exchanged pursuant to this offer, except that (i) the offering and sale of the New Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) holders of New Notes will not be entitled to certain rights of holders under a Registration Rights Agreement of the Company and the Subsidiary Guarantors dated as of March 30, 1998 (the "Registration Rights Agreement"). The Notes have been, and the New Notes will be, issued under an Indenture dated as of March 30, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors and State Street Bank & Trust Company, as trustee (the "Trustee"). See "Description of New Notes." There will be no proceeds to the Company from this offering; however, pursuant to the Registration Rights Agreement, the Company will bear certain offering expenses.
                            ------------------------
SEE "RISK FACTORS," COMMENCING ON PAGE 15, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER NOTES IN THE EXCHANGE OFFER.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS           , 1998.

                                                          (cover page continued)

     The Company will accept for exchange any and all validly tendered Notes on
or prior to 12:00 midnight New York City time, on           , 1998; unless the
Exchange Offer is extended (the "Expiration Date"). Tenders of Notes may be withdrawn at any time prior to 12:00 midnight, New York City time, on the Expiration Date; otherwise such tenders are irrevocable. State Street Bank & Trust Company will act as Exchange Agent with respect to the Notes (in such capacity, the "Exchange Agent") in connection with the Exchange Offer. The Exchange Offer is not conditioned upon any minimum principal amount of Notes being tendered for exchange, but is otherwise subject to certain customary conditions.

     The Notes were sold by the Company on March 25, 1998 in transactions not registered under the Securities Act in reliance upon the exemption provided in
Section 4(2) of the Securities Act. A portion of the Notes were subsequently resold to qualified institutional buyers in reliance upon Rule 144A under the Securities Act, to a limited number of institutional accredited investors in a manner exempt from registration under the Securities Act and to persons outside the United States in reliance on Regulation S under the Securities Act. Accordingly, the Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered hereunder in order to satisfy certain obligations of the Company under the Registration Rights Agreement. See "The Exchange Offer."

     The New Notes will bear interest from March 25, 1998, the date of issuance of the Notes that are tendered in exchange for the New Notes (or the most recent Interest Payment Date (as defined herein) to which interest on such Notes has been paid), at a rate equal to 9 1/4% per annum. Interest on the New Notes will be payable semiannually on March 15 and September 15 of each year, commencing September 15, 1998. The New Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of redemption. See "Description of New Notes -- Optional Redemption," and "Prospectus Summary -- Summary of Terms of New Notes."

     At any time prior to March 15, 2001, the Company may redeem up to 35% of the initially outstanding aggregate principal amount of New Notes at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest, and Liquidated Damages, if any, thereon to the date of redemption, with the net cash proceeds, of a Public Equity Offering; provided that, in each case, at least 65% of the initially outstanding aggregate principal amount of New Notes remains outstanding immediately after any such redemption. Upon the occurrence of a Change of Control (as defined in the Indenture), each Holder (as defined herein) of New Notes may require the Company to repurchase all or a portion of such Holder's New Notes at 101% of the aggregate principal amount of the New Notes, together with accrued and unpaid interest, and Liquidated Damages, if any, to the date of repurchase. There can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchase of the New Notes tendered. See "Risk Factors -- Payment Upon a Change of Control" and "Description of New
Notes -- Repurchase at the Option of Holders."

     The New Notes will be general unsecured obligations of the Company, will rank subordinate in right of payment to all Senior Debt of the Company and senior or pari passu in right of payment to all existing and future subordinated indebtedness of the Company. The New Note Guarantees will be general unsecured obligations of the Subsidiary Guarantors, will rank subordinate in right of payment to all Senior Debt of the Subsidiary Guarantors and senior or pari passu in right of payment to all existing and future subordinated indebtedness of the Subsidiary Guarantors. The New Notes and the New Note Guarantees will be effectively Subordinated to all indebtedness, including trade payables, of the Company's subsidiaries that are not Subsidiary Guarantors. As of December 31, 1997, on a pro forma basis, after giving effect to the Combination and the related financings and other transactions described herein, there would have been no Senior Debt outstanding. Upon the closing of the Offering, the Company entered into a $40.0 million revolving credit facility pursuant to which $4.9 million in letters of credit were issued as of the closing of the Offering. See "Capitalization" and "Risk Factors -- Subordination."

     Based on an interpretation by the staff of the SEC (as defined herein) set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided

                                                          (cover page continued)
that such New Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate in the distribution of such New Notes.

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with the initial resale of such New Notes. The Letter of Transmittal delivered with this Prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that for a period of 120 days after the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale.

     Any Holder who tenders in the Exchange Offer with the intention to participate, or for purpose of participating, in a distribution of the New Notes cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation (available April 13, 1989), or Morgan Stanley & Co., Inc. (available June 5, 1991) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the New Notes. Failure to comply with such requirements in such instance may result in such Holder incurring liability under the Securities Act for which the Holder is not indemnified by the Company.

     The Company does not intend to list the New Notes on any securities exchange, or to seek admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and First Chicago Capital Market, Inc. ("First Chicago" and, together with DLJ, the "Initial Purchasers") have advised the Company that they intend to make a market in the New Notes; however, they are not obligated to do so and any market-making may be discontinued at any time. As a result, the Company cannot determine whether an active public market will develop for the New Notes.

     ANY NOTES NOT TENDERED AND ACCEPTED IN THE EXCHANGE OFFER WILL REMAIN OUTSTANDING. TO THE EXTENT ANY NOTES ARE TENDERED AND ACCEPTED IN THE EXCHANGE OFFER, A HOLDER'S ABILITY TO SELL UNTENDERED NOTES COULD BE ADVERSELY AFFECTED. FOLLOWING CONSUMMATION OF THE EXCHANGE OFFER, THE HOLDERS OF NOTES WILL CONTINUE TO BE SUBJECT TO THE EXISTING RESTRICTIONS UPON TRANSFER THEREOF AND THE COMPANY WILL HAVE FULFILLED ONE OF ITS OBLIGATIONS UNDER THE REGISTRATION RIGHTS AGREEMENT. HOLDERS OF NOTES WHO DO NOT TENDER THEIR NOTES GENERALLY WILL NOT HAVE ANY FURTHER REGISTRATION RIGHTS UNDER THE REGISTRATION RIGHTS AGREEMENT OR OTHERWISE. SEE "THE EXCHANGE OFFER -- CONSEQUENCES OF FAILURE TO EXCHANGE."

     The New Notes issued pursuant to this Exchange Offer generally will be issued in the form of Global New Notes (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depository" or "DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global New Notes representing the New Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depository and its participants. Notwithstanding the foregoing, Notes held in certificated form will be exchanged solely for New Notes in certificated form. After the initial issuance of the Global New Notes, New Notes in certificated form will be issued in exchange for the Global New Notes only on the terms set forth in the Indenture. See "Description of New Notes -- Book-Entry, Delivery and Form."
                            ------------------------
     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NEW NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE NEW NOTES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

     UNTIL           , 1998 (90 DAYS AFTER COMMENCEMENT OF THIS OFFERING), ALL
DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "SEC" or the "Commission") a Registration Statement on Form S-4 under the Securities Act for the registration of the New Notes offered hereby (the "Registration Statement"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Company or the New Notes offered hereby, reference is made to the Registration Statement, including the exhibits and financial statement schedules thereto, which may be inspected without charge at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of which may be obtained from the SEC at prescribed rates. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Such documents and other information filed by the Company can be inspected and copied at the public reference facilities of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at the web site maintained by the SEC (http://www.sec.gov) and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its public reference facilities in New York, New York and Chicago, Illinois at prescribed rates.

     The Company and the Subsidiary Guarantors are not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of the offering of the New Notes, each of the Company and the Subsidiary Guarantors will become subject to the informational requirements of the Exchange Act. The Company will fulfill its obligations with respect to such requirements by filing periodic reports with the Commission on its own behalf or, in the case of the Subsidiary Guarantors, by including information regarding the Subsidiary Guarantors in the Company's periodic reports. In addition, the Company will send to each holder of New Notes copies of annual reports and quarterly reports containing the information required to be filed under the Exchange Act.

     So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it is required to furnish the information required to be filed with the SEC to the Trustees and the holders of the Notes and the New Notes. The Company has agreed that, even if it is not required under the Exchange Act to furnish such information to the SEC, it will nonetheless continue to furnish information that would be required to be furnished by the Company by Section 13 of the Exchange Act to the Trustees and the holders of the Notes or New Notes as if it were subject to such periodic reporting requirements.

     In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any of the Notes remain outstanding, they will make available to any prospective purchaser of the Notes or Holder of the Notes in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM APCOA INC., 800 SUPERIOR AVENUE, CLEVELAND, OHIO 44114-2601, (216) 522-0700;
ATTENTION: ROBERT N. SACKS. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS,
ANY REQUEST SHOULD BE MADE BY          , 1998.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to and should be read in conjunction with the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, all references in this Prospectus to the Company's business and all pro forma data give effect to the Transactions described below. An index of certain defined terms used herein can be found on page 97. Unless the context indicates or otherwise requires, (i) references in this Prospectus to "APCOA" are to APCOA, Inc., and its subsidiaries; (ii) references in this Prospectus to "Standard" are to the combined operations of the group of affiliated entities controlled by the Standard Owners as defined in "The Transactions -- The Combination"; and (iii) references in this Prospectus to the "Company" are to APCOA and Standard, on a combined basis after giving effect to the Combination.

                                  THE COMPANY

     The Company is a leading national provider of parking facility management services. The Company provides on-site management services at multi-level and surface parking facilities in the two major markets of the parking industry: urban parking and airport parking. Following consummation of the Combination, the Company manages approximately 1,100 parking facilities, containing approximately 580,000 parking spaces in over 45 cities across the United States and Canada. The Company's pro forma gross customer collections, pro forma parking services revenue, pro forma EBITDA and pro forma net loss for the year ended December 31, 1997 were $948.6 million, $186.1 million, $19.9 million and $2.8 million, respectively.

     The Company believes that its superior management services coupled with its focus on increasing market share in select core cities leads to higher profitability per parking facility than its competitors. The Company believes that it enhances its leading position by providing: (i) Ambiance in Parking(R), an approach to parking that includes a number of premium, on-site, value-added services and amenities; (ii) state-of-the-art information technology, including Client View(C), a proprietary client reporting system which allows the Company to provide clients with real-time access to site-level financial and operating information; and (iii) award-winning training programs for on-site employees that promote customer service and client retention. In addition, the Company believes that it distinguishes itself from its competitors because of its ability to leverage its long-standing experience in securing contracts, particularly with regard to the airport parking market.

     The Company's diversified client base includes some of the nation's largest owners and developers of major office building complexes, shopping centers, sports complexes, hotels and hospitals. In addition, the Company manages parking operations at many of the major airports in North America. In the urban parking market, the Company's clients include CB Commercial Real Estate Group, Equity Office Properties, the Taubman Company, Harvard Medical School, Northwestern University, Children's Memorial Medical Center in Chicago and Cedars Sinai Medical Center in Los Angeles. Parking facilities managed by the Company include the CNN Center in Atlanta, the Kennedy Center for the Performing Arts in Washington, D.C. and the Gateway Sports Complex in Cleveland. In the airport parking market, the Company's clients include Chicago O'Hare International and Chicago Midway, Cleveland-Hopkins International, Minneapolis-St. Paul International and Detroit Metropolitan airports.

     The Company operates its clients' parking properties through two types of arrangements: management contracts and leases. The Company does not own any parking facilities and, as a result, the Company assumes fewer of the risks of real estate ownership. Under a management contract, the Company typically receives a base monthly fee for managing the property, and may also receive an incentive fee based on the achievement of facility revenues above a base amount. In some instances, the Company also receives certain fees for ancillary services. Typically, all of the underlying revenues and expenses under a management contract flow through to the property owner, not to the Company. Under lease arrangements, the Company generally pays either a fixed annual rental, a percentage of gross customer collections, or a combination thereof to the property owner. The Company collects all revenues under lease arrangements and is responsible for most operating expenses, but it is typically not responsible for major maintenance or capital expenditures. As of December 31, 1997, the Company operated approximately 72% of its approximately 1,100 parking facilities under management contracts and approximately 28% under leases. Renewal rates for the Company's management contracts and leases were approximately 96% for each of the last three years.

                                  THE INDUSTRY

     The International Parking Institute, a trade organization of parking professionals, estimates that there are 35,000 parking facilities in the United States generating over $26.0 billion in gross customer collections. The parking industry is highly fragmented, with over 1,700 commercial parking operators in the United States, as estimated by the Parking Market Research Company, an independent research company. Industry participants, the vast majority of which are privately-held companies, consist of relatively few nationwide companies and a large number of small regional or local operators, including a substantial number of companies providing parking as an ancillary service in connection with property management or ownership. Clients of parking facility managers include the owners of office buildings, major airports, shopping centers, sports complexes, hotels and hospitals, which provide parking to customers.

     The parking industry is comprised of two major markets: urban parking and airport parking. The urban parking market consists of many sub-markets with differing clients including commercial, office, residential, event, entertainment, retail, shopping centers, hospitals and hotels. In contrast, the airport parking market consists of a relatively small number of clients with large revenue-generating parking operations and similar needs that are unique to airport parking facilities.

                     THE COMBINATION AND EXPECTED BENEFITS

     Pursuant to the terms of the Combination Agreement, APCOA has combined its operations with the operations of Standard. After consummation of the Combination, the Company is one of the largest parking facility managers in the United States, operating approximately 1,100 parking locations, providing first-class, customer-oriented parking services, and using proprietary, award-winning management information systems and technology to improve services and reduce costs. Through the Combination, the Company believes that it will be able to achieve approximately $6.3 million of annualized cost savings within 12 to 18 months following the Combination as a result of the elimination of certain duplicative costs and achievement of operating efficiencies. Specific anticipated benefits include:

     - Reduced Personnel Expenses. Subsequent to the Combination, the Company intends to consolidate headquarters in Chicago and eliminate redundant corporate functions. In addition, the Company expects to reduce the number of field managers and administrative staff with overlapping functions in certain core cities. The Company also expects to realize additional net savings from the restructuring of certain executive compensation packages.

     - Operational Improvements and Elimination of Redundant Services Provided by Third Parties. The Company plans to rely on APCOA's state-of-the-art proprietary management information and reporting systems to perform many services which Standard previously outsourced to third parties, such as payroll and accounts receivable processing. The Company also expects to realize purchasing economies and eliminate redundant services from consolidating certain third-party service providers.

     In addition, since January 1, 1997, the Company completed four small acquisitions and entered into a binding letter of intent to acquire a fifth company (the "Other Acquisitions" as defined below under "Management's Discussion and Analysis of Financial Condition and Results of Operations of APCOA"). The Company expects to realize $1.9 million of cost savings related to the Other Acquisitions.

     Of the aggregate potential $8.2 million in annualized cost savings discussed above, approximately $4.9 million are reflected in the Pro Forma Condensed Consolidated Financial Statements included elsewhere herein. Actual cost savings achieved by the Company may vary considerably from the estimates discussed above. See "Summary Unaudited Pro Forma Consolidated Financial Data" and "Risk Factors--Ability to Integrate Acquisitions."

                   BUSINESS STRATEGY & COMPETITIVE ADVANTAGES

     The Company believes its innovative parking facility amenities, services and management, coupled with its state-of-the-art information technology and reporting systems, position the Company to enhance its standing as a leading provider of parking services. Specific elements of the Company's business strategy and competitive advantages include:

     - Focus on Core Cities. Part of the Company's business strategy is to focus on increasing system-wide profitability by maximizing operating leverage. As part of this strategy, the Company operates in certain core cities and realizes certain economies of scale, including the ability to spread administrative overhead costs across a large number of parking facilities in a single market. As a result, the Company has been able to significantly increase profitability per contract. For example, in 1997, management estimates that the Company's average profit per contract in cities in which it operated more than 35 parking locations was nearly double the Company's profit per contract in cities in which it operated fewer than 35 locations.

     - Strong Operating Performance and Stable Cash Flow. From 1993 to 1997, the Company's EBITDA increased from $7.2 million to $15.0 million, representing a compounded annual growth rate ("CAGR") of 20.0%. Over the same period, the Company's capital expenditures averaged less than $3.0 million per year. In addition, the Company reduced exposure to increasing cost of parking services by (i) increasing the proportion of its management contracts, which generally pass cost of parking services onto the Company's clients, and (ii) maintaining low minimum rental commitments under its non-cancelable leases. The Company's average management and lease contract renewal rate over the last three years was approximately 96%. As a result of the Company's operating performance, as well as the low capital expenditure requirements and low risk portfolio of management contracts and leases, the Company has been able to generate consistent cash flow.

     - Strategic Growth Through Acquisitions. The parking industry is highly fragmented, with over 1,700 industry participants. In addition to pursuing individual contracts, the Company is seeking to capitalize on this industry fragmentation by pursuing a focused acquisition strategy which includes: (i) acquiring parking management companies within core cities and target cities where the Company believes it can attain a significant market share, and (ii) acquiring larger, regional parking management companies. As a part of this strategy, APCOA and Standard, combined, have successfully acquired and integrated 6 companies with 138 new facilities and 252 net individual contracts over the past five years.

     - Leading Client Base. The Company's diversified, long-standing customer base comprises many of the premier national property management and ownership organizations in the United States and Canada. The Company is a market leader in airport parking, operating approximately 100 parking facilities at airports in the United States and Canada. Management believes that the Company's focus on select core cities enables the Company to maintain broader and stronger relationships with the local client base and improves its client retention rates and its ability to compete for new contracts.

     - Value-Added Services and Award-Winning Information Systems. The Company believes that it can continue to increase profitability and attract new clients by providing: (i) Ambiance in Parking(R); (ii) state-of-the-art information technology, including Client View(C); and (iii) award-winning training programs for on-site employees. Management believes that these capabilities facilitate development opportunities that typically lead to long-term lease and management contracts on new facilities. Also, the Company has developed state-of-the-art information technology systems which connect local offices across the country to its corporate office. These systems, which received the 1994 Esprit Award sponsored by Booz-Allen & Hamilton and CIO magazine, enable a centralized staff to eliminate inefficient duplication of administrative and accounting functions at the field level and also help provide key operational information to clients. Management believes that these systems will enable the Company to add many new clients and contracts without incurring additional administrative staff and expense.

     - Experienced Management Team. Myron C. Warshauer, the Company's Chief Executive Officer and the third generation of his family to direct Standard, has over 35 years of industry experience. G. Walter Stuelpe, Jr., the Company's President, has been with APCOA for over 25 years, serving as Chief Executive Officer since 1986. Other members of the Company's executive team are the most experienced, talented executives from both companies. Overall, the members of the Company's executive team have an average of over 15 years of industry experience.

                                THE TRANSACTIONS

     In connection with the Combination, the Company: (i) consummated the Offering; (ii) entered into the New Credit Facility; and (iii) received the Preferred Stock Contribution. The Combination, the issuance of the Notes, the New Credit Facility, the Preferred Stock Contribution, the application of proceeds therefrom and the payment of related fees and expenses are collectively referred to herein as the "Transactions."

                            ------------------------

     APCOA's principal executive offices are presently located at 800 Superior Avenue, Cleveland, Ohio 44114-2601, and its telephone number is (216) 522-0700. The Company expects to move its principal executive offices to Chicago, Illinois, at a location to be determined.

                                  THE OFFERING

The Notes..................  The Notes were sold by the Company on March 25,
                             1998 and were subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act, to institutional investors that are accredited investors in a manner exempt from registration under the Securities Act and to persons in transactions outside the United States in reliance on Regulation S under the Securities Act (the "Offering").

Registration Rights
Agreement..................  In connection with the Offering, the Company entered into the Registration Rights Agreement, which grants Holders of the Notes certain exchange and registration rights, which generally terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered.........  $140.0 million in aggregate principal amount of the
                             Company's 9 1/4% New Senior Subordinated Notes due 2008.

The Exchange Offer.........  $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of the Notes. As of the date hereof, $140.0 million aggregate principal amount of Notes are outstanding. The Company will issue the New Notes to Holders on or promptly after the Expiration Date.

Expiration Date............  12:00 midnight, New York City time on           ,
                             1998, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Interest on the New Notes
and the Notes..............  The New Notes will bear interest from March 25,
                             1998, the date of issuance of the Notes that are tendered in exchange for the New Notes (or the most recent Interest Payment Date (as defined below in the Summary of Terms of New Notes) to which interest on such Notes has been paid). Accordingly, Holders of Notes that are accepted for exchange will not receive interest on the Notes that is accrued but unpaid at the time of tender, but such interest will be payable on the first Interest Payment Date after the Expiration Date.

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer -- Conditions."

Procedures for Tendering
  Notes....................  Each Holder of Notes wishing to accept the Exchange
                             Offer must complete, sign and date the relevant accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Notes and any other required documentation to the relevant Exchange Agent at the address set forth in the Letter of Transmittal. The Letter of Transmittal should be used to tender Notes. By executing the Letter of Transmittal, each Holder will represent to the Company that, among other things, the Holder or the person receiving such New Notes, whether or not such person is the Holder, is acquiring the New Notes in the ordinary course of business and that neither the Holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such New Notes. In lieu of physical delivery of the certificates representing Notes, tendering Holders may transfer Notes pursuant to the procedure for book-entry transfer as set forth under "The Exchange Offer -- Procedures for Tendering."

Special Procedures for
Beneficial Owners..........  Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering its Notes, either make appropriate arrangements to register ownership of the Notes in such beneficial owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
  Procedures...............  Holders of Notes who wish to tender their Notes and whose Notes are not immediately available or who cannot deliver their Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Notes according to the guaranteed delivery procedures set forth in "The Exchange
                             Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders may be withdrawn at any time prior to 12:00 midnight, New York City time, on the Expiration Date pursuant to the procedures described under "The Exchange Offer -- Terms of the Exchange Offer."

Acceptance of Notes and
  Delivery of New Notes....  The Company will accept for exchange any and all
                             Notes that are properly tendered in the Exchange Offer prior to 12:00 midnight, New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Federal Income Tax
  Consequences.............  The issuance of the New Notes to Holders of the
                             Notes pursuant to the terms set forth in this Prospectus will not constitute an exchange for federal income tax purposes. Consequently, no gain or loss would be recognized by Holders of the Notes upon receipt of the New Notes. See "Certain Federal Income Tax Consequences of the Exchange Offer."

Use of Proceeds............  There will be no proceeds to the Company from the exchange of Notes pursuant to the Exchange Offer.

Effect on Holders of
Notes......................  As a result of the making of this Exchange Offer, the Company will have fulfilled certain of its obligations under the Registration Rights Agreement, and Holders of Notes who do not tender their Notes will generally not have any further registration rights under the Registration Rights Agreement or otherwise. Such Holders will continue to hold the un-tendered notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indentures, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer. All untendered Notes will continue to be subject to certain restrictions on transfer. Accordingly, if any Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered Notes could be adversely affected.

Exchange Agent.............  State Street Bank and Trust Company is serving as exchange agent in connection with the Exchange Offer. See "The Exchange Offer -- Exchange Agent."

                         SUMMARY OF TERMS OF NEW NOTES

     The form and terms of the New Notes are the same as the form and terms of the Notes (which they will replace) except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) the Holders of the New Notes generally will not be entitled to further registration rights under the Registration Rights Agreement, which rights generally will be satisfied when the Exchange Offer is consummated. The New Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture. See "Description of New Notes."

Securities Offered.........  $140.0 million in aggregate principal amount of
                             9 1/4% New Senior Subordinated Notes due 2008.

Maturity Date..............  March 15, 2008.

Interest Rate..............  The New Notes will bear interest at the rate of
                             9 1/4% per annum, payable semi-annually in cash on March 15 and September 15 of each year, commencing September 15, 1998.

Optional Redemption........  The New Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2003 in cash at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, thereon to the date of redemption. In addition, at any time prior to March 15, 2001, the Company may redeem up to 35% of the initially outstanding aggregate principal amount of New Notes at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of a Public Equity Offering (as defined); provided that, in each case, at least 65% of the initially outstanding aggregate principal amount of Notes remains outstanding immediately after the occurrence of any such redemption. See "Description of Notes--Optional Redemption."

Change of Control..........  Upon the occurrence of a Change of Control (as defined), each holder of New Notes will have the right to require the Company to repurchase all or any part of such holder's New Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase. See "Description of Notes--Repurchase at the Option of Holders--Change of Control." There can be no assurance that, in the event of a Change of Control, the Company would have sufficient funds to purchase all New Notes tendered. See "Risk Factors--Payment Upon a Change of Control."

Note Guarantees............  The New Notes will be fully and unconditionally guaranteed on a joint and several basis by all of the Company's existing and future wholly owned domestic subsidiaries with material operations (the "Subsidiary Guarantors").

Ranking....................  The New Notes will be general unsecured obligations of the Company, will rank subordinate in right of payment to all Senior Debt of the Company and senior or pari passu in right of payment to all existing and future subordinated indebtedness of the Company. The New Note Guarantees will be general unsecured obligations of the Subsidiary Guarantors, will rank subordinate in right of payment to all Senior Debt of the Subsidiary Guarantors and senior or pari passu in right of payment to all existing and future subordinated indebtedness of the Subsidiary Guarantors. The New Notes and the New Note Guarantees will be effectively subordinated to all indebtedness, including trade payables, of the Company's subsidiaries that are not Subsidiary Guarantors. As of December 31, 1997, on a pro forma basis, after giving effect to the Combination and the related financings and other transactions described herein, there would have been no Senior Debt outstanding. Upon the closing of the Offering, the Company entered into a $40.0 million revolving credit facility pursuant to which $4.9 million in letters of credit were issued as of the closing of the Offering. See "Risk Factors--Subordination."

Certain Covenants..........  The Indenture contains certain covenants that limit, among other things, the ability of the Company and its Restricted Subsidiaries to: (i) pay dividends, redeem capital stock or make certain other restricted payments or investments; (ii) incur additional indebtedness or issue preferred equity interests; (iii) merge, consolidate or sell all or substantially all of its assets; (iv) create liens on assets; and (v) enter into certain transactions with affiliates or related persons. See "Description of New Notes--Certain Covenants."

Form and Denomination......  The certificates representing the New Notes will be issued in fully registered form, deposited with a custodian for and registered in the name of a nominee of the Depositary in the form of a Global New Note certificate. Beneficial interests in the certificates representing the Global New Note will be shown on, and transfers thereof will be effected through, records maintained by the Depositary and its Participants. See "Book Entry, Delivery and Form."

Exchange Offer;
Registration Rights........  If any Holder of an aggregate of at least $2.0 million in principal amount of Notes notifies the Company within 20 business days of the consummation of the Exchange Offer that (A) such Holder is prohibited by law or SEC policy from participating in the Exchange Offer, or (B) such Holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a broker-dealer and holds Notes acquired directly from the Company or one of its respective affiliates, then the Company and the Subsidiary Guarantors will be required to provide a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Notes by the

                             Holders thereof. Notwithstanding the foregoing, at any time after consummation of the Exchange Offer, the Company may allow the Shelf Registration Statement to cease to be effective and usable if
                             (i) the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company, and the Company notifies the Holders within a certain period of time after the Board of Directors makes such determination, or (ii) the prospectus contained in the Shelf Registration Statement contains an untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company will pay certain liquidated damages to Holders of Notes and Holders of New Notes if the Company is not in compliance with its obligations under the Registration Rights Agreement. See "Exchange Offer; Registration Rights."

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER, SEE "RISK FACTORS."

            SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

     The following table sets forth summary unaudited pro forma consolidated balance sheet data of the Company at December 31, 1997 and summary unaudited pro forma consolidated income statement data of the Company for the year ended December 31, 1997. The pro forma consolidated balance sheet data at December 31, 1997 give effect to the Transactions and the Other Acquisitions as if they had occurred on December 31, 1997. The pro forma consolidated income statement data and other data for the year ended December 31, 1997 give effect to the Transactions and the Other Acquisitions as if they had occurred at the beginning of the period presented. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of APCOA," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Standard," the historical financial statements of APCOA, the unaudited pro forma financial statements of the Company, the historical financial statements of Standard and the related notes thereto included elsewhere herein.

                                                                   YEAR ENDED
                                                                DECEMBER 31, 1997
                                                              ---------------------
INCOME STATEMENT DATA:
  Parking services revenue..................................        $186,078
  Cost of parking services..................................         146,165
  General and administrative expenses.......................          20,045
  Depreciation and amortization.............................           7,498
                                                                    --------
  Operating income..........................................          12,370
  Interest expense, net.....................................          14,696
  Minority interest.........................................             321
  Income tax expense........................................             140
                                                                    --------
  Net income (loss).........................................        $ (2,787)
                                                                    ========
OTHER DATA:
  Gross customer collections................................        $948,612
  Pro forma EBITDA(1).......................................          19,868
  Capital expenditures......................................           3,249
  Ratio of earnings to fixed charges(2).....................             N/A

                                                              AT DECEMBER 31, 1997
                                                              ---------------------
BALANCE SHEET DATA:
  Cash and cash equivalents.................................        $ 61,173
  Working capital...........................................          37,531
  Total assets..............................................         216,594
  Total debt................................................         152,339
  Redeemable preferred stock................................          40,683
  Common stock subject to put/call rights(3)................           4,589
  Stockholders' equity (deficit)............................         (28,828)

------------------------------
(1) Pro forma EBITDA represents pro forma operating income plus pro forma depreciation and amortization. EBITDA is presented because management believes it is a widely accepted financial indicator used by certain investors and analysts to analyze and compare companies on the basis of operating performance. The Company understands that EBITDA is not intended to represent cash flow for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(2) For purposes of computing this ratio, earnings consist of income before income taxes and minority interest plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and one-third of the rent expense from operating leases, which management believes is a reasonable approximation of the interest factor of the rent. For the year ended December 31, 1997, on a pro forma basis, earnings were inadequate to cover fixed charges by $2.3 million.

(3) In accordance with the Stockholders Agreement (as defined below under "Certain Relationships and Related Party Transactions -- Stockholders Agreement"), the Company will be obligated under certain circumstances to repurchase shares of common stock issued in connection with the Combination. The amount reflected herein has been calculated based on the formula in the Stockholders Agreement calculated on a pro forma basis giving effect to the consummation of the Combination as of December 31, 1997. The Company will not be obligated to repurchase such common stock prior to the third anniversary of the consummation of the Combination.

                                  RISK FACTORS

     Holders of Notes should consider carefully the factors set forth below, as well as the other information set forth elsewhere in this Prospectus, before tendering Notes in the Exchange Offer. This Prospectus includes forward-looking statements, including statements concerning the Company's business strategy, operations, cost savings initiatives, economic performance, financial condition and liquidity and capital resources. Such statements are subject to various risks and uncertainties. The Company's actual results may differ materially from the results discussed in such forward-looking statements because of a number of factors, including those identified in this "Risk Factors" section and elsewhere in this Prospectus. See "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations of APCOA," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Standard" and "Business." The forward-looking statements are made as of the date of this Prospectus, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

SUBSTANTIAL LEVERAGE AND DEBT SERVICE REQUIREMENTS

     The Company is and will continue to be highly leveraged as a result of substantial indebtedness it has incurred in connection with the Transactions. After giving pro forma effect to the Transactions and the Other Acquisitions, the Company would have had total indebtedness of $152.3 million and a stockholders' deficit of $28.8 million as of December 31, 1997, and earnings would have been inadequate to cover fixed charges by $2.3 million for the year ended December 31, 1997. The Company may incur additional indebtedness in the future, subject to limitations imposed by the Indenture and the New Credit Facility. See "Capitalization," "Unaudited Pro Forma Combined Financial Statements," "The Transactions--The Combination" and "Description of Indebtedness."

     The Company's ability to make scheduled payments of principal of, or to pay interest on, or to refinance its indebtedness (including the New Notes) depends on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control. Based upon the current level of operations and anticipated growth, management of the Company believes that, together with available borrowings under the New Credit Facility, its cash flow and available cash will be adequate to meet the Company's anticipated future requirements for working capital, capital expenditures, scheduled payments of principal of and interest on its indebtedness, and interest on the New Notes. However, all or a portion of the principal payments at maturity on the New Notes may require refinancing. There can be no assurance that the Company's business will generate sufficient cash flow from operations or that future borrowings will be available in an amount sufficient to enable the Company to service its indebtedness, including the New Notes, or to make necessary capital expenditures, or that any refinancing would be available on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of APCOA--Liquidity and Capital Resources."

     The degree to which the Company is now leveraged and will continue to be leveraged following the Offering could have important consequences to holders of the New Notes, including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations will be required to be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional financing in the future could be limited and (iii) the Indenture and the New Credit Facility contain financial and restrictive covenants that limit the ability of the Company to, among other things, borrow additional funds, dispose of assets or pay cash dividends. Failure by the Company to comply with such covenants could result in an event of default, which, if not cured or waived, could have a material adverse effect on the Company.

SUBORDINATION

     The New Notes will be subordinated in right of payment to all Senior Debt, including the principal of or premium, if any, and interest on and all other amounts due on or payable in connection with Senior Debt. At December 31, 1997, on a pro forma basis after giving effect to the Transactions, the Company would have had no Senior Debt. However, the Company entered into a $40.0 million revolving credit facility pursuant to which $4.9 million in letters of credit were issued at Closing. The New Notes will rank subordinate in right of payment to borrowings under the revolving credit facility. By reason of such subordination, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of the Company or upon a default in payment with respect to, or the acceleration of, any Senior Debt, the holders of such Senior Debt must be paid in full before the holders of the New Notes may be paid. If the Company incurs any additional pari passu debt, the holders of such debt would be entitled to share ratably with the holders of the New Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of the Company. This may have the effect of reducing the amount of proceeds paid to holders of the New Notes. In addition, no payments may be made with respect to the principal of, premium and Liquidated Damages, if any, or interest on the New Notes if a payment default exists with respect to Senior Debt and, under certain circumstances, no payments may be made with respect to the principal of, premium and Liquidated Damages, if any, or interest on the New Notes for a period of up to 179 days if a non-payment default exists with respect to Senior Debt. In addition, the Indenture and the New Credit Facility permit the Company and its subsidiaries to incur additional debt, including Senior Debt, if certain conditions are met. See "Description of Notes--Subordination."

     All extensions of credit under the New Credit Facility to the Company will be secured, subject to certain exceptions, by all existing and after-acquired personal property of the Company and its subsidiaries, including all outstanding capital stock of the Company's subsidiaries, and any intercompany debt obligations, and all existing and after-acquired real property fee and leasehold interests and management contracts, subject to prohibitions in certain of such arrangements relating to collateral assignments. In the event of a default on secured indebtedness (whether as a result of the failure to comply with a payment or other covenant, a cross-default, or otherwise), the lenders under the New Credit Facility (the "Lenders") will have a prior secured claim on such assets. If such Lenders should attempt to foreclose on their collateral, the Company's financial condition and the value of the New Notes could be materially adversely affected. See "Description of Indebtedness."

     The Company has subsidiaries that are not guaranteeing the New Notes. Accordingly, the New Notes will be effectively subordinated to all existing and future liabilities, including trade payables, of such non-guaranteeing subsidiaries.

DEPENDENCE ON MANAGEMENT CONTRACTS AND LEASES

     The principal sources of the Company's revenues are management contracts and leases covering parking facilities. For the years ended December 31, 1996 and December 31, 1997, gross profits from management contracts accounted for 43.8% and 42.5%, respectively, of the Company's total gross profits, and for the years ended December 31, 1996 and December 31, 1997, gross profits from leased facilities accounted for 56.2% and 57.5%, respectively, of the Company's total gross profits. Under a management contract, the Company typically receives a base monthly fee for managing the property, and may also receive an incentive fee based on the achievement of facility revenues above a base amount. In some instances, the Company also receives certain fees for ancillary services. Typically, all of the underlying revenues and expenses under a management contract flow through to the property owner, not to the Company. Leases generally are for three to ten year terms. Certain of Standard's management contracts and leases contain provisions allowing the property owner to terminate such management contract or lease in the event of a transaction such as the Combination. There can be no assurance that property owners will not terminate such management contracts or leases upon consummation of the Combination, nor that any such terminations would not have a material adverse effect on the Company and its business, operations or financial condition. There also can be no assurance that the Company will be able to maintain or renew its management contracts and leases on favorable terms. In addition, because certain management contracts and leases are with state, local and quasi-governmental entities, changes to certain governmental entities' approaches to contracting regarding parking facilities could affect such contracts. The loss, or renewal on less favorable terms, of a substantial number of management contracts or leases could have a material adverse effect on the Company. In addition, a material reduction in the profit margins associated with ancillary services provided by the Company under its management contracts and leases, including increases in costs or claims associated with, or reductions in the number of clients purchasing, insurance provided by the Company, could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of APCOA," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Standard" and "Business--Insurance."

DEPENDENCE ON PROPERTY PERFORMANCE

     The Company's leases generally require the Company to make a fixed monthly lease payment regardless of the parking fees collected. Some management contracts provide for payment to the Company based on a percentage of revenues generated by the parking facility. Accordingly, the Company's revenues and net income are dependent on the performance of the parking facilities it leases and manages. Such performance depends, in part, on the ability to negotiate favorable contract terms, the ability to control operating expenses, financial conditions prevailing generally and in areas where parking facilities are located, the nature and extent of competitive parking facilities in the area, weather conditions at certain properties (particularly with respect to airports), government-mandated security measures at airport parking facilities and the real estate market generally. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of APCOA" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Standard."

EXPANSION OF BUSINESS; ABILITY TO INTEGRATE ACQUISITIONS

     Following the Combination, the Company will have to integrate Standard's and APCOA's businesses. While the Company believes that such integration provides significant opportunities to reduce costs, there can be no assurance that the Company will be able to meet performance expectations or successfully integrate these businesses on a timely basis without disruption in the quality and reliability of service to its customers or clients or diversion of management resources. In addition, while each of APCOA and Standard has made acquisitions successfully before, the Combination is substantially larger than any of such prior acquisitions. Further, the Company intends to expand its business by adding leases and management contracts and by acquiring additional parking management companies. The Company's growth will be directly affected by results of operations of added parking facilities, which will depend, in turn, upon the Company's ability to obtain suitable financing, contract terms, government licenses and approvals, and the competitive environment for acquisitions. In that regard, the nature of licenses and approvals, and the timing and likelihood of obtaining them, vary widely from state to state and from country to country. Some of the acquired operations may be located in geographic markets in which the Company has little or no presence. Successful integration and management of additional facilities will depend on a number of factors, many of which are beyond the Company's control. There can be no assurance that suitable acquisition candidates will be identified, that such acquisitions can be consummated, or that the acquired operations can be integrated successfully. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of APCOA--Liquidity and Capital Resources," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Standard--Liquidity and Capital Resources," "Business--Business Strategy and Competitive Advantages" and "--Regulation."

ENVIRONMENTAL AND OTHER REGULATIONS

     Under various federal, state, and local environmental laws, ordinances, and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, or in such property. Such laws typically impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In connection with the operation of parking facilities, the Company may be potentially liable for such costs. Although the Company is currently not aware of any material environmental claims pending or threatened against it or any of its operated parking facilities, no assurances can be given that a material environmental claim will not be asserted against the Company or against the parking facilities it operates. The cost of defending against claims of liability, or of remediating a contaminated property, could have a material adverse effect on the results of operations or financial condition of the Company.

     Various other governmental regulations affect the Company's operation of parking facilities, both directly and indirectly, including air quality laws, licensing laws and the Americans with Disabilities Act of 1990 (the "ADA"). Under the ADA, all public accommodations, including parking facilities, are required to meet certain federal requirements related to access and use by disabled persons. Although management believes that the parking facilities it operates are in substantial compliance with these requirements, a determination that the Company or the facility owner is not in compliance with the ADA could result in the imposition of fines or damage awards against the Company. See "Business--Regulation."

COMPETITION

     The parking industry is highly competitive with limited barriers to entry. The Company's competitors range from small single-lot operators to large regional and national multi-facility operators, and include municipal and other governmental entities. Some of the Company's present and potential competitors have or may obtain greater financial and marketing resources than those of the Company. Furthermore, the Company competes for qualified management personnel with other parking facility operators, with property management companies, and with property owners. The Company competes for acquisitions with other parking facility operators. There can be no assurance that the Company will not encounter increased competition for acquisitions in the future and that such competition will not have an adverse effect on the Company's ability to complete acquisitions or on prices paid for acquisitions. See "Business--Competition."

DEPENDENCE ON KEY PERSONNEL

     The Company's success is, and will continue to be, substantially dependent upon the continued services of the Company's management team.

     The loss of the services of one or more members of senior management could have a material adverse effect on the Company's financial condition and results of operations. Although the Company has entered into employment agreements with, and historically has been successful in retaining the services of, its senior management, there can be no assurance that the Company will be able to retain such personnel in the future. In addition, the Company's continued growth depends on the ability to attract and retain skilled operating managers and employees and the ability of its key personnel to manage the Company's growth and consolidate and integrate its operations. See "Management."

CONTROL BY PRINCIPAL STOCKHOLDER

     Following the consummation of the Transactions, Holberg Industries, Inc. ("Holberg") indirectly owns a majority of the issued and outstanding capital stock of the Company. See "Security Ownership of Certain Beneficial Holders and Management." Holberg has sufficient rights and/or voting power to elect the majority of the Board of Directors of the Company, and thereby exercise control over the business, policies and affairs of the Company, and, in general, determine the outcome of any corporate transaction or other matters submitted to stockholders for approval, such as any amendment to the certificate of incorporation of the Company (the "Certificate of Incorporation"), the authorization of additional shares of capital stock, and any merger, consolidation or sale of all or substantially all of the assets of the Company, all of which could adversely affect the Company and holders of the New Notes. See "Security Ownership of Certain Beneficial Holders and Management."

PAYMENT UPON A CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder of New Notes may require the Company to repurchase all or a portion of such holder's Notes at 101% of the principal amount of the New Notes, together with accrued and unpaid interest, if any, and Liquidated Damages, if any, to the date of repurchase. The Indenture requires that prior to such a repurchase, the Company must either repay all outstanding indebtedness under the New Credit Facility or obtain any required consent to such repurchase. If a Change of Control were to occur, the Company may not have the financial resources to repay all of its obligations under the New Credit Facility, the New Notes and the other indebtedness that would become payable upon such event. See "Description of New Notes--Repurchase at the Option of Holders--Change of Control."

FRAUDULENT CONVEYANCE RISKS

     Management of the Company believes that the indebtedness represented by the New Notes is being incurred for proper purposes and in good faith, and that, based on present forecasts, asset valuations and other financial information, after the consummation of the Transactions, the Company will be solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. See "--Substantial Leverage and Debt Service Requirements." Notwithstanding management's belief, however, if a court of competent jurisdiction in a suit by an unpaid creditor or a representative of creditors (such as a trustee in bankruptcy or a debtor-in-possession) were to find that, at the time of the incurrence of such indebtedness, the Company was insolvent, was rendered insolvent by reason of such incurrence, was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, or intended to hinder, delay or defraud its creditors, and that the indebtedness was incurred for less than reasonably equivalent value, then such court could, among other things, (i) void all or a portion of the Company's obligations to the holders of the New Notes, the effect of which would be that the holders of the New Notes may not be repaid in full and/or (ii) subordinate the Company's obligations to the holders of the New Notes to other existing and future indebtedness of the Company to a greater extent than would otherwise be the case, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the New Notes.

     The Company's obligations under the New Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis, by each of the Subsidiary Guarantors. Management of the Company believes that indebtedness represented by the New Note Guarantees is being incurred by the Subsidiary Guarantors for proper purposes and in good faith, and that, based on present forecasts, asset valuations and other financial information, after consummation of the Transactions, each of the Subsidiary Guarantors will be solvent, will have sufficient capital for carrying on its business, and will be able to pay its debts as they mature. See "--Substantial Leverage and Debt Service Requirements." Notwithstanding management's belief, however, if a court of competent jurisdiction in a suit by an unpaid creditor or a representative of creditors (such as a trustee in bankruptcy or a debtor-in-possession) were to find that, at the time of the incurrence of such indebtedness, the Subsidiary Guarantors were insolvent, were rendered insolvent by reason of such incurrence, were engaged in a business or transaction for which their remaining assets constituted unreasonably small capital, intended to incur, or believed that they would incur, debts beyond their ability to pay such debts as they matured, or intended to hinder, delay or defraud their creditors, and that the indebtedness was incurred for less than reasonably equivalent value, then such court could, among other things, (i) void all or a portion of such Subsidiary Guarantors' obligations to the holders of the New Notes, the effect of which would be that the holders of the New Notes may not be repaid in full or at all and/or (ii) subordinate such Subsidiary Guarantors' obligations to the holders of the New Notes to other existing and future indebtedness of such Subsidiary Guarantors, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the New Notes. Among other things, a legal challenge to a New Note Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Subsidiary Guarantors as a result of the issuance by the Company of the New Notes.

ABSENCE OF PUBLIC MARKET FOR THE NEW NOTES; RESTRICTIONS ON TRANSFERS

     The Notes are currently owned by a relatively small number of beneficial owners. The Notes have not been registered under the Exchange Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the New Notes. The New Notes will constitute a new issue of securities with no established trading market. Although the New Notes will generally be permitted to be resold or otherwise transferred by Holders who are not affiliates of the Company without compliance with the registration requirements under the Securities Act, the Company does not intend to list the New Notes on any securities exchange or to seek admission thereof to trading in the National Association of Securities Dealers Automated

Quotation System. Although DLJ and First Chicago have advised the Company that they currently intend to make a market in the New Notes, they are not obligated to do so and may discontinue such market making at any time without notice. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may be discontinued at any time. In addition, such market making activity will be subject to the limits imposed by the Exchange Act. See "Description of New
Notes -- Registration Rights; Liquidated Damages." Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes.

COMPLIANCE WITH EXCHANGE OFFER PROCEDURES; RESTRICTIONS ON RESALES

     Issuance of the New Notes in exchange for Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, Holders of the Notes desiring to tender such Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Notes for exchange. Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, the registration rights under the Registration Rights Agreement generally will terminate. In addition, any Holder of Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale. Each broker-dealer that receives New Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with the initial resale of such New Notes. To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Notes could be adversely affected. See "The Exchange Offer."

FORWARD-LOOKING STATEMENTS

     This Prospectus includes forward-looking statements, including statements concerning the Company's business strategy, operations, cost savings initiatives, economic performance, financial condition and liquidity and capital resources. Such statements are subject to various risks and uncertainties. The Company's actual results may differ materially from the results discussed in such forward-looking statements because of a number of factors, including those identified in the sections of this Prospectus captioned "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations of APCOA," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Standard" and "Business." Forward-looking statements are made as of the date of this Prospectus, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

                               THE EXCHANGE OFFER

     The following discussion sets forth or summarizes what the Company believes are the material terms of the Exchange Offer, including those set forth in the Letter of Transmittal distributed with this Prospectus. This summary is qualified in its entirety by reference to the full text of the documents underlying the Exchange Offer, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part, and are incorporated by reference herein.

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Notes were sold by the Company on March 25, 1998, and were subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act, to institutional investors that are accredited investors in a manner exempt from registration under the Securities Act and to certain persons in transactions outside the United States in reliance on Regulation S under the Securities Act. In connection with the Offering, the Company entered into the Registration Rights Agreement, which requires, among other things, that promptly following the completion of the Offering, the Company and the Subsidiary Guarantors (i) file with the SEC a registration statement under the Securities Act with respect to an issue of new Notes of the Company identical in all material respects to the Notes, (ii) use their best efforts to cause such registration statement to become effective under the Securities Act and (iii) upon the effectiveness of that registration statement, offer to the Holders of the Notes the opportunity to exchange their Notes for a like principal amount of New Notes, which would be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The term "Holder" with respect to the Exchange Offer means any person in whose name the Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

     Because the Exchange Offer is for any and all Notes, the number of Notes tendered and exchanged in the Exchange Offer will reduce the principal amount of Notes outstanding. Following the consummation of the Exchange Offer, Holders of the Notes who did not tender their Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Notes could be adversely affected. The Notes are currently eligible for sale pursuant to Rule 144A through the PORTAL System of the National Association of Securities Dealers, Inc. Because the Company anticipates that most holders of Notes will elect to exchange such Notes for New Notes due to the absence of restrictions on the resale of New Notes under the Securities Act, the Company anticipates that the liquidity of the market for any Notes remaining after the consummation of the Exchange Offer may be substantially limited.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Notes validly tendered and not withdrawn prior to 12:00 midnight, New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Notes pursuant to the Exchange Offer. However, Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the New Notes are the same as the form and terms of the Notes except that (i) the New Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the New Notes generally will not be entitled to certain rights under the Registration Rights Agreement, which rights generally will terminate upon consummation of the Exchange Offer. The New Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indentures.

     Holders of Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the

Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder, including Rule 14e-1 thereunder.

     The Company shall be deemed to have accepted validly tendered Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agents. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the New Notes from the Company.

     If any tendered Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 12:00 midnight, New York City time,
on             , 1998, unless the Company, in its sole discretion, extends the
Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     To extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice, followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, in its reasonable judgment, (i) to delay accepting any Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer for five to ten business days if the Exchange Offer would otherwise expire during such five to ten business-day period.

     If the Company does not consummate the Exchange Offer, or, in lieu thereof, the Company does not file and cause to become effective a resale shelf registration for the New Notes within the time periods set forth herein, liquidated damages will accrue and be payable on the New Notes either temporarily or permanently. See "Description of New Notes -- Registration Rights; Liquidated Damages."

INTEREST ON NEW NOTES

     The New Notes will bear interest from March 25, 1998, the date of issuance of the Notes that are tendered in exchange for the New Notes (or the most recent Interest Payment Date to which interest on such Notes has been paid). Accordingly, Holders of Notes that are accepted for exchange will not receive interest that is accrued but unpaid on the Notes at the time of tender, but such interest will be payable on the first Interest Payment Date after the Expiration Date. Interest on the New Notes will be payable semiannually on each March 15 and September 15, commencing on September 15, 1998.

PROCEDURES FOR TENDERING

     Only a Holder of Notes may tender such Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must complete, sign and date the relevant Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Notes and any other required documents, to the Exchange Agent so as to be received by the Exchange Agent at the address set forth below prior to 12:00 midnight, New York City time, on the Expiration Date. The Letter of Transmittal must be used to tender Notes. Delivery of the Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     By executing the Letter of Transmittal, each Holder will make to the Company the representation set forth below in the second paragraph under the heading "-- Resale of New Notes."

     The tender by a Holder and the acceptance thereof by the Company will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf.

     Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered Holder of any Notes listed therein, such Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that each Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Notes at the Depository for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Depository's system may make book-entry delivery of the Notes by causing the Depository to transfer such Notes into the Exchange Agent's account with respect to the Notes in accordance with the Depository's procedures for such transfer. Although delivery of the Notes may be effected through book-entry transfer into the Exchange Agent's account at the Depository, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Depository does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Notes and withdrawal of tendered Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Notes not properly tendered or any Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Notes, none of the Company, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Notes and (i) whose New Notes are not immediately available, (ii) who cannot deliver their Notes, the Letter of Transmittal or any other required documents to the relevant Exchange Agent or
(iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the relevant Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Notes and the principal amount of Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificates(s) representing the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Depository) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Notes in proper form for transfer (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Depository) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWALS OF TENDERS

     Except as otherwise provided herein, tenders of Notes may be withdrawn at any time prior to 12:00 midnight New York City time, on the Expiration Date.

     To withdraw a tender of Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 12:00 midnight New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Notes to be withdrawn (the "Depositor"), (ii) identify the Notes to be withdrawn (including the certificate number(s) and principal amount of such Notes, or, in the case of Notes transferred by book-entry transfer, the name and number of the account at the Depository to be credited), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Notes register the transfer of such Notes into the name of the person withdrawing the tender, and
(iv) specify the name in which any such Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time or receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for purposes of the

Exchange Offer and no New Notes will be issued with respect thereto unless the Notes so withdrawn are validly retendered. Any Notes which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or to exchange New Notes for, any Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Notes, if any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company.

     If the Company determines in its reasonable judgment that any of the conditions are not satisfied, the Company may (i) refuse to accept any Notes and return all tendered Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Notes (see "Withdrawals of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business-day period.

EXCHANGE AGENT

     State Street Bank & Trust Company will act as Exchange Agent for the Exchange Offer with respect to the Notes (the "Exchange Agent").

     Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal for the Notes and requests for copies of Notice of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

            By Mail               By Facsimile Transmission:     By Hand or Overnight Courier:
 (registered or certified mail          (617) 664-5395
         recommended):
                                                                     State Street Bank and
     State Street Bank and           Confirm by Telephone                Trust Company
         Trust Company             or for Information Call:       Corporate Trust Department
  Corporate Trust Department            (617) 664-5587                     4th floor
         P.O. Box 778                 Attn: Kellie Mullen           Two International Place
     Boston, MA 02102-0078                                             Boston, MA 02110

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone, facsimile or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustees, filing fees, blue sky fees and printing and distribution expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of the Notes pursuant to the Exchange Offer. If, however, certificates representing the New Notes or the Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Notes tendered, or if tendered Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Notes, which is the aggregate principal amount in the case of the Notes, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

RESALE OF NEW NOTES

     Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any Holder of such New Notes (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such New Notes. Any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes may not rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) and Morgan Stanley & Co., Incorporated (available June 5, 1991), or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holder's information required by Item 507 or 508 of Regulation S-K of the Securities Act, as applicable. Each broker-dealer that receives New Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

     By tendering in the Exchange Offer, each Holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is a Holder, (ii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes and (iii) the Holder and such other person acknowledge that if they participate in the Exchange Offer for the purpose of distributing the New Notes (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such Holder incurring liability under the Securities Act for which such Holder is not indemnified by the Company. Further, by tendering in the Exchange Offer, each Holder that may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company will represent to the Company that such Holder understands and acknowledges that the New Notes may not be offered for resale, resold or otherwise transferred by that Holder without registration under the Securities Act or an exemption therefrom.

     As set forth above, affiliates of the Company are not entitled to rely on the foregoing interpretations of the staff of the SEC with respect to resales of the New Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. In connection with the Offering, the Company entered into the Registration Rights Agreement pursuant to which the Company agreed to file and maintain, subject to certain limitations, a registration statement that would allow DLJ and First Chicago to engage in market-making transactions with respect to the Notes or the New Notes. The Company has agreed to bear all registration expenses incurred under such agreement, including printing and distribution expenses, reasonable fees of counsel, blue sky fees and expenses, reasonable fees of independent accountants in connection with the preparation of comfort letters, and SEC and the National Association of Securities Dealers, Inc. filing fees and expenses.

CONSEQUENCES OF FAILURE TO EXCHANGE

     As a result of the making of this Exchange Offer, the Company will have fulfilled one of its obligations under the Registration Rights Agreement, and Holders of Notes who do not tender their Notes generally will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any Holder of Notes that does not exchange that Holder's Notes for New Notes will continue to hold the untendered Notes and will be entitled to all the rights and limitations applicable thereto under the Indentures, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

     The Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (iv) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), or (vi) to an institutional accredited investor in a transaction exempt from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. See "Risk Factors--Absence of Public Market for the New Notes; Restrictions on Transfer."

OTHER

     Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     The Company may in the future seek to acquire untendered Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plans to acquire any Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Notes.

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to Holders. Certain Holders of the Notes (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. Each Holder of a Note should consult his, her or its own tax advisor as to the particular tax consequences of exchanging such Holder's Notes for New Notes, including the applicability and effect of any state, local or foreign tax laws.

     The issuance of the New Notes to Holders of the Notes pursuant to the terms set forth in this Prospectus will not constitute an exchange for federal income tax purposes. Consequently, no gain or loss would be recognized by Holders of the Notes upon receipt of the New Notes, and ownership of the New Notes will be considered a continuation of ownership of the Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the New Notes, a Holder's basis in the New Notes should be the same as such Holder's basis in the Notes exchanged therefor. A Holder's holding period for the New Notes should include the Holder's holding period for the Notes exchanged therefor. The issue price and other tax characteristics of the New Notes should be identical to the issue price and other tax characteristics of the Notes exchanged therefor.

     See also "Description of Certain Federal Income Tax Consequences."

                                THE TRANSACTIONS

     In connection with the Combination, the Company: (i) consummated the Offering, (ii) received the Preferred Stock Contribution, and (iii) entered into the New Credit Facility. The Offering, the Preferred Stock Contribution and the New Credit Facility, collectively, will be referred to herein as the "Financing." The Combination and the Financing will collectively be referred to as the "Transactions." See "Description of Indebtedness."

THE COMBINATION

     Pursuant to the Combination Agreement, dated as of January 15, 1998 (the "Combination Agreement"), by and among Myron C. Warshauer, Stanley Warshauer, Steven A. Warshauer, Dosher Partners, L.P., a Delaware limited partnership, SP Parking Associates, an Illinois general partnership, and SP Associates, an Illinois general partnership (collectively, "Standard Owners") and APCOA, APCOA has, subject to the terms and conditions contained in the Combination Agreement, acquired all of the outstanding capital stock, partnership and other equity interests of Standard Parking Corporation, an Illinois corporation; Standard Auto Park, Inc., an Illinois corporation; Standard Parking Corporation MW, an Illinois corporation; Standard Parking, L.P., a Delaware limited partnership; Standard Parking Corporation IL, an Illinois corporation; and Standard/Wabash Parking Corporation, an Illinois corporation (all such interests collectively, "Standard") for consideration consisting of $65.0 million in cash, 16% of the common stock of the Company ("Company Common Stock") outstanding as of January 15, 1998 and the assumption of certain liabilities. In addition, following the Combination, APCOA paid to the Standard Owners $2.8 million, generally representing Standard's earnings through the date of the Combination and Standard's cash on hand at such time. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of APCOA--Pro Forma Liquidity and Capital Resources."

     Pursuant to the Combination Agreement, the Company executed certain agreements including (a) a stockholders agreement among the stockholders of the Company, (b) an escrow agreement among the Company and the Standard Owners, (c) an employment agreement between the Company and Myron C. Warshauer, and (d) a consulting agreement between the Company and Sidney Warshauer.

     The Combination Agreement contains customary representations and warranties by the parties which generally survive for a period of two years after the consummation of the Combination. The Standard Owners and APCOA have agreed to indemnify each other for any loss resulting from such party's breach of a representation, warranty or covenant made by such party; provided, however, that such indemnity is limited, in the aggregate, to a basket of $2.0 million and is limited to a cap of $10.0 million, except for an indemnity by the Standard Owners related to taxes which shall not be subject to such limitations.

THE FINANCING

     In addition to the Offering, the Financing consisted of the following:

     The Preferred Stock Contribution. In connection with the Combination, AP Holdings, Inc. ("AP Holdings"), a Delaware corporation and the parent of APCOA, contributed $40.7 million of cash to the Company (the "Preferred Stock Contribution") in exchange for $40.7 million of new preferred stock of the Company. The Preferred Stock Contribution was financed through AP Holdings' sale of $40.7 million in gross proceeds of its debt securities, the fees and expenses of which were borne by APCOA.

     The New Credit Facility. Upon the closing of the Offering, the Company entered into a $40.0 million secured revolving credit facility (the "New Credit Facility") with The First National Bank of Chicago (the "Agent"). Borrowings under the New Credit Facility bear interest at variable rates based, at the Company's option, either on LIBOR, the federal funds rate, or the Agent's base rate. See "Description of Indebtedness--New Credit Facility."

                                USE OF PROCEEDS
                             (DOLLARS IN MILLIONS)

     The net proceeds from the Offering (after deducting discounts and commissions and estimated expenses), together with the Preferred Stock Contribution, were used by the Company: (i) to fund the cash portion of the consideration payable in connection with the Combination; (ii) to repay certain indebtedness; (iii) for general corporate purposes, including working capital needs and future acquisitions; (iv) to redeem preferred stock held by Holberg; and (v) to pay fees and expenses in connection with the Transactions. The existing indebtedness repaid in connection with the Offering included approximately $40.7 million of borrowings under APCOA's then-existing credit facility and approximately $0.35 million of borrowings under Standard's then-existing credit facility. See "Certain Relationships and Related Party Transactions."

                                 CAPITALIZATION
                             (DOLLARS IN THOUSANDS)

     The following table sets forth the actual cash and cash equivalents and capitalization of the Company as of December 31, 1997 and on a pro forma basis, adjusted to reflect the Transactions and the Other Acquisitions, and in each case on a consolidated basis. This table should be read in conjunction with the historical financial statements of APCOA and the related notes thereto, the historical financial statements of Standard and the related notes thereto and the unaudited pro forma financial statements of the Company and the related notes thereto, each included elsewhere herein. See "The Transactions."

                                                              AS OF DECEMBER 31, 1997
                                                              -----------------------
                                                               ACTUAL      PRO FORMA
                                                              ---------    ----------
Cash and cash equivalents(1)................................  $  3,322      $ 61,173
                                                              ========      ========
Long-term debt (including current portion):
  Existing bank debt........................................  $ 29,529      $     --
  New Credit Facility(2)....................................        --            --
  9 1/4% Senior Subordinated Notes due 2008.................        --       140,000
  Other debt................................................     8,754        12,339
                                                              --------      --------
     Total long-term debt...................................    38,283       152,339
Redeemable preferred stock..................................     8,728        40,683
Common stock subject to put/call rights(3)..................        --         4,589
Stockholders' equity (deficit):
  Common stock and additional paid-in capital...............    17,206        13,412
  Retained earnings (deficit)...............................   (39,465)      (42,240)
                                                              --------      --------
     Total stockholders' equity (deficit)...................   (22,259)      (28,828)
                                                              --------      --------
          Total capitalization..............................  $ 24,752      $168,783
                                                              ========      ========

------------------------------
(1) As a result of anticipated normal fluctuations in working capital, the Company had approximately $7.5 million less in cash and cash equivalents at Closing than indicated above.

(2) Following the Closing, $40.0 million is available under the New Credit Facility for working capital and general corporate purposes, including the issuance of letters of credit, $4.9 million of which were issued at Closing, subject to the achievement of certain financial ratios and compliance with certain conditions. See "Description of Indebtedness--New Credit Facility."

(3) In accordance with the Stockholders Agreement (as defined below under "Certain Relationships and Related Party Transactions--Stockholders Agreement"), the Company will be obligated under certain circumstances to repurchase shares of common stock issued in connection with the Combination. The amount reflected herein has been calculated based on the formula in the Stockholders Agreement calculated on a pro forma basis giving effect to the consummation of the Combination as of December 31, 1997. The Company will not be obligated to repurchase such common stock prior to the third anniversary of the consummation of the Combination.

                  SELECTED HISTORICAL FINANCIAL DATA OF APCOA
                             (DOLLARS IN THOUSANDS)

     The following table presents selected historical consolidated financial data of APCOA at and for the fiscal years 1993, 1994, 1995, 1996 and 1997 which have been derived from the audited financial statements of APCOA, audited by Ernst & Young LLP. The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of APCOA" and the historical consolidated financial statements of APCOA and the notes thereto included elsewhere herein.

                                                            YEAR ENDED DECEMBER 31,
                                              ----------------------------------------------------
                                                1993       1994       1995       1996       1997
INCOME STATEMENT DATA:
  Parking services revenue..................  $150,280   $148,398   $141,540   $135,752   $115,676
  Cost of parking services..................   132,598    129,175    120,215    113,501     92,818
  General and administrative expenses.......    10,712     10,879     12,121     13,017     13,528
  Depreciation and amortization.............     8,486      8,749      8,772      4,888      3,767
                                              --------   --------   --------   --------   --------
  Operating income (loss)...................    (1,516)      (405)       432      4,346      5,563
  Interest expense, net.....................     2,021      2,350      2,705      2,877      3,243
  Other expense.............................       500        125         --         --         --
  Minority interest.........................       496        850        604        424        321
  Income tax expense........................       126        169        240        106        140
                                              --------   --------   --------   --------   --------
  Net income (loss).........................  $ (4,659)  $ (3,899)  $ (3,117)  $    939   $  1,859
                                              ========   ========   ========   ========   ========
OTHER DATA:
  Gross customer collections................  $352,466   $389,556   $408,952   $430,696   $476,183
  Capital expenditures......................     1,577      2,002      2,782      2,552      2,757
  Ratio of earnings to fixed charges(1).....       N/A        N/A        N/A        1.3x       1.5x
  Number of managed locations...............       173        197        227        207        318
  Number of leased locations................       232        223        260        243        252
  Number of total locations.................       405        420        487        450        570
  Number of parking spaces..................   268,000    235,000    226,000    225,000    273,000

BALANCE SHEET DATA (AT END OF PERIOD):
  Cash and cash equivalents.................  $  2,197   $  2,021   $  2,551   $  2,532   $  3,322
  Working capital (deficiency)..............   (24,065)   (20,795)   (20,990)   (19,455)   (17,059)
  Total assets..............................    52,788     51,544     51,605     52,823     59,095
  Total debt................................    24,829     27,700     30,461     32,795     38,283
  Redeemable preferred stock................     6,000      6,330      7,045      7,841      8,728
  Stockholders' equity (deficit)............   (14,137)   (19,542)   (23,374)   (23,231)   (22,259)

(1) For purposes of computing this ratio, earnings consist of income before income taxes and minority interest plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and one-third of the rent expense from operating leases, which management believes is a reasonable approximation of the interest factor of the rent. For the years ended December 31, 1993, 1994 and 1995, earnings were inadequate to cover fixed charges by $4,037, $2,880 and $2,273, respectively.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
           OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF APCOA

     The following discussion of APCOA's results of operations should be read in conjunction with the consolidated financial statements of APCOA and the notes thereto included elsewhere herein.

OVERVIEW

     APCOA operates facilities under two types of arrangements: management contracts and leases. APCOA does not own any parking facilities and, as a result, APCOA assumes few of the risks of real estate ownership. Under a management contract, APCOA typically receives a base monthly fee for managing the property, and may also receive an incentive fee based on the achievement of facility revenues above a base amount. In some instances, APCOA also receives certain fees for ancillary services. Typically, all of the underlying revenues, expenses and capital expenditures under a management contract flow through to the property owner, not to APCOA. Under lease arrangements, APCOA generally pays to the property owner either a fixed annual rental, a percentage of gross customer collections or a combination thereof. APCOA collects all revenues under lease arrangements and is responsible for most operating expenses, but it is typically not responsible for major maintenance or capital expenditures. As of December 31, 1997, the Company (giving effect to the Combination and the Other Acquisitions) operated approximately 72% of its approximately 1,100 parking facilities under management contracts and approximately 28% under leases.

     Gross customer collections. Gross customer collections consist of gross receipts collected at all leased and managed properties, including unconsolidated affiliates.

     Parking services revenue--leases. Lease parking services revenues consist of all revenues received at a leased facility.

     Parking services revenue--management contracts. Management contract revenues consist of management fees, including both fixed and revenue-based, and fees for ancillary services such as accounting, equipment leasing, consulting, and other value-added services with respect to managed locations, but exclude gross customer collections at such locations. Management contracts generally provide APCOA a management fee regardless of the operating performance of the underlying facility.

     Cost of parking services--leases. Cost of parking services under lease arrangements consist of (i) contractual rental fees paid to the facility owner and (ii) all operating expenses incurred in connection with operating the leased facility. Contractual fees paid to the facility owner are based on either a fixed contractual amount or a percentage of gross revenue, or a combination thereof. Generally under a lease arrangement, APCOA is not responsible for major capital expenditures or property taxes.

     Cost of parking services--management contracts. Cost of parking services under management contracts are generally passed through to the facility owner. Most management contracts have no cost of parking services related to them as all costs are reimbursable to APCOA by the client. Several APCOA contracts, however, require APCOA to pay for certain costs which are offset by larger management fees. These contracts tend to be large airport properties with high cost structures.

     General and administrative expenses. General and administrative expenses include primarily salaries, wages, travel and office related expenses for the headquarters and field employees.

SUMMARY OF OPERATING FACILITIES

     Pursuant to the terms of the Combination Agreement, APCOA paid to the Standard Owners $65.0 million in cash and 16.0% of the Company Common Stock outstanding as of January 15, 1998. In addition to the Combination, APCOA completed four acquisitions since January 1, 1997, as follows: (i) Colonial Richmond (March 1, 1997); (ii) Metropolitan Parking (June 1, 1997); (iii) the remaining 50% interest in APCOA Limited (November 1, 1997); and (iv) Dixie Parking (January 22, 1998). In addition, APCOA has entered into a binding letter of intent with respect to the acquisition of the remaining 76% interest in Executive Parking Industries LLC ("EPI") not currently owned by APCOA (such proposed acquisition, together with the four completed acquisitions described above, the "Other Acquisitions"). The Other Acquisitions will contribute 233 additional parking locations.

     The following table reflects the Company's facilities at the end of the periods indicated taking into consideration the Combination and the Other Acquisitions, on a pro forma basis:

                                                                   FISCAL YEAR
                                                              ---------------------
                                                              1995    1996    1997
Managed facilities:
  APCOA.....................................................  227     207       263
  Standard..................................................  233     295       344
  Other Acquisitions........................................  N/A     N/A       187
                                                              ---     ---     -----
     Combined...............................................  460     502       794
Leased facilities:
  APCOA.....................................................  260     243       227
  Standard..................................................   32      32        35
  Other Acquisitions........................................  N/A     N/A        46
                                                              ---     ---     -----
     Combined...............................................  292     275       308
                                                              ---     ---     -----
Total facilities............................................  752     777     1,102
                                                              ===     ===     =====
Contract retention rate.....................................  96%     96%       96%

RESULTS OF OPERATIONS

     APCOA has made a strategic decision to pursue management contracts primarily because its target client base generally prefers such arrangements and, therefore, management believes that there are greater growth opportunities in this area.

     APCOA does not believe that an analysis of margins is a meaningful indicator of operating performance with respect to management contracts because the cost of parking services in connection with the provision of management services is generally paid by the clients. Similarly, APCOA does not believe that an analysis of margins is a meaningful indicator of operating performance with respect to lease arrangements because margins are significantly impacted by variables other than operating performance, such as the ability to charge higher parking rates in different cities and widely varying space utilization by parking facility type.

     The following table sets forth, for the periods indicated, APCOA's results of operations expressed in thousands of dollars:

                                                               FISCAL YEAR
                                                     --------------------------------
                                                       1995        1996        1997
Gross customer collections.........................  $408,952    $430,696    $476,183
                                                     ========    ========    ========
Parking services revenue:
  Lease contracts..................................  $128,745    $120,286    $ 99,594
  Management contracts.............................    12,795      15,466      16,082
                                                     --------    --------    --------
                                                      141,540     135,752     115,676
Cost of parking services:
  Lease contracts..................................   113,337     104,718      83,327
  Management contracts.............................     6,878       8,783       9,491
                                                     --------    --------    --------
                                                      120,215     113,501      92,818
General and administrative expenses................    12,121      13,017      13,528
Depreciation and amortization......................     8,772       4,888       3,767
                                                     --------    --------    --------
Operating income...................................  $    432    $  4,346    $  5,563
                                                     ========    ========    ========

  FISCAL 1997 COMPARED TO FISCAL 1996

     Gross customer collections. Gross customer collections increased $45.5 million, or 10.6%, to $476.2 million in fiscal 1997 from $430.7 million in fiscal 1996. This increase resulted primarily from the net addition of 120 leased and managed locations, as well as a combination of rate increases and higher utilization of parking spaces at existing facilities.

     Parking services revenue--leases. Lease revenue decreased $20.7 million, or 17.2%, to $99.6 million in fiscal 1997 from $120.3 million in fiscal 1996. This decrease resulted from the loss of an airport lease ($31.7 million) partially offset by improvements at other lease facilities ($6.9 million) and new leases acquired in connection with the Other Acquisitions ($4.1 million).

     Parking services revenue--management contracts. Management contract revenue increased $0.6 million, or 4.0%, to $16.1 million in fiscal 1997 from $15.5 million in fiscal 1996. This increase resulted primarily from increased revenues at existing facilities ($0.4 million) and new contracts acquired in connection with the Other Acquisitions ($1.1 million), offset by APCOA's Los Angeles facilities that were contributed to EPI ($0.9 million).

     Cost of parking services--leases. Cost of parking for leases decreased $21.4 million, or 20.4%, to $83.3 million in fiscal 1997 from $104.7 million in fiscal 1996. The reduction in cost of parking services leases was due to the loss of a large airport lease ($31.2 million) partially offset by increases in costs at existing lease locations ($6.6 million) and new leases acquired in connection with the Other Acquisitions ($3.8 million).

     Cost of parking services--management contracts. Cost of parking for management contracts increased $0.7 million, or 8.1%, to $9.5 million in fiscal 1997 from $8.8 million in fiscal 1996. Most management contracts have no cost of parking services related to them as all costs are reimbursable to APCOA. However, several contracts (primarily large airport properties), require APCOA to pay for certain costs which are offset by larger management fees. The increase in cost of parking for management contracts was related to growth at two airport facilities ($0.8 million), costs related to new management contracts and the acquisition of Metropolitan in June 1997 ($0.4 million), offset by APCOA's Los Angeles facilities that were contributed to EPI ($0.5 million).

     General and administrative expenses. General and administrative expenses increased $0.5 million, or 3.9%, to $13.5 million in fiscal 1997 from $13.0 million in fiscal 1996. This increase was primarily a result of inflation.

     Depreciation and amortization expense. Depreciation and amortization expense decreased $1.1 million, or 22.9%, to $3.8 million in fiscal 1997 from $4.9 million in fiscal 1996. This decrease resulted primarily from the declining balance of the leasehold contracts which were amortized over seven years. The leasehold contracts were recorded in 1989 at their fair value in connection with the acquisition of APCOA by Holberg.

  FISCAL 1996 COMPARED TO FISCAL 1995

     Gross customer collections. Gross customer collections increased $21.7 million, or 5.3%, to $430.7 million in fiscal 1996 from $409.0 million in fiscal 1995. This increase resulted primarily from a combination of rate increases and higher utilization of parking spaces at existing facilities.

     Parking services revenue--leases. Lease revenue decreased $8.4 million, or 6.6%, to $120.3 million in fiscal 1996 from $128.7 million in fiscal 1995. This decrease resulted from a strategic shift from leases to management contracts, particularly the conversion of one large airport lease ($10.7 million). This decrease was partially offset by growth in existing revenues at other locations ($2.3 million).

     Parking services revenue--management contracts. Management contract revenue increased $2.7 million, or 20.9%, to $15.5 million in fiscal 1996 from $12.8 million in fiscal 1995. This increase resulted from the conversion of one large lease to a management contract ($0.2 million), significant growth at two large airports ($1.4 million) and the increased revenues at existing facilities primarily as a result of rate increases ($1.1 million).

     Cost of parking services--leases. Cost of parking for leases decreased $8.6 million, or 7.6%, to $104.7 million in fiscal 1996 from $113.3 million in fiscal 1995. The reduction in cost of parking services for leases is primarily related to the conversion of one airport lease to a management contract ($10.4 million).

     Cost of parking services--management contracts. Cost of parking for management contracts increased $1.9 million, or 27.7%, to $8.8 million in fiscal 1996 from $6.9 million in fiscal 1995. The increase in cost of parking services for management contracts reflects the significant growth at two airport facilities ($0.9 million), and additional costs at other management accounts ($1.0 million).

     General and administrative expenses. General and administrative expenses increased $0.9 million, or 7.4%, to $13.0 million in fiscal 1996 from $12.1 million in fiscal 1995. This increase was primarily a result of additions to the airport administrative staff designed to stimulate growth in that segment.

     Depreciation and amortization. Depreciation and amortization expenses decreased $3.9 million, or 44.3%, to $4.9 million in fiscal 1996 from $8.8 million in fiscal 1995. This decrease resulted primarily from the declining balance of the leasehold contracts which were amortized over seven years. The leasehold contracts were recorded in 1989 at their fair value in connection with the acquisition of APCOA by Holberg.

HISTORICAL LIQUIDITY AND CAPITAL RESOURCES

     As a result of day-to-day activity at the parking locations, APCOA collects significant amounts of cash. Under lease contracts, this revenue is deposited into APCOA's bank account, with a portion remitted to the clients in the form of rental payments according to the terms of the leases. Under management contracts, some clients require APCOA to deposit the daily receipts into an APCOA bank account while others require the deposit into a client account. The locations with revenues deposited into the APCOA banks result in the Company operating with a negative working capital. This negative working capital arises from the liability that is created for the amount of revenue that will be remitted to the clients in the form of rents or net profit distributions subsequent to month end, after the books are closed and reconciled. Since the Company operates with a revolving working capital facility, all funds held for future remittance to the clients are used to reduce the line until the payments are made to the clients.

     APCOA had $17.1 million of negative working capital at December 31, 1997 as compared to $19.5 million at December 31, 1996. The reduction in negative working capital in fiscal 1997 resulted primarily from an increase in cash and accounts receivable attributable to the addition of management contracts during the year. This is partially offset by the increase in current portion of long-term debt which totaled $4.1 million at December 31, 1997 and $0.7 million at December 31, 1996.

     Net cash provided by operating activities totaled $0.9 million for fiscal 1997 and $2.0 million for fiscal 1996. The reduction of $1.1 million resulted from working capital uses primarily related to adding new management contracts and reductions in accrued rent and insurance reserves. The new management contracts were concentrated in the type that require the Company to deposit the receipts into the client's account. The reductions in accrued rent were primarily a result of a location that was lost in a competitive bid. Insurance reserves declined due to a concerted effort to close out old claims.

     Cash used in investing activities totaled $3.6 million in 1997 and $3.3 million in 1996. The primary use is for capital expenditures which are used to extend lease contracts, obtain new contracts and for management information system equipment and upgrades. The Company has historically expended about $2.0 million annually on capital expenditures at parking properties. These expenditures are generally used to acquire parking equipment, booths, or install paving or fencing. The average expenditure is $50,000 to $60,000 per project. In addition, the Company spends approximately $250,000 to $500,000 per year on management information system upgrades.

     Cash from financing activities totaled $3.5 million in 1997 up from $1.3 million in 1996. The primary reason for the increase was the acquisition of three small parking companies in 1997 that were funded partially with promissory notes issued by APCOA to the sellers in these transactions.

PRO FORMA LIQUIDITY AND CAPITAL RESOURCES

     In connection with the Offering, the Company has $55.8 million of additional cash on its balance sheet as of December 31, 1997. The Company anticipates using this cash to finance working capital needs, as well as for future acquisitions.

     The Company has lease commitments of $51.4 million for fiscal 1998. The leased properties generate sufficient cash flow to meet the base rent payments. In addition, following the Combination, APCOA paid to the Standard Owners $2.8 million, generally representing Standard's earnings through the date of the Combination and Standard's cash on hand at such time. See "The Transactions--The Combination."

     Also, the Company anticipates taking a one-time charge of $8.5 million in connection with the Transactions and Other Acquisitions, of which an estimated $6.6 million will be paid in cash. See Note 2 to the Unaudited Pro Forma Consolidated Statement of Operations.

     The Company entered into the New Credit Facility for $40.0 million of secured revolving credit. Borrowings under the New Credit Facility will bear interest at variable rates based, at the Company's option, either on LIBOR, overnight federal funds rate, or the bank's base rate. The New Credit Facility contains certain covenants with which the Company must comply, including restrictions on debt limits relative to EBITDA, capital expenditures, and other customary requirements.

     After the Transactions, the Company's primary capital requirements, on a pro forma basis, are for working capital, capital expenditures and debt service. The Company believes that cash flow from operating activities, cash and cash equivalents and borrowings under the New Credit Facility will be adequate to meet the Company's short-term and long-term liquidity requirements prior to the maturity of its long-term indebtedness, although no assurance can be provided in this regard. If the Company identifies investment opportunities requiring cash in excess of the Company's cash flows and the net proceeds from the Offering, the Company may borrow under the New Credit Facility, or may seek additional sources of capital including the sale or issuance of Company Common Stock. The Company has in the past and expects in the future to pursue a strategy of growth through acquisition. The Company is currently in negotiations with respect to several possible acquisitions. No binding agreements with respect to acquisitions are pending, other than with respect to the proposed acquisition of the interest in EPI not currently owned by the Company. There can be no assurance as to the Company's ability to effect future acquisitions, nor as to the effect of any such acquisition on the Company's operations, financial condition and profitability.

IMPACT OF INFLATION AND CHANGING PRICES

     The primary sources of revenues to APCOA are parking revenues from leased locations and management contract revenue on managed parking facilities. APCOA believes that inflation has had a limited impact on its overall operations for fiscal years 1995, 1996 and 1997.

YEAR 2000

     APCOA has tested its computer systems and applications for compliance with Year 2000 issues and believes that its computer systems and applications are Year 2000 compliant and that Year 2000 issues will not have a significant impact on its operations or liquidity.

                 SELECTED HISTORICAL FINANCIAL DATA OF STANDARD
                             (DOLLARS IN THOUSANDS)

     The following table presents selected historical financial data of Standard at and for the fiscal years 1993, 1994, 1995, 1996 and 1997. The selected historical financial data of Standard at and for the fiscal years 1994, 1995, 1996 and 1997 have been derived from the audited financial statements of Standard, audited by Altschuler, Melvoin and Glasser LLP. The selected historical financial data of Standard at and for the fiscal year 1993 have been derived from the unaudited financial statements of Standard. The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Standard" and the historical consolidated financial statements of Standard and the notes thereto included elsewhere herein.

                                                      YEAR ENDED DECEMBER 31,
                                      --------------------------------------------------------
                                        1993        1994        1995        1996        1997
INCOME STATEMENT DATA:
  Parking services revenue..........  $ 21,537    $ 35,787    $ 45,201    $ 50,275    $ 63,652
  Cost of parking services..........    12,213      25,901      35,168      37,838      50,142
  General and administrative
     expenses.......................     9,074       6,095       6,798       7,547       7,857
  Depreciation and amortization.....       119         184         316         376         464
                                      --------    --------    --------    --------    --------
  Operating income..................       131       3,607       2,919       4,514       5,189
  Interest income, net..............        16           9          59          56          85
                                      --------    --------    --------    --------    --------
  Net income........................  $    147    $  3,616    $  2,978    $  4,570    $  5,274
                                      ========    ========    ========    ========    ========
OTHER DATA:
  Gross customer collections........  $217,734    $250,081    $339,234    $412,114    $462,261
  Capital expenditures..............       196         306         547         336         492
  Ratio of earnings to fixed
     charges(1).....................       2.9x       41.6x       26.9x       35.9x       41.6x
  Number of managed locations.......       177         186         233         295         344
  Number of leased locations........        18          23          32          32          35
  Number of total locations.........       195         209         265         327         379
  Number of parking spaces..........   155,000     174,000     192,000     235,000     249,000

BALANCE SHEET DATA (AT END OF
  PERIOD):
  Cash and cash equivalents.........  $    838    $  2,774    $  1,248    $  2,968    $  2,478
  Working capital...................     2,305       2,615       1,697       3,453       3,449
  Total assets......................     5,642       6,672       6,956       9,130      10,176
  Total debt........................        --         248         529         470         590
  Equity............................     2,516       3,894       3,400       4,912       5,016

------------------------------
(1) For purposes of computing this ratio, earnings consist of net income plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and one-third of the rent expense from operating leases, which management believes is a reasonable approximation of the interest factor of the rent.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
          OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF STANDARD

     The following discussion of Standard's results of operations should be read in conjunction with the Standard Consolidated Financial Statements and Notes thereto.

OVERVIEW

     For a general discussion of parking revenues, costs and expenses, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of APCOA--Overview."

     As of December 31, 1997, Standard operated 344 facilities under management contracts and 35 facilities pursuant to leases. A summary of Standard's facilities is as follows:

                                                                         FISCAL YEAR
                                                               --------------------------------
                                                               1995          1996          1997
Managed facilities.........................................    233           295           344
Leased facilities..........................................     32            32            35
                                                               ---           ---           ---
Total facilities (end of period)...........................    265           327           379
Contract retention rate....................................     97%           97%           96%

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, Standard's results of operations expressed in thousands of dollars:

                                                                       FISCAL YEAR
                                                             --------------------------------
                                                               1995        1996        1997
Gross customer collections.................................  $339,234    $412,114    $462,261
                                                             ========    ========    ========
Parking services revenue:
  Leases...................................................  $ 38,418    $ 41,770    $ 54,801
  Management contracts.....................................     6,783       8,505       8,851
                                                             --------    --------    --------
                                                               45,201      50,275      63,652
Cost of parking services:
  Leases...................................................    35,168      37,838      50,142
  Management contracts.....................................        --          --          --
                                                             --------    --------    --------
                                                               35,168      37,838      50,142
General and administrative expenses........................     6,798       7,547       7,857
Depreciation and amortization..............................       316         376         464
                                                             --------    --------    --------
Operating income...........................................  $  2,919    $  4,514    $  5,189
                                                             ========    ========    ========

  FISCAL 1997 COMPARED TO FISCAL 1996

     Gross customer collections. Gross customer collections increased $50.2 million, or 12.2%, to $462.3 million in fiscal 1997 from $412.1 million in fiscal 1996. This increase resulted primarily from the net addition of 52 leased and managed locations as well as from a combination of rate increases and higher utilization of parking spaces at existing facilities.

     Parking services revenue--leases. Lease revenue increased $13.0 million, or 31.1%, to $54.8 million in fiscal 1997 compared to $41.8 million in fiscal 1996. This increase resulted from the net addition of two large leased properties.

     Parking services revenue--management contracts. Revenue at managed locations increased $0.4 million, or 4.1%, to $8.9 million in fiscal 1997 from $8.5 million in fiscal 1996. This increase resulted from the net addition of 49 managed locations.

     Cost of parking services. Cost of parking services increased $12.3 million, or 32.5%, to $50.1 million in fiscal 1997 from $37.8 million in fiscal 1996. This increase resulted from a net addition of two large leased properties. There are no cost of parking services for management contracts because all such costs are reimbursed by the parking facility owner.

     General and administrative expenses. General and administrative expenses increased $0.4 million, or 4.1%, to $7.9 million in fiscal 1997 from $7.5 million in fiscal 1996. This modest increase was primarily due to an increase in employee compensation.

     Depreciation and amortization expenses. Depreciation and amortization expenses were $0.5 million in fiscal 1997 and $0.4 in fiscal 1996.

  FISCAL 1996 COMPARED TO FISCAL 1995

     Gross customer collections. Gross customer collections increased $72.9 million, or 21.5%, to $412.1 million in fiscal 1996 from $339.2 million in fiscal 1995. This increase resulted primarily from the net addition of 62 leased and managed locations as well as from a combination of rate increases and higher utilization of parking spaces at existing facilities.

     Parking services revenue--leases. Lease revenue increased $3.4 million, or 8.7%, to $41.8 million in fiscal 1996 from $38.4 in fiscal 1995. This increase resulted from rate increases and increased volume.

     Parking services revenue--management contracts. Management contract revenue increased $1.7 million, or 25.4%, to $8.5 million in fiscal 1996 from $6.8 million in fiscal 1995. This increase resulted from the net addition of 62 managed locations.

     Cost of parking services. Cost of parking services increased $2.6 million, or 7.6%, to $37.8 million in fiscal 1996 from $35.2 million in fiscal 1995. This increase was due to increased volume.

     General and administrative expenses. General and administrative expenses increased $0.7 million, or 11.0%, to $7.5 million in fiscal 1996 from $6.8 million in fiscal 1995. This increase was primarily a result of increased compensation of key employees.

     Depreciation and amortization expenses. Depreciation and amortization expenses increased $0.1 million, or 19.0%, to $0.4 million in fiscal 1996 from $0.3 million in fiscal 1995. This increase resulted primarily from the headquarters office relocation late in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     During fiscal 1997, Standard generated cash flows from operating activities of $5.1 million compared to $5.3 million in fiscal 1996. This decrease in cash flow from operating activities resulted primarily from net changes in the components of working capital.

     Net cash used in investing activities was $0.5 million for the years ended December 31, 1997 and December 31, 1996. The primary use of these funds was the acquisition of capital assets.

     Net cash used by financing activities was $5.0 million for the year ended December 31, 1997 and $3.1 million for the year ended December 31, 1996. The primary use of these funds was distributions to partners.

     Standard has lease commitments of $23.3 million for fiscal 1998. The lease commitments are in the form of a fixed base rent with the majority of leases on a year-to-year renewal. The leased properties generate sufficient cash flow in order to meet the base rent payments.

YEAR 2000

     Standard has considered the impact of Year 2000 issues on its computer systems and applications and believes the impact of the Year 2000 will not have a significant impact on its operations or liquidity. As part of the Combination, Standard will convert to the APCOA computer system which has been tested to comply with Year 2000 issues.

                                    BUSINESS

GENERAL

     The Company is a leading national provider of parking facility management services. The Company provides on-site management services at multi-level and surface parking facilities in the two major markets of the parking industry: urban parking and airport parking. Following consummation of the Combination, the Company manages approximately 1,100 parking facilities, containing approximately 580,000 parking spaces in over 45 cities across the United States and Canada. The Company's pro forma gross customer collections, pro forma parking services revenue, pro forma EBITDA and pro forma net loss for the year ended December 31, 1997 were $948.6 million, $186.1 million, $19.9 million and $2.8 million, respectively.

     The Company believes that its superior management services coupled with its focus on increasing market share in select core cities leads to higher profitability per parking facility than its competitors. The Company believes that it enhances its leading position by providing: (i) Ambiance in Parking(C), an approach to parking that includes a number of premium, on-site, value-added services and amenities; (ii) state-of-the-art information technology, including Client View(C), a proprietary client reporting system which allows the Company to provide clients with real-time access to site-level financial and operating information; and (iii) award-winning training programs for on-site employees that promote customer service and client retention. In addition, the Company believes that it distinguishes itself from its competitors because of its ability to leverage its long-standing experience in securing contracts, particularly with regard to the airport parking market.

     The Company's diversified client base includes some of the nation's largest owners and developers of major office building complexes, shopping centers, sports complexes, hotels and hospitals. In addition, the Company manages parking operations at many of the major airports in North America. In the urban parking market, the Company's clients include CB Commercial Real Estate Group, Equity Office Properties, the Taubman Company, Harvard Medical School, Northwestern University, Children's Memorial Medical Center in Chicago and Cedars Sinai Medical Center in Los Angeles. Parking facilities managed by the Company include the CNN Center in Atlanta, the Kennedy Center for the Performing Arts in Washington, D.C. and the Gateway Sports Complex in Cleveland. In the airport parking market, the Company's clients include Chicago O'Hare International and Chicago Midway, Cleveland-Hopkins International, Minneapolis-St. Paul International and Detroit Metropolitan airports.

     The Company operates its clients' parking properties through two types of arrangements: management contracts and leases. The Company does not own any parking facilities and, as a result, the Company assumes fewer of the risks of real estate ownership. Under a management contract, the Company typically receives a base monthly fee for managing the property, and may also receive an incentive fee based on the achievement of facility revenues above a base amount. In some instances, the Company also receives certain fees for ancillary services. Typically, all of the underlying revenues and expenses under a management contract flow through to the property owner, not to the Company. Under lease arrangements, the Company generally pays either a fixed annual rental, a percentage of gross customer collections, or a combination thereof to the property owner. The Company collects all revenues under lease arrangements and is responsible for most operating expenses, but it is typically not responsible for major maintenance or capital expenditures. As of December 31, 1997, the Company operated approximately 72% of its approximately 1,100 parking facilities under management contracts and approximately 28% under leases. Renewal rates for the Company's management contracts and leases were approximately 96% for each of the last three years.

INDUSTRY OVERVIEW

     General. The International Parking Institute, a trade organization of parking professionals, estimates that there are 35,000 parking facilities in the United States generating over $26.0 billion in gross customer collections. The parking industry is highly fragmented, with over 1,700 commercial parking operators in the United States, as estimated by the Parking Market Research Company, an independent research company. Industry participants, the vast majority of which are privately-held companies, consist of a relatively few nationwide companies and a large number of small regional or local operators, including a substantial number of companies providing parking as an ancillary service in connection with property management or ownership. Clients of parking facility managers include the owners of office buildings, major airports, shopping centers, sports complexes, hotels and hospitals, which provide parking to customers.

     Operating Arrangements. Parking facilities operate under three general types of arrangements: management contracts, leases and fee ownership. The general terms and benefits of these three types of arrangements are as follows:

          Management Contracts. Under a management contract, the facility manager generally receives a base monthly fee for managing the facilities and often receives an incentive fee based on the achievement of facility revenues above a base amount. Facility managers generally charge fees for various ancillary services such as accounting, equipment leasing and consulting. Responsibilities under a management contract include hiring, training and staffing parking personnel, and providing collections, accounting, record-keeping, insurance and facility marketing services. In general, the facility manager is not responsible for structural or mechanical repairs, and typically is not responsible for providing security or guard services. Under typical management contracts, the facility owner is responsible for operating expenses such as taxes, license and permit fees, insurance premiums, payroll and accounts receivable processing and wages of personnel assigned to the facility. In addition, the facility owner is responsible for non-routine maintenance, repair costs and capital improvements. The typical management contract is for a term of one to three years (though the owner often reserves the right to terminate, without cause, on 30 days' notice) and may contain a renewal clause.

          Leases. Under a lease arrangement, the parking facility operator generally pays either a fixed annual rent, a percentage of gross customer collections, or a combination thereof to the property owner. The parking facility operator collects all revenues and is responsible for most operating expenses, but is typically not responsible for major maintenance. In contrast to management contracts, lease arrangements are typically for terms of three to ten years and typically contain a renewal term, and provide for a fixed payment to the facility owner regardless of the operating earnings of the parking facility. As a result, the leased facilities generally require a longer commitment and a larger capital investment by the parking facility operator than do managed facilities.

          Fee Ownership. Under fee ownership arrangements, the parking facility operator owns the property and fixtures. Ownership of parking facilities, either independently or through joint ventures, typically requires a larger capital investment than managed or leased facilities but provides maximum control over the operation of the parking facility, and all increases in revenue flow directly to the owner. Ownership provides the potential for realizing capital gains from the appreciation in the value of the underlying real estate, but it also subjects the property owner to risks including reduction in value of the property and additional potential liabilities, as well as additional costs such as real estate taxes and structural, mechanical or electrical maintenance or repairs.

     Parking Industry Markets. The parking industry is comprised of two major markets: urban parking and airport parking. The urban parking market consists of many sub-markets with differing clients including commercial, office, residential, event, entertainment, retail, shopping centers, hospitals and hotels. In contrast, the airport parking market consists of a relatively small number of clients with large revenue-generating parking operations and similar needs that are unique to airport parking facilities.

     Industry Growth Dynamics. A number of opportunities for growth exist for parking facility operators:

          Industry Consolidation. There are many opportunities for industry consolidation, both domestically and abroad. Consolidation is essential to growth in the parking industry because of the limitations on growth in revenues of existing operations. While some growth in revenues from existing operations is possible through redesign, increased operational efficiency or increased facility use and prices, such growth is ultimately limited by the size of a facility and market conditions. The net effect of the consolidation in the urban parking market is that the typical buyer in this market is becoming larger and increasingly sophisticated. This increase in sophistication has placed greater demands on parking management firms and has driven the trend toward management contracts where clients require high-level management and reporting systems, site-specific services and quality control.

          Privatization of Government-Owned and Operated Facilities. Additional growth in the industry has been a function of the trend for parking owners to move from owner-operation to outsourcing the management of operations to private operators. This is particularly true in the case of privatization of government operations and facilities, which is resulting in new opportunities for the parking industry. The Company believes that cities and municipal authorities are increasingly retaining private firms to operate facilities and parking-related services in an effort to reduce operating budgets and increase efficiency.

          Expanding Relationships with Large Property Managers, Owners and Developers. Generally, the overall parking industry expansion is created by new construction of parking facilities by property managers, owners and developers. While new construction in the United States slowed in the late 1980s and has only gradually begun to increase in recent years, growth for parking facility operators during such period generally resulted from more established parking facility operators leveraging their relationships with property managers and owners to take market share from smaller companies. As new construction of parking facilities increases, the Company believes that facility operators with established relationships with such parking facility developers can leverage such relationships to capture incremental market share.

BUSINESS STRATEGY AND COMPETITIVE ADVANTAGES

     The Company believes its innovative parking facility amenities, services and management, coupled with its state-of-the-art information technology and reporting systems, position the Company to enhance its standing as a leading provider of parking services. Specific elements of the Company's business strategy and competitive advantages include:

          Focus on Core Cities. Part of the Company's business strategy is to focus on increasing system-wide profitability by maximizing operating leverage. As part of this strategy, the Company operates in certain core cities and realizes certain economies of scale, including the ability to spread administrative overhead costs across a large number of parking facilities in a single market. As a result, the Company has been able to increase significantly profitability per contract. For example, management estimates that in 1997 the Company's average profit per contract in cities in which it operated more than 35 parking locations was nearly double the Company's profit per contract in cities in which it operated fewer than 35 locations.

          Strong Operating Performance and Stable Cash Flow. From 1993 to 1997, the Company's EBITDA increased from $7.2 million to $15.0 million, representing a CAGR of 20.0%. Over the same period, the Company's capital expenditures averaged less than $3.0 million per year. In addition, the Company reduced exposure to increasing cost of parking services by (i) increasing the proportion of its management contracts, which generally pass cost of parking services onto the Company's clients, and (ii) maintaining low minimum rental commitments under its non-cancelable leases. The Company's average management and lease contract renewal rate over the last three years was approximately 96%. As a result of the Company's operating performance, as well as the low capital expenditure requirements and low risk portfolio of management contracts and leases, the Company has been able to generate consistent cash flow.

          Strategic Growth Through Acquisitions. The parking industry is highly fragmented, with over 1,700 industry participants. In addition to pursuing individual contracts, the Company is seeking to capitalize on this industry fragmentation by pursuing a focused acquisition strategy which includes:
     (i) acquiring parking management companies within core cities and target cities where the Company believes it can attain a significant market share, and (ii) acquiring larger, regional parking management companies. As a part of this strategy, APCOA and Standard, combined, have successfully acquired and integrated 6 companies with 138 new facilities and also added 252 net individual contracts over the past five years.

          Leading Client Base. The Company's diversified, long-standing customer base comprises many of the premier national property management and ownership organizations in the United States and

     Canada. The Company is a market leader in airport parking, operating approximately 100 parking facilities at airports in the United States and Canada. The Company's focus on select core cities enables the Company to maintain broader and stronger relationships with the local client base, which the Company believes improves its client retention rates and its ability to compete for new contracts.

          Value-Added Services and Award-Winning Information Systems. The Company believes that it can continue to increase profitability and attract new clients by providing: (i) Ambiance in Parking(R); (ii) state-of-the-art information technology, including Client View(C); and (iii) award-winning training programs for on-site employees. In addition, these capabilities facilitate development opportunities that typically lead to long-term lease and management contracts on new facilities. Also, the Company has developed state-of-the-art information technology systems which connect local offices across the country to its corporate office. These systems, which received the 1994 Esprit Award sponsored by Booz-Allen & Hamilton and CIO magazine, enable a centralized staff to eliminate inefficient duplication of administrative and accounting functions at the field level and also help provide key operational information to clients. Management believes that these systems will enable the Company to add many new clients without incurring additional administrative staff and expense.

          Experienced Management Team. Myron C. Warshauer, the Company's Chief Executive Officer and the third generation of his family to direct Standard, has over 35 years of industry experience. G. Walter Stuelpe, Jr., the Company's President, has been with APCOA for over 25 years, serving as Chief Executive Officer since 1986. The Company's other executive team members are comprised of the most experienced, talented executives from both companies. Overall, the members of the Company's executive team have an average of over 15 years of industry experience.

  AMBIANCE IN PARKING(R)

     The Company offers a comprehensive package of value-added, on-site parking services and amenities which the Company characterizes as Ambiance in Parking(R) which includes:

          Patented Musical Theme Floor Reminder System. The Company's patented musical theme floor reminder system is designed to help customers remember the garage level on which they had parked. A different song is played on each floor of the parking garage which also displays distinctive signs and graphics which correspond with the floor's theme. For example, in one garage with U.S. cities as a theme, songs played include "I Left My Heart in San Francisco" on one floor and "New York, New York" on a different floor. Other garages have themes such as college fight songs, broadway shows, classic movies and professional sports teams.

          Books-To-Go(R). Books-To-Go(R) is an audiotape library which is provided free-of-charge for monthly parkers.

          ParkNet(R). The ParkNet(R) traffic information system allows parking customers to obtain continuous, site-specific traffic reports relating to current traffic conditions on area expressways as well as the routes utilized to get from the specific parking facility to the expressways.

          CarCare(R). The CarCare(R) service program is provided in conjunction with Midas(R). Parking customers can have their cars picked up from the parking facility, serviced and returned before the end of the business day.

          Standard Parking Exchange(TM). The Standard Parking Exchange(TM) program entitles monthly parkers at participating locations to free parking for one hour per day at all other participating locations.

          Complimentary Windshield and Headlight Cleaning. During off-peak hours, the Company's parking attendants clean windshields and headlights of cars and place a card on the windshield informing the parking customer that this service has been provided.

          Emergency Car Services. The Company offers complimentary services such as battery starts, lost car assistance, tire inflation, tire change, escort service and key retrieval.

STATE-OF-THE-ART INFORMATION TECHNOLOGY

     The Company's information technology provides valuable benefits to the Company's clients. Client View(C), a proprietary Windows(R)-based client reporting system, allows the Company's clients to access, on a real-time basis, site-level financial and operating information.

     The Company has created advanced information systems that connect local offices across the country to its corporate office. A centralized staff provides accounting and administrative expertise and controls that eliminate duplication of administrative and accounting functions at the field level. ParkStat(C), one of the Company's proprietary software tools, enhances the performance of parking facilities managed by the Company. By automatically polling information from on-site collection devices, ParkStat(C) uses location-specific information to calculate the impact of pricing alternatives, optimize staffing levels, improve forecasting and assist in long-range planning.

     Technological innovations such as an automated credit card lane and a radio-activated hands-free parking access system allow fast and hassle-free service for parking customers.

AWARDS

     In 1994, the Company received the prestigious Esprit Award sponsored by CIO magazine and Booz-Allen & Hamilton for its proprietary state-of-the-art information technology systems which connect local offices across the country to the Company's corporate office. These systems enable a centralized staff to eliminate inefficient duplication of administrative and accounting functions at the field level and also help provide key operational, financial and demographic information to clients. No other parking facility manager has ever received this award.

     Over the past five years various elements of the Company's training program have received industry awards for outstanding content and production, including:

     - National Association of Industrial and Office Properties' Outstanding Literature and Video Award;

     - two Telly Awards, a prestigious national award in the field of advertising, film and video productions;

     - BPAA Bronze Tower Award which recognizes business-to-business communications in Business/Professional Advertising; and

     - Great-Lakes Sho-Me Award which recognizes outstanding business communication in Greater Cleveland.

PARKING FACILITIES

     The Company operates parking facilities in 35 states, Washington D.C. and two provinces of Canada pursuant to management contracts or leases. The Company does not currently own any parking facilities. The following table summarizes certain information regarding the Company's facilities as of December 31, 1997, giving effect to the Combination and the Other Acquisitions:

                                                              NUMBER OF LOCATIONS               NUMBER OF SPACES
                                                           -------------------------      -----------------------------
  STATES/PROVINCES        AIRPORTS AND URBAN CITIES        AIRPORT    URBAN    TOTAL      AIRPORT     URBAN      TOTAL
Alabama               Airports                                 3                  3         1,430                 1,430
Arizona               Phoenix                                            3        3                    4,225      4,225
California            Los Angeles, San Diego, San              6       177      183        23,779     51,866     75,645
                      Francisco, San Jose, Santa
                      Barbara and Airports
Colorado              Denver and Airports                      5        12       17           713      5,688      6,401
Connecticut           Stamford and Airport                     2         6        8         4,351      4,332      8,683
Delaware              Wilmington                                         1        1                      500        500
District of Columbia  Washington D.C.                                   11       11                    7,577      7,577
Florida               Miami, Orlando and Airports              4        13       17         4,340      6,085     10,425
Georgia               Atlanta and Airports                     2        36       38         2,142      9,677     11,819
Hawaii                Honolulu                                          53       53                   21,735     21,735
Idaho                 Airport                                  1                  1           376                   376
Illinois              Chicago and Airport                      2       150      152        26,800     87,246    114,046
Indiana               Indianapolis and Airport                 1        19       20           619      4,420      5,039
Kentucky              Louisville and Airport                   2         1        3         3,071        395      3,466
Louisiana             New Orleans and Airport                  1        45       46           909      8,125      9,034
Maine                 Airport                                  2                  2         1,299                 1,299
Maryland              Baltimore, Bethesda                               19       19                    4,167      4,167
Massachusetts         Boston and Airports                      2        95       97           645     61,557     62,202
Michigan              Detroit and Airports                     6         1        7         1,412        132      1,544
Minnesota             Minneapolis and Airports                 8        38       46        13,495     12,938     26,433
Missouri              Kansas City and Airports                 2        77       79         9,848     14,206     24,054
Montana               Great Falls and Airports                 5         4        9         2,432      1,966      4,398
Nebraska              Airport                                  1                  1         1,361                 1,361
Nevada                Las Vegas                                          1        1                      286        286
New York              Buffalo, Hamburg, Hawthorne and         10         3       13         8,678     16,060     24,738
                      Airports
North Dakota          Airports                                 2                  2         1,415                 1,415
Ohio                  Cleveland, Columbus and Airports         9        94      103         7,492     38,474     45,966
Ontario               East York, North York, Oshawa,           1        34       35         3,171     23,912     27,083
                      Scarsborough, Toronto and Airport
Oregon                Airport                                  1                  1           433                   433
Pennsylvania          Philadelphia, Pittsburgh and             2         3        5         1,331      2,182      3,513
                      Airports
Quebec                Airports                                 3                  3         8,591                 8,591
South Carolina        Airport                                  1                  1         4,987                 4,987
South Dakota          Airport                                  1                  1         1,024                 1,024
Tennessee             Memphis and Airports                     2        11       13         3,077      5,176      8,253
Texas                 Houston, Dallas, Fort Worth and          4        57       61         2,862     29,176     32,038
                      Airports
Virginia              Richmond and Airport                     4        32       36         3,468      6,109      9,577
Washington            Seattle and Airports                     2         3        5           822      1,195      2,017
Wisconsin             Milwaukee and Airports                   3         3        6         1,512      1,948      3,460
                                                             ---      -----    -----      -------    -------    -------
                      TOTALS                                 100      1,002    1,102      147,885    431,355    579,240
                                                             ===      =====    =====      =======    =======    =======

     The Company has interests in 18 joint ventures that each operate a single parking facility. The Company is the general partner of three limited partnerships which operate a single parking facility and one limited partnership which operates five parking facilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of APCOA--Summary of Operating Facilities."

COMPETITION

     The parking industry is fragmented and highly competitive, with limited barriers to entry. The Company faces direct competition for additional facilities to manage or lease and the facilities currently operated by the Company face competition for employees and customers. The Company competes with a variety of other companies to add new operations. Although there are relatively few large, national parking companies that compete with the Company, developers, hotel companies, and national financial services companies also have the potential to compete with parking companies. Municipalities and other governmental entities also operate parking facilities that compete with the Company. The Company also faces competition from local owner-operators of facilities who are potential clients for the Company's management services. Construction of new parking facilities near the Company's existing facilities could adversely affect the Company's business. See "Risk Factors--Competition."

REGULATION

     The Company's business is not substantially affected by direct governmental regulation, although parking facilities are sometimes directly regulated by both municipal and state authorities. The Company is affected by laws and regulations (such as zoning ordinances) that are common to any business that deals with real estate and by regulations (such as labor and tax laws) that affect companies with a large number of employees. In addition, several state and local laws have been passed in recent years that encourage car pooling and the use of mass transit, including, for example, a Los Angeles, California law prohibiting employers from reimbursing employee parking expenses. Laws and regulations that reduce the number of cars and vehicles being driven could adversely impact the Company's business.

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws typically impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In connection with the operation of parking facilities, the Company may be potentially liable for any such costs. Although the Company is currently not aware of any material environmental claims pending or threatened against it or any of the parking facilities which it operates, there can be no assurance that a material environmental claim will not be asserted against the Company or against the parking facilities which it operates. The cost of defending against claims of liability, or of remediating a contaminated property, could have a material adverse effect on the Company's financial condition or result of operations.

     Various other governmental regulations affect the Company's operation of parking facilities, both directly and indirectly, including the ADA. Under the ADA, all public accommodations, including parking facilities, are required to meet certain federal requirements related to access and use by disabled persons. For example, the ADA requires parking facilities to include handicapped spaces, headroom for wheelchair vans, attendants' booths that accommodate wheelchairs, and elevators that are operable by disabled persons. When negotiating management contracts and leases with clients, the Company generally has the property owner contractually assume responsibility for any ADA liability in connection with the property; however, there can be no assurance that the property owner has assumed such liability for any given property and there can be no assurance that the Company would not be held liable despite assumption of responsibility for such liability by the property owner. Management believes that the parking facilities the Company operates are in substantial compliance with ADA requirements.

EMPLOYEES

     As of December 31, 1997, the Company employed approximately 8,000 individuals, including approximately 4,200 full-time and 3,800 part-time employees. The Company believes that its employee relations are good. Approximately 2,600 employees are represented by unions. Most union employees are represented by the Teamsters Union. The largest union facilities are in the Chicago metropolitan area and in airport parking facilities located in Detroit, Michigan, San Jose, California, Minneapolis, Minnesota, Cleveland, Ohio and Hartford, Connecticut.

INTELLECTUAL PROPERTY

     The APCOA name and logo and the Standard name and logo are registered with the United States Patent and Trademark Office. In addition, the Company has registered the names and, as applicable, the logos of all material subsidiaries and divisions of the Company in the United States Patent and Trademark Office or the equivalent State registry, including the right to the exclusive use of the name Central Park in the Chicago metropolitan area. The Company has also obtained a United States patent for its Multi-Level Vehicle Parking Facility (the Musical Theme Floor Reminder System) and trademark protection for its proprietary parker programs, such as Books-To-Go(C) and Ambiance in Parking(C). Proprietary software developed by the Company, such as Client View(C), Hand Held Program(C), License Plate Inventory Program(C) and Parkstat(C) are registered in the United States Copyright Office.

LITIGATION

     The provision of services to the public entails an inherent risk of liability. The Company is engaged in routine litigation incidental to its business. There is no legal proceeding to which the Company is a party which, if decided adversely, would be material to the Company's financial condition, liquidity, or results of operations. The Company attempts to disclaim liability for personal injury and property damage claims by printing disclaimers on its ticket stubs and by placing warning signs in the facilities it operates. The Company also carries liability insurance that management believes meets or exceeds industry standards; however, there can be no assurance that any future legal proceedings (including any related judgments, settlements or costs) will not have a material adverse effect on the financial condition, liquidity, or results of operations of the Company.

INSURANCE

     The Company purchases comprehensive liability insurance covering the parking facilities that it leases and manages. The Company also purchases workers' compensation insurance with respect to all its employees, whether such persons are employed at leased or managed facilities. The Company's insurance program insulates its clients against any additional annual premium charges in the event of adverse claims experience. Due to the magnitude of the Company's parking operations, the Company's management believes that the rates at which it purchases such insurance represent a discount to the rates that would be charged to parking facility owners on a stand-alone basis. Recognizing the benefits and protection afforded by the Company's insurance program, a significant majority of the Company's clients historically have purchased liability insurance through the Company. However, the clients of the Company have the option of purchasing their own policies, provided that the Company is adequately protected. A significant reduction in the number of clients that purchase insurance through the Company could have a material adverse effect on operating earnings. In addition, although the cost of insurance has not fluctuated significantly in recent years for the Company, a material increase either in the Company's insurance costs or in the magnitude of its claims could have a material adverse effect on the Company's operating earnings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information with respect to each person who is an executive officer or director of the Company following consummation of the Combination, as indicated below:

NAME                             AGE    TITLE
----                             ---    -----
John V. Holten.................  41     Director and Chairman
Myron C. Warshauer.............  58     Director and Chief Executive Officer
G. Walter Stuelpe, Jr..........  53     Director and President
Michael J. Celebrezze..........  41     Executive Vice President -- Chief Financial Officer
Douglas R. Warshauer...........  30     Executive Vice President -- Marketing/Business Development
Steven A. Warshauer............  43     Executive Vice President -- Operations
Michael K. Wolf................  48     Executive Vice President -- Chief Administrative Officer
                                        and Associate General Counsel
James A. Wilhelm...............  44     Executive Vice President -- Operations
Herbert W. Anderson, Jr. ......  39     Executive Vice President -- Operations
Robert N. Sacks................  45     Executive Vice President -- General Counsel and Secretary
James V. LaRocco, Jr...........  53     Executive Vice President -- Corporate Development
Patrick J. Meara...............  35     Director
Gunnar E. Klintberg............  49     Director, Vice President
A. Petter Ostberg..............  36     Vice President

     John V. Holten. Mr. Holten has served as Chairman and Chief Executive Officer of Holberg since its inception in 1986, and as a Director and Chairman of APCOA since 1989. Mr. Holten was Managing Director of DnC Capital Corporation, a merchant banking firm in New York City, from 1984 to 1986. Mr. Holten received his M.B.A. from Harvard University in 1982 and he graduated from the Norwegian School of Economics and Business Administration in 1980.

     Myron C. Warshauer. Mr. Warshauer has served as President and Chief Executive Officer of Standard since 1973, and has been associated with Standard since 1963. Mr. Warshauer received his B.S. Degree in Finance from the University of Illinois in 1962, and received a Masters Degree in Business Administration from Northwestern University in 1963.

     G. Walter Stuelpe, Jr. Mr. Stuelpe has been associated with APCOA for over 25 years, serving as the Company's President since 1986. His prior executive positions have included sales and marketing, corporate development and strategic planning, as well as having headed up different operational divisions in a variety of cities in the United States and Europe. Mr. Stuelpe is an alumnus of Indiana University, class of 1967. Mr. Stuelpe has since participated in numerous executive programs specifically designed to address managing business change and growth. He has also had an active leadership role in industry-related associations, having served as president, chairman and now as a member of the Board of the National Parking Association as well as the International Parking Institute, and is a full member of the Urban Land Institute.

     Michael J. Celebrezze. Mr. Celebrezze joined APCOA in 1984 as Manager, Treasury and Financial Planning. Since then he has held the positions of Vice President, Controller and, since 1995, Senior Vice President, Chief Financial Officer and Treasurer. His responsibilities included the operations of accounting, tax, management information systems, corporate security, financial planning, insurance and risk management, real estate finance and banking. Mr. Celebrezze graduated cum laude from Kent State University with a Degree in Business Administration, majoring in Accounting and he subsequently earned a Masters in Business Administration from John Carroll University. He is a Certified Public Accountant in the State of Ohio.

     Douglas R. Warshauer. Mr. Warshauer joined Standard in 1994, initially serving as Vice President. Upon receiving his Masters of Management Degree with distinction from the J.L. Kellogg School of Management at Northwestern University, Mr. Warshauer became Standard's Executive Vice President for

Finance. Mr. Warshauer also holds a Bachelors Degree with highest honors in Social Science from the University of California at Berkeley.

     Steven A. Warshauer. Mr. Warshauer joined Standard in 1982, initially serving as Vice President, then becoming Senior Vice President and, since January 1, 1998, serving as Executive Vice President. Mr. Warshauer is a Certified Public Accountant and a member of both the American Institute of Certified Public Accountants and the Illinois Society of Certified Public Accountants. Mr. Warshauer received his Bachelor of Science Degree from the University of Northern Colorado in 1976 with dual majors in Accounting and Finance. Prior to joining Standard, he practiced with a national accounting firm.

     Michael K. Wolf. Mr. Wolf joined Standard as Senior Vice President and General Counsel in 1990, after sixteen years in the private practice of law. Mr. Wolf was subsequently appointed Executive Vice President of Standard. Prior to joining Standard, Mr. Wolf was a partner of the international law firm of Jones, Day, Reavis & Pogue, resident in the Chicago office, where his primary concentration was in the field of real estate. Mr. Wolf received his B.A. Degree in 1971 from the University of Pennsylvania, and in 1974 received his J.D. Degree from Washington University, where he served as Notes and Comments editor of the Washington University Law Quarterly. Upon graduation from law school, Mr. Wolf was elected to the Order of the Coif.

     James A. Wilhelm. Mr. Wilhelm joined Standard in 1985, serving as Executive Vice President since January 1, 1998. Mr. Wilhelm is currently responsible for managing Standard's Midwest and Western Regions, which include parking facilities in Chicago and sixteen other cities throughout the United States and Canada. Mr. Wilhelm received his B.A. Degree from Northeastern Illinois University in 1976. Mr. Wilhelm is a member of the National Parking Association and the International Parking Institute.

     Herbert W. Anderson, Jr. Mr. Anderson joined APCOA in 1994, and has served as Corporate Vice President--Urban Properties since 1995. Mr. Anderson graduated from LaSalle University and began his career in the parking industry in 1984. Mr. Anderson is a member of the Board of the National Parking Association.

     Robert N. Sacks. Mr. Sacks joined APCOA in 1988, serving as General Counsel and Secretary since 1988, serving as Vice President, Secretary, and General Counsel since 1989 and serving as Senior Vice President, Secretary and General Counsel since 1997. Mr. Sacks has overall responsibility for the Legal Department, which includes negotiation, documentation and approval of parking and corporate contracts, financing documentation and coordination of outside counsel. In his position, Mr. Sacks is also responsible for maintaining field compliance with corporate legal and financial policies. Mr. Sacks received his B.A. Degree, cum laude, from Northwestern University in 1976 and, in 1979, received his J.D. Degree from Suffolk University. Mr. Sacks has spoken on legal issues concerning the parking industry at the National Parking Association National Convention and the Institutional and Municipal Parking Congress.

     James V. LaRocco, Jr. Mr. LaRocco has been associated with APCOA since 1962, starting in an operations position at the Los Angeles International Airport, and has served as Executive Vice President since 1995. His prior positions have included Division Manager, Regional Manager and Vice President.

     Patrick J. Meara. Mr. Meara became a director of the Company upon consummation of the Combination. Mr. Meara is a Senior Vice President of JMB Realty Corporation, which held an interest in Standard prior to the Combination, and acquired an interest in the Company as a result of the Combination.

     Gunnar E. Klintberg. Mr. Klintberg has served as Vice Chairman of Holberg since its inception in 1986, and as a Director of APCOA since 1989. Mr. Klintberg was a Managing Partner of DnC Capital Corporation, a merchant banking firm in New York City, from 1983 to 1986. From 1975 to 1983, Mr. Klintberg held various management positions with the Axel Johnson Group, headquartered in Stockholm, Sweden. Mr. Klintberg headed up the Axel Johnson Group's headquarters in Moscow from 1976 to 1979 and served as assistant to the President of Axel Johnson Group's $1 billion operation in the U.S., headquartered in New York City, from 1979 to 1983. Mr. Klintberg received his undergraduate degree from Dartmouth College in 1972 and a degree in Business Administration and Economics from the University of Uppsala, Sweden in 1974.

     A. Petter Ostberg. Mr. Ostberg joined Holberg in 1994 and was appointed Chief Financial Officer of Holberg in 1997. Mr. Ostberg is currently a Vice President of APCOA. Prior to joining Holberg, Mr. Ostberg held various finance positions from 1990 to 1994 with New York Cruise Lines, Inc., including Group Vice President, Treasurer and Secretary. Prior to joining New York Cruise Lines, Inc., Mr. Ostberg was General Manager of Planter Technology Ltd. in Mountain View, California, and from 1985 to 1987, Mr. Ostberg was a Financial Analyst with Prudential Securities, Inc. in New York. Mr. Ostberg received a B.A. in International Relations and Economics from Tufts University in 1985, and an M.B.A. from Stanford University Graduate School of Business in 1989.

EXECUTIVE COMPENSATION

     The following table sets forth information for 1995, 1996 and 1997 with regard to compensation for services rendered in all capacities to (a) APCOA by the Chief Executive Officer and the other four most highly compensated executive officers of APCOA and (b) to Standard by two executive officers of Standard for each of whom disclosure would have been provided but for the fact that he was not serving as an executive officer of APCOA at the end of the last completed fiscal year (collectively, the "Named Executive Officers"). Except as otherwise noted, information set forth in the table reflects compensation earned by such individuals for services with APCOA or its respective subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                               OTHER
                                                                              ANNUAL     ALL OTHER
                                                                              COMPEN-     COMPEN-
                                              FISCAL    SALARY      BONUS     SATION      SATION
       NAME AND PRINCIPAL POSITION             YEAR       ($)         $          $          ($)
       ---------------------------            ------    -------    -------    -------    ---------
G. Walter Stuelpe, Jr.....................     1997     420,942(1) 183,500(4)     --      21,000(2)
  Chief Executive Officer and                  1996     405,129(1) 216,600        --      17,000(2)
  President                                    1995     393,834(1) 222,100        --      17,000(2)
James V. LaRocco, Jr......................     1997     189,396(1)  72,895(4)     --      22,000(2)
  Executive Vice President,                    1996     172,006(1)  64,539        --      19,300(2)
  Corporate Development                        1995     164,063(1)  61,710        --      19,300(2)
Trevor R. Van Horn(5).....................     1997     140,399(1)  56,646(4)     --          --
  Corporate Vice President,                    1996      98,654(1)  29,798    17,033(3)       --
  Airport Properties                           1995          --         --        --          --
Herbert W. Anderson, Jr...................     1997     130,250(1)  53,146(4) 21,241(3)    7,900(2)
  Corporate Vice President,                    1996     121,944(1)  49,050    17,695(3)       --
  Urban Properties                             1995     101,334(1)  26,972        --          --
Michael J. Celebrezze.....................     1997     128,477(1)  43,750(4)     --       8,500(2)
  Senior Vice President, Chief                 1996     116,386(1)  45,911        --       7,900(2)
  Financial Officer and                        1995     108,227(1)  38,304        --       2,400(2)
  Treasurer
Myron C. Warshauer(6).....................     1997      98,265         --    41,229(7)   42,102(8)
  Chief Executive Officer and                  1996      53,290         --    28,795(7)   41,630(8)
  President of Standard                        1995      37,950         --    18,740(7)   46,169(8)
Michael K. Wolf(6)........................     1997     376,400         --        --          --
  Executive Vice President and                 1996     313,800         --        --          --
  General Counsel of Standard                  1995     254,800         --        --          --

---------------
(1) The amount shown includes amounts contributed by APCOA to its 401(k) plan under a contribution matching program.

(2) The amount shown reflects deposits made by APCOA on behalf of Named Executive Officers into a supplemental pension plan pursuant to which the Named Executive Officers will be entitled to monthly cash retirement and death benefit payments.

(3) The amount shown includes car allowances, club dues and moving expenses paid by APCOA.

(4) The amount shown is a target only, bonuses for 1997 have not yet been paid, and the actual bonus may be different from the amount shown in the table above.

(5) As of April 1, 1998, Mr. Van Horn is no longer an employee of the Company.

(6) All compensation information set forth in the table for this individual reflects compensation earned for services with Standard or its respective subsidiaries.

(7) The amount shown includes car allowances, club dues, health insurance premiums and legal fees related to estate planning paid by Standard.

(8) The amount shown reflects premiums paid by Standard on behalf of Myron C. Warshauer for life insurance policies to which Mr. Warshauer is entitled to the cash surrender value.

DIRECTOR COMPENSATION

     Directors of the Company do not receive compensation for serving on the Company's Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company did not have a Compensation Committee in the year ended December 31, 1997. The Company intends to form a Compensation Committee in 1998. The members of such committee have not yet been determined. During 1997, no executive officer of the Company served as a member of the Compensation Committee of another entity.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Mr. Stuelpe's current employment agreement with the Company provides for an initial four year term with default annual renewals, and is scheduled to lapse on December 31, 2000. The agreement also provides for an annual base salary of $423,306 in 1998, plus an annual bonus equal to eight percent of an amount substantially based on the amount by which the Company's EBITDA, subject to certain adjustments, exceeds a certain floor amount, as well as certain other benefits. Mr. Stuelpe agrees not to disclose confidential information if such disclosure would have a material adverse effect on the Company. During the term of the employment agreement, and for two years after its termination, or, under certain circumstances, until receipt of the final salary payment due under the terms of the agreement, Mr. Stuelpe agrees not to render services to, or have any ownership interest in, any business which is competitive with the Company.

     If Mr. Stuelpe's employment is terminated by reason of his death or Disability (as defined in the agreement), the Company is obligated to pay Mr. Stuelpe's designated beneficiary, in the case of termination by reason of death, and Mr. Stuelpe, in the case of termination by reason of Disability, (i) an amount equal to Mr. Stuelpe's annual base salary at the time of his death; (ii) the annual bonus for the year in which the termination of employment occurred, prorated for the numbers of days Mr. Stuelpe was employed during that year; and
(iii) certain other benefits.

     If Mr. Stuelpe's employment is terminated other than for death or Disability, and without Cause (as defined in the agreement) or within six months following a Change of Control (as defined in the agreement), the Company is required to pay Mr. Stuelpe (a) his salary (i) through the date that the agreement was scheduled to terminate as if Mr. Stuelpe had continued to be employed by the Company, in the case of a termination without Cause and (ii) for a minimum period of twenty-four months after the termination of employment, in the case of a Change of Control; (b) the annual bonus for the year in which the termination of employment occurred, prorated for the number of days Mr. Stuelpe was employed during that year; and (c) certain other benefits.

     Mr. LaRocco's current employment agreement with the Company provides for a three-year term, scheduled to lapse on June 30, 1998, default annual renewals, and an annual base salary of not less than $165,000, subject to annual review and increases at the discretion of the Company's Chief Executive Officer, plus an annual bonus of up to forty percent of annual base salary, as well as certain other benefits. Mr. LaRocco agrees not to disclose confidential information for any reason whatsoever. During the term of the employment agreement, and for one year after its termination if Mr. LaRocco is terminated other than without Cause (as defined in the agreement), Mr. LaRocco agrees not to render services to, or have any ownership interest in, any business which is competitive with the Company. Mr. LaRocco's employment agreement does not contain change of control provisions.

     If Mr. LaRocco's employment is terminated by reason of his death or Disability (as defined in the agreement), the Company is obligated to pay Mr. LaRocco's designated beneficiary, in the case of termination by reason of death, and Mr. LaRocco, in the case of termination by reason of Disability, (i) an amount equal to Mr. LaRocco's annual base salary at the time of his death plus $9,600, which represents the estimated annual value of the right to use a company automobile and (ii) certain other benefits.

     If Mr. LaRocco's employment is terminated other than for death or Disability and without Cause, the Company is required to pay Mr. LaRocco (i) the greater of his annual base salary at the time of termination or the aggregate amount payable to Mr. LaRocco under the company's severance benefit policy; (ii) a termination bonus in an amount equal to the annual bonus for the year in which the termination of employment occurred, multiplied by the number of days remaining after the date of termination in that year plus 365, and then divided by 365; and (iii) certain other benefits.

     Mr. Van Horn's employment agreement with the Company terminated as of April 1, 1998. In connection with such termination, the Company paid Mr. Van Horn (i) thirty weeks' severance pay; (ii) a thirty-five percent Severance Retention Bonus and (iii) $25,000 in relocation and related expenses. In addition, the Company transferred to Mr. Van Horn the title to Mr. Van Horn's company automobile and company computer, and will continue providing insurance benefits to Mr. Van Horn for a certain time after such termination.

     Mr. Anderson's current employment agreement with the Company provides for a two and one-half year term, scheduled to lapse on June 30, 1998, default annual renewals, and an annual base salary of not less than $125,000, subject to annual review and increases at the discretion of the Company's Chief Executive Officer, plus an annual bonus of up to forty percent of the annual base salary, as well as certain other benefits. Mr. Anderson agrees not to disclose confidential information for any reason whatsoever. During the term of the employment agreement, and for one year after its termination if Mr. Anderson is terminated other than without Cause (as defined in the agreement), Mr. Anderson agrees not to render services to, or have any ownership interest in, any business which is competitive with the Company. Mr. Anderson's employment agreement does not contain change of control provisions.

     If Mr. Anderson's employment is terminated by reason of his death or Disability (as defined in the agreement), the Company is obligated to pay Mr. Anderson's designated beneficiary, in the case of termination by reason of death, and Mr. Anderson, in the case of termination by reason of Disability, (i) an amount equal to Mr. Anderson's annual base salary at the time of his death plus $9,600, which represents the estimated annual value of the right to use a company automobile and (ii) certain other benefits.

     If Mr. Anderson's employment is terminated other than for death or Disability and without Cause, the Company is required to pay Mr. Anderson (i) the greater of his annual base salary at the time of termination and the aggregate amount payable to Mr. Anderson under the company's severance benefit policy; (ii) a termination bonus in an amount equal to the annual bonus for the year in which the termination of employment occurred, multiplied by the number of days remaining after the date of termination in that year plus 365, and then divided by 365; and (iii) certain other benefits.

     Mr. Celebrezze's current employment agreement with the Company provides for a three-year term, scheduled to lapse on March 30, 2001, default renewals for additional two year periods, an annual base salary of not less than $180,000, subject to annual review, plus an annual bonus of at least 35% of Mr. Celebrezze's annual base salary and a $250,000 housing differential loan with a term of three years, of which one-third of the principal balance and the accrued interest due thereon shall be forgiven by the Company, and treated as additional compensation to Mr. Celebrezze in the year of such forgiveness, for each year Mr. Celebrezze remains in the continual employ of the Company (and the Company shall make Mr. Celebrezze whole with respect to the tax consequences of any such forgiveness), as well as certain other benefits.

     Mr. Celebrezze agrees not to communicate, divulge or disseminate confidential information at any time during or after his employment with the Company, except with the prior written consent of the Company or as required by law or legal process. During the term of the employment agreement and for two years after its termination, Mr. Celebrezze agrees not to render services to, or have any ownership interest in, any business which is competitive with the Company in geographic areas in which the Company, or its affiliates, is then conducting, or is in the process of developing prospects to conduct, business. Mr. Celebrezze's employment agreement does not contain change of control provisions.

     If Mr. Celebrezze's employment is terminated by reason of his death, the Company is obligated to pay Mr. Celebrezze's estate an amount equal to the sum of (i) Mr. Celebrezze's annual base salary through the end of the calendar month in which death occurs and (ii) any earned and unpaid annual bonus, vacation pay and other vested benefits. If Mr. Celebrezze's employment is terminated by reason of his Disability (as defined in the agreement), the Company is obligated to pay Mr. Celebrezze or his legal representative (a) Mr. Celebrezze's annual base salary for the duration of the employment period in effect on the date of termination, reduced by amounts received under any disability benefit program and (b) any earned and unpaid annual bonus and other vested benefits.

     If Mr. Celebrezze's employment is terminated by the Company other than for death, Disability or Cause (as defined in the agreement) or if Mr. Celebrezze terminates his employment for Good Reason (as defined in the agreement), the Company is required to continue (A) to pay Mr. Celebrezze for the remainder of the employment period in effect immediately before the date of termination his annual base salary and annual bonus(es) through the end of the then-current employment period and (B) to provide Mr. Celebrezze and/or his family with certain other benefits, provided that in the event of a termination of employment by Mr. Celebrezze for Good Reason, the annual base salary, annual bonus and benefit continuation period shall be two years from the date of such termination. In addition, under the foregoing circumstances, any remaining principal balance and any accrued and unpaid interest on the housing differential loan shall be forgiven by the Company, and the Company shall make Mr. Celebrezze whole for any tax consequences of such forgiveness.

     If Mr. Celebrezze's employment is terminated by the Company any time before the third anniversary of the employment agreement for any reason other than for Cause, or if the Company gives notice of its intention not to renew the agreement for an additional two-year term beginning on the third anniversary of the agreement, the Company is obligated to (x) pay Mr. Celebrezze his annual base salary and annual bonus for the remaining balance of the initial three-year term, if any, and for an additional two years and (y) to continue to provide Mr. Celebrezze with certain other benefits for the same period.

     Mr. Wolf's current employment agreement with the Company provides for a three-year term, scheduled to lapse on March 26, 2001, default annual renewals, and an annual base salary of not less than $376,400, subject to annual review, plus an annual bonus based on a percentage of the annual base salary to be mutually agreed upon by the Company and Mr. Wolf, as well as certain other benefits. Mr. Wolf agrees to hold all confidential information in strict confidence and not publish or otherwise disclose any portion thereof to any person whatsoever except with the prior written consent of the Company. During the term of the employment agreement and for two years after its termination (or eighteen months if such termination follows a Change in Control (as defined in the agreement)), Mr. Wolf agrees not to render services to, or have any ownership interest in, any business which is competitive with the Company in certain geographic areas.

     If Mr. Wolf's employment is terminated by reason of his death, the Company is obligated to pay Mr. Wolf's estate an amount equal to the sum of (i) Mr. Wolf's annual base salary through the end of the calendar month in which death occurs and (ii) any earned and unpaid annual bonus, vacation pay and other vested benefits.

     If Mr. Wolf's employment is terminated by reason of his Disability (as defined in the agreement), the Company is obligated to pay Mr. Wolf or his legal representative (a) an amount equal to Mr. Wolf's annual base salary for the duration of the employment period in effect on the date of termination, reduced by amounts received under any disability benefit program and (b) any earned and unpaid annual bonus and other vested benefits.

     If Mr. Wolf's employment is terminated by the Company other than for death or Disability and without Cause (as defined in the agreement), the Company is required to continue (A) to pay Mr. Wolf for the remainder of the employment period in effect immediately before the date of termination his annual base salary and annual bonus(es) through the end of the then-current employment period and (B) to provide Mr. Wolf and/or his family with certain other benefits.

     If Mr. Wolf's employment is terminated by the Company for any reason other than Cause during the three-year period following a Change in Control (as defined in the agreement), the Company is obligated to (x) pay Mr. Wolf an amount ("Severance Pay") equal to the greater of (1) one and one-half times the sum of (I) Mr. Wolf's current annual base salary plus (II) the amount of any bonus paid to Mr. Wolf in the preceding twelve months and (2) the annual base salary and annual bonuses through the end of the then-current employment period and (y) continue to provide Mr. Wolf with certain other benefits for a certain period of time. If Mr. Wolf terminates his employment voluntarily following a Change in Control, he shall not be entitled to Severance Pay, provided, however, that any such termination by Mr. Wolf for Good Reason (as defined in the agreement) shall not be considered a voluntary termination and Mr. Wolf will be treated as if he had been terminated by the Company other than for Cause.

     Consummation of the Combination was conditioned, among other things, upon the execution of an employment agreement between the Company and Myron C. Warshauer.

     Employment Agreement with Myron C. Warshauer. The Employment Agreement between the Company and Myron C. Warshauer (the "Warshauer Employment Agreement") provides that Myron C. Warshauer serve as Chief Executive Officer of the Company, and be appointed as a member of the Board of Directors of the Company (the "Board") and each committee of the Board, for a period beginning on the date of the consummation of the Combination and ending on Myron C. Warshauer's 65th birthday (the "Employment Period"). Myron C. Warshauer will receive during the Employment Period an annual base salary of $600,000 ("Annual Base Salary"). The Warshauer Employment Agreement also provides for certain perquisites.

     Under the Warshauer Employment Agreement, if Myron C. Warshauer's employment were to be terminated by Myron C. Warshauer for Good Reason (as defined below), or by the Company other than for Cause (as defined below), death or Disability (as defined below), the Company would be obligated to (i) pay Myron C. Warshauer a lump sum cash payment in an amount equal to the aggregate Annual Base Salary that he would have received for the remainder of the Employment Period, reduced to present value using as a discount rate the "applicable federal rate," as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended, and (ii) continue to provide for the same period welfare benefits to Myron C. Warshauer and/or his family, at least as favorable as those that would have been provided to them under the Warshauer Employment Agreement if Myron C. Warshauer's employment had continued until the end of the Employment Period, provided, however, that during any period when Myron C. Warshauer is eligible to receive such benefits under another employer-provided plan, such benefits provided by the Company may be made secondary to those provided under such other plan. If Myron C. Warshauer's employment were to be terminated by reason of his Disability during the Employment Period, the Company would be obligated to pay Myron C. Warshauer, or his legal representative, as applicable, the Annual Base Salary for the duration of the Employment Period in effect at the time of the termination of employment.

     In addition to the above compensation and benefits, if Myron C. Warshauer's employment were to be terminated for any reason other than by the Company for Cause, the Company would be obligated, beginning on the date of such termination in the case of a voluntary termination by Myron C. Warshauer, and beginning on Myron C. Warshauer's 65th birthday in all other cases, and ending on the first to occur of Myron C. Warshauer's 75th birthday and Myron C. Warshauer's death (such ending date, the "Cutoff Date"), to (i) pay Myron C. Warshauer $200,000 annually, adjusted for inflation and (ii) provide Myron C. Warshauer with an executive office and secretarial services. In consideration for such benefits, Myron C. Warshauer is obligated to provide reasonable consulting services to the Company from the date of termination of his employment through the Cutoff Date.

     As used in the Warshauer Employment Agreement: (i) "Cause" means (a) illegal conduct, or gross misconduct, that results in material damage to the business or reputation of the Company; or (b) any willful and continued failure by Myron C. Warshauer to perform his duties under the Warshauer Employment Agreement, (ii) "Disability" means that Myron C. Warshauer has been unable, for a period of 180 consecutive days, or for periods aggregating 180 business days in any period of twelve months, to perform a material portion of his duties under the Warshauer Employment Agreement, as a result of physical or mental illness or injury, and a physician selected by the Company has determined that Myron C. Warshauer's incapacity is total and permanent, and (iii) "Good Reason" means (a) the relocation of Myron C. Warshauer's principal place of business outside of the central business district and northern suburbs of Chicago; (b) a material reduction in Myron C. Warshauer's responsibilities; (c) the assignment to Myron C. Warshauer of duties inconsistent with his position as set forth in the Warshauer Employment Agreement; (d) a change in Myron C. Warshauer's title from that required under the Warshauer Employment Agreement; (e) a removal of Myron C. Warshauer from the Board or any committee thereof; (f) a requirement that Myron C. Warshauer report to anyone other than the Chairman of the Board; or (g) any material breach by the Company of any other term of the Warshauer Employment Agreement.

     The Warshauer Employment Agreement also provides that during the period beginning on the date of the consummation of the Combination and ending on Myron
C. Warshauer's 75th birthday (the "Noncompetition Period"), Myron C. Warshauer shall not, without written consent of the Board, engage in or become associated with any business or other endeavor that engages in construction, ownership, leasing, design and/or management of parking lots, parking garages, or other parking facilities or consulting with respect thereto, provided, however, that Myron C. Warshauer may own or sell investments in certain parking facilities ("Permitted Investments") during the Noncompetition Period, and may own or sell any interest in any other real estate ("Other Real Estate") at any time after the Employment Period for the remainder of the Noncompetition Period. The Warshauer Employment Agreement provides that, if such Permitted Investment or Other Real Estate includes a parking facility, Myron C. Warshauer shall initiate negotiations, or, under certain circumstances, use reasonable and good-faith efforts to cause such negotiations, with the Company in an attempt to determine mutually agreeable terms pursuant to which the Company will manage or lease the parking facility and, if such negotiations fail, that, under certain circumstances, the Company shall have a right of first refusal with respect to any management agreement or lease that may be negotiated with any independent third party.

     Pursuant to the Warshauer Employment Agreement, within 120 days after the Closing Date, the Company shall establish a stock option or phantom stock option plan (the "Option Plan") providing for grants of actual or phantom options with respect to the common stock of the Company ("Company Common Stock"), under which Myron C. Warshauer will be granted options to purchase a number of shares of Company Common Stock equal to 1.0% of the total number of shares of Company Common Stock. All such options will have a term of 10 years from the date of the grant.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Company Common Stock by (i) each person known to the Company to own beneficially more than 5% of Company Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer and (iv) all executive officers and directors of the Company, as a group. All information with respect to beneficial ownership has been furnished to the Company by the respective stockholders of the Company. Except as otherwise indicated in the footnotes, each beneficial owner has the sole power to vote and to dispose of all shares held by such holder.

                                                                                       PERCENT
                                                       AMOUNT AND NATURE              OF SHARES
             NAME AND ADDRESS                       OF BENEFICIAL OWNERSHIP          OUTSTANDING
             ----------------                       -----------------------          -----------
AP Holdings, Inc. ("AP Holdings").........        26.3 shares of Common Stock           84.0%
John V. Holten............................                    (1)
Orkla ASA ("Orkla").......................                    (2)
Delaware North Companies, Inc. ("Delaware
  North").................................                    (3)
Dosher Partners, L.P......................       2.5 shares of Common Stock(4)           8.0
Myron C. Warshauer........................                    (4)
SP Associates.............................       2.5 shares of Common Stock(5)           8.0
G. Walter Stuelpe, Jr. ...................                    (6)
Michael J. Celebrezze.....................                    (7)
Robert N. Sacks...........................                    (8)
James V. LaRocco, Jr......................                    (9)
Directors and Executive Officers as a
  Group...................................            (1)(4)(6)(7)(8)(9)

------------------------------
 (1) Mr. Holten owns all of the outstanding common stock of the corporate parent of Holberg, which parent entity owns approximately 70.0% of the outstanding common stock of Holberg, which in turn owns 82.5% of the outstanding common stock of AP Holdings. The corporate parent of Holberg has an additional interest in the common stock of Holberg of approximately 25% through certain preferred stock convertible into common stock. The convertible interests described in this note have been computed based upon the outstanding common shares of Holberg, without taking into account any convertible interests of Holberg.

 (2) Orkla owns approximately 30.0% of the outstanding common stock of Holberg. Orkla has an additional interest in the common stock of Holberg of approximately 17% through certain preferred stock convertible into common stock. The convertible interests described in this note have been computed based upon the outstanding common shares of Holberg, without taking into account any convertible interests of Holberg.

 (3) Delaware North owns 10.0% of the outstanding common stock of AP Holdings. In accordance with an agreement (the "Put/Call Agreement"), between AP Holdings and Delaware North, AP Holdings has the right under certain circumstances to, and has the obligation under certain circumstances to, repurchase the shares of its common stock held by Delaware North. AP Holdings has exercised the right to repurchase the common stock held by Delaware North pursuant to the terms of the Put/Call Agreement, and the price of such repurchase will be determined in accordance with the terms of the Put/Call Agreement by a nationally recognized investment bank.

 (4) All of the interests in Dosher Partners, L.P. are beneficially owned by Myron C. Warshauer and trusts for the benefit of certain members of his family. Mr. Warshauer disclaims beneficial ownership of the assets of Dosher Partners, L.P., including the shares of Common Stock held by it, to the extent those interests are held for the benefit of such trusts.

 (5) SP Associates is a general partnership controlled by affiliates of JMB Realty Corp.

 (6) Mr. Stuelpe owns approximately 3.1% of the common stock of AP Holdings.

 (7) Mr. Celebrezze owns less than 1.0% of the common stock of AP Holdings.

 (8) Mr. Sacks owns less than 1.0% of the common stock of AP Holdings.

 (9) Mr. LaRocco owns approximately 1.6% of the common stock of AP Holdings.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

COMPANY STOCKHOLDERS AGREEMENT

     Upon consummation of the Combination, the Company entered into a Stockholders Agreement (the "Stockholders Agreement") with Dosher Partners, L.P. ("Dosher"), and SP Associates (collectively, the "Standard Parties") and Holberg and AP Holdings (collectively with the Standard Parties, the "Stockholders"). The Stockholders Agreement provides, among other things, for (i) prior to the earliest of (a) the seventh anniversary of the consummation of the Combination,
(b) the termination of Myron C. Warshauer's employment with the Company under certain circumstances and (c) the consummation of an initial public offering of Company Common Stock (as such offering will be defined in the Stockholders Agreement), certain obligations of Holberg to allow Dosher the opportunity to acquire all, but not less than all, of the Company Common Stock held by Holberg and/or its affiliates before Holberg may directly or indirectly sell an amount of Company Common Stock which would constitute a Control Transaction (as will be defined in the Stockholders Agreement); provided that, under certain circumstances, Holberg may sell such shares to a party other than Dosher if the terms of such other party's offer are more favorable to Holberg, (ii) until the consummation of an initial public offering of Company Common Stock, certain rights of each Standard Party to purchase shares of Company Common Stock to the extent necessary to maintain such Standard Party's percentage ownership of the Company, (iii) the right of the Standard Parties to participate in, and the right of Holberg to require the Standard Parties to participate in, certain sales of Company Common Stock, (iv) following the third anniversary of the consummation of the Combination and prior to an initial public offering of Company Common Stock, certain rights of the Company to purchase, and certain rights of the Standard Parties to require the Company to purchase, shares of Company Common Stock at prices determined in accordance with the Stockholders Agreement and (v) certain additional restrictions on the rights of the Standard Parties to transfer shares of Company Common Stock. The Stockholders Agreement also contains certain provisions granting the Stockholders certain rights in connection with registrations of Company Common Stock in certain offerings and provides for indemnification and certain other rights, restrictions and obligations in connection with such registrations.

AP HOLDINGS STOCKHOLDERS AGREEMENT

     AP Holdings is party to a Stockholders Agreement with Holberg, Delaware North, and each of the members of APCOA management who is a stockholder of AP Holdings, and an ancillary Put/Call Option Agreement between Holberg and Delaware North, which provide for, among other things, (i) a board of directors consisting of three or more Holberg nominees, one Delaware North nominee, and one management nominee, (ii) certain restrictions on the sale, assignment, transfer, encumbrance or other disposition of the common stock of AP Holdings,
(iii) certain first offer, repurchase and put/call rights with respect to the AP Holdings common stock held by the management investors, (iv) certain pre-emptive rights in favor of the management investors with respect to the issuance of AP Holdings common stock, and (v) certain put/call rights with respect to the AP Holdings common stock held by Delaware North.

TAX SHARING AGREEMENT

     The Company is a party to the Tax Sharing Agreement, dated April 28, 1989, by and among Holberg, AP Holdings and the Company (the "Tax Sharing Agreement"), which applies to each of Holberg's consolidated return years beginning with 1989. The Tax Sharing Agreement provides that each member of Holberg's affiliated group, including the Company, will pay to Holberg the amount of federal income tax that such member would be required to pay on a separate return basis for the year in question, except that the amount that the Company is required to pay to Holberg will not exceed the tax liabilities of the Company on a separate return basis for all taxable years to which the Tax Sharing Agreement applies and for which the Company joined in the Holberg consolidated return, computed as if the Company had actually filed separate returns for all such years and taking into account any net operating loss carryforward the Company would have had if it had filed a separate return for all such years. Holberg is not required to make a payment to the Company by virtue of the utilization by the Holberg affiliated group of any net operating loss generated by the

Company. In the event that the consolidated federal income tax liability of the Holberg affiliated group is adjusted for any taxable period, whether by means of an amended return, claim for refund, or tax audit by the Internal Revenue Service, the liability of the Company under the Tax Sharing Agreement will be recomputed to give effect to such adjustments.

PREFERRED STOCK

     Prior to the consummation of the Combination, Holberg held $8.7 million of preferred stock of APCOA. A portion of the proceeds of the Offering was used to redeem $8.0 million of the preferred stock. The remaining $0.7 million was contributed to the capital of the Company. See "Use of Proceeds" and Notes 6 and 7 to the Unaudited Pro Forma Consolidated Balance Sheet of APCOA included herein.

     The preferred stock issued by the Company to AP Holdings in respect of the Preferred Stock Contribution has the same maturity as the debt securities of AP Holdings issued to finance the Preferred Stock Contribution, has an initial liquidation preference equal to the issue price of such debt securities, increases in liquidation preference at the same rate as such debt securities accrue interest, such that the liquidation preference of the preferred stock will at all times be equal to the then principal amount of such debt securities, and accrues cash dividends commencing at such times as such debt securities commence to accrue cash interest, at the same rate as such debt securities.

MANAGEMENT CONTRACTS AND RELATED ARRANGEMENTS WITH AFFILIATES

     The Company has a management contract to operate one parking facility in Chicago with an Illinois land trust which is beneficially owned by a partnership in which Myron C. Warshauer, Steven A. Warshauer and Stanley Warshauer have an equity interest. All expenses that are typically borne by a facility owner under a management contract, such as salaries, wages and benefits associated with employees at the parking facility and an allocable portion of such costs for supervisory management personnel, the cost of uniforms, supplies, insurance, utilities and other direct operating costs ("property-level expenses") are paid by the facility owner. Pursuant to the management contract, the Company is entitled to an annual management fee of approximately $40,700 in 1998. However, certain subordination provisions in the loan agreement between the facility owner and its lender have resulted in the non-payment of all or a portion of the management fee for the past four years. The Company estimates that the management fee to which it is entitled pursuant to this management contract is no less than would normally be obtained through arms-length negotiations.

     The Company has a management contract with the Buckingham Plaza Limited Partnership ("BPLP") to operate the parking facility at a condominium complex in Chicago of which BPLP was the developer. Myron C. Warshauer and SP Associates own an equity interest in one of BPLP's limited partners. The Company received an annual management fee of $20,200 pursuant to such management contract. The Company estimates that such management fee is no less than would normally be obtained through arms-length negotiations.

     The Company has management contracts to operate two surface parking lots in Chicago. Myron C. Warshauer, Steven A. Warshauer, Stanley Warshauer, Michael K. Wolf and SP Associates own membership interests in a limited liability company that is a member of the limited liability companies that own such surface parking lots. The Company receives a total of $39,300 in management fees annually under such management contracts. The Company estimates that such management fees are no less than would normally be obtained through arms-length negotiations.

     The Company operates the Clark Fullerton Self Park, a parking facility in which Myron C. Warshauer has a 50% equity interest. The facility owner pays all of the property-level expenses. The Company does not receive a management fee. The Company estimates that in today's market, it reasonably could expect to receive an annual management fee ranging from $15,000 to $20,000 for providing such services.

     The Company provides office and related support services to Auditorium Garage, Inc. ("Auditorium"), an Illinois corporation owned by Stanley Warshauer and his wife, in conjunction with Auditorium's management of a parking facility. Auditorium reimburses the Company for the general and administrative costs associated with providing these services, which reimbursement totaled $32,200 in 1997.

     Myron C., Stanley and Steven A. Warshauer own an equity interest in two parking facilities in Chicago. One of those facilities is leased to the Company on terms that the Company believes are no less favorable to the Company than would normally be obtained through arms-length negotiations. The Company earned net lease income of $342,000 in 1997 at such facility. The other parking facility (the "Tremont Facility") is leased to Standard/Tremont Parking Corporation ("Standard Tremont"), an Illinois corporation that is owned by Stanley Warshauer, Steven A. Warshauer and Myron C. Warshauer. The Company provides office and related support services to Standard Tremont, in conjunction with Standard Tremont's management of the Tremont Facility. Standard Tremont reimburses the Company for the general and administrative costs associated with providing these services, which reimbursement totaled $13,900 in 1997.

     The Company pays 12.5% of the lease net operating income derived from one parking facility to Warshauer Management Corporation for services rendered in obtaining the right to operate the facility.

LIABILITY INSURANCE

     The Company currently purchases a portion of its casualty insurance from an affiliate of Holberg. The Company estimates that the premiums paid for such insurance are comparable to premiums it would pay for comparable coverage from an unrelated third party. See Note H to the Historical Consolidated Financial Statements of APCOA included herein.

     The Company purchases liability insurance covering certain parking facilities from JMB Insurance Agency, Inc., an affiliate of JMB Realty Corp. The Company estimates that the premiums paid for such insurance are comparable to premiums it would pay for comparable coverage from an unrelated third party.

CONSULTING AGREEMENT WITH SIDNEY WARSHAUER

     Consummation of the Combination was conditioned, among other things, upon the execution of a consulting agreement between the Company and Sidney Warshauer, the father of Myron C. Warshauer. Sidney Warshauer is 83 years old.

     The Consulting Agreement between the Company and Sidney Warshauer (the "Consulting Agreement") provides that Sidney Warshauer render such services as may be requested, from time to time, by the Board of Directors of the Company (the "Board") and/or the Chief Executive Officer of the Company, consistent with Mr. Warshauer's past practices and experience, for a period beginning on the date of the consummation of the Combination and ending on Sidney Warshauer's death (the "Consulting Period"). Sidney Warshauer will receive, during the Consulting Period, an annual consulting fee of $552,000. The Consulting Agreement also provides that Sidney Warshauer will receive certain other benefits during the Consulting Period.

     The Consulting Agreement is not terminable by the Company for any reason other than the death of Sidney Warshauer, or a breach by Sidney Warshauer of his obligations under the Consulting Agreement with respect to non-disclosure of Company confidential information, or his obligation under the Consulting Agreement to refrain from engaging in competition with the Company, as described below.

     The Consulting Agreement provides that, during the Consulting Period, Sidney Warshauer will not, without written consent of the Board, engage in, or become associated with, any business or other endeavor that engages in construction, ownership, leasing, design and/or management of parking lots, parking garages, or other parking facilities or consulting with respect thereto.

CERTAIN OTHER MATTERS RELATING TO HOLBERG

     Holberg has received customary investment banking and advisory fees from APCOA in connection with certain prior transactions, and received a $1.0 million advisory fee (and reimbursement of expenses) upon consummation of the Combination. The Company also may pay an annual management fee to Holberg and otherwise reimburse Holberg for certain expenses incurred by Holberg on behalf of the Company. In addition, the Company currently leases a plane on behalf of Holberg. Holberg pays all costs under the lease other than amounts that may be charged to the Company in connection with use of the plane and indemnifies the Company for all obligations under the lease. All of these fees and other amounts paid to Holberg are subject to the limits and restrictions imposed by the Indenture. See "Description of New Notes--Affiliate Transactions."

     APCOA and Holberg and its affiliates have periodically engaged in bi-lateral loans and advances. In connection with the Combination, APCOA made a $4.5 million non-cash distribution to Holberg of the receivable in such amount due from Holberg to APCOA, thereby eliminating all amounts due from Holberg to APCOA. The Company may from time to time enter into such bi-lateral loans and advances in the future as permitted under the Indenture. See Note 5 to the Unaudited Pro Forma Consolidated Balance Sheet and "Description of New Notes--Permitted Investments."

                          DESCRIPTION OF INDEBTEDNESS

     The following sets forth information concerning the Company's indebtedness available immediately following the consummation of the Transactions.

NEW CREDIT FACILITY

     The Company has entered into the New Credit Facility, pursuant to which the Company has available a new $40 million revolving credit facility with a six-year term. The New Credit Facility is available for working capital and general corporate purposes, including the issuance of letters of credit. At the Closing, the Company issued approximately $4.9 million of letters of credit under the New Credit Facility.

     The initial interest rate for borrowings under the New Credit Facility is, at the option of the Company, LIBOR plus 2.50% or the Alternate Base Rate (as defined below) plus 1.25%. The initial rates may be reduced or increased according to a pricing grid. The Company may elect interest periods of one, two, three or six months for LIBOR borrowings. The "Alternate Base Rate" is the higher of (i) the Agent's corporate base rate and (ii) the federal funds rate plus 1%. LIBOR will at all times include maximum statutory reserves. Indebtedness under the New Credit Facility may be prepaid in whole or in part without premium or penalty (subject in some cases to related breakage) and the Company may reduce or terminate the Lenders' commitments upon such notice and in such amounts as may be agreed upon.

     All of the Company's existing and future wholly-owned domestic subsidiaries guarantee indebtedness under the New Credit Facility. All extensions of credit under the New Credit Facility to the Company and the guarantees of subsidiaries of the Company's indebtedness under the New Credit Facility are secured, subject to certain exceptions, by all existing and after-acquired personal property of the Company and its subsidiaries, including all outstanding capital stock of the Company's subsidiaries, and any intercompany debt obligations, and all existing and after-acquired real property fee and leasehold interests and management contracts, subject to prohibitions in certain of such arrangements relating to collateral assignment. With certain exceptions, the Company and its subsidiaries are prohibited from pledging any of their assets other than under the New Credit Facility. Additionally, AP Holdings guarantees the Company's obligations under the New Credit Facility and such guarantee is secured by a first priority pledge of all the capital stock of the Company owned by AP Holdings.

     Under the New Credit Facility, the initial letter of credit fee is 2.50% per annum based upon the amount available for drawing under outstanding standby letters of credit plus customary and reasonable issuing fees. The issuing bank will retain 0.25% per annum from the fee for issuing the standby letters of credit. There may be adjustments in the letter of credit fees described above according to a pricing grid.

     The New Credit Facility contains customary and appropriate representations and warranties, including, without limitation, those relating to due organization and authorization, no conflicts, financial condition, no material adverse changes, title to properties, liens, litigation, payment of taxes, compliance with laws, and full disclosure.

     The New Credit Facility also contains customary and appropriate conditions including requirements relating to prior written notice of borrowing.

     The New Credit Facility also contains customary affirmative and negative covenants (including, where appropriate, certain exceptions and baskets), including but not limited to furnishing information and limitations on asset sales, other indebtedness, liens, investments, guarantees, restricted payments, mergers and acquisitions, capital expenditures, and affiliate transactions. The New Credit Facility also contains financial covenants including, without limitation, those relating to: minimum interest coverage; minimum fixed charge coverage; and maximum leverage.

     Events of default under the New Credit Facility include those relating to:
(a) non-payment of interest, principal or fees payable under the New Credit Facility; (b) non-performance of certain covenants; (c) cross default to other material debt of the Company and its subsidiaries; (d) bankruptcy or insolvency;
(e) judgments in excess of specified amounts; (f) materially inaccurate or false representations or warranties; and (g) change of control.

                            DESCRIPTION OF NEW NOTES

GENERAL

     The New Notes will be issued pursuant to the same indenture (the "Indenture") among the Company, the direct or indirect domestic Restricted Subsidiaries of the Company (together, the "Subsidiary Guarantors"), and State Street Bank and Trust Company, as trustee (the "Trustee"), under which the Notes were issued. The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The New Notes are subject to all such terms, and Holders of New Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Indenture and Registration Rights Agreement are available as set forth below under "-- Additional Information." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions."

     The New Notes will be general unsecured obligations of the Company, will rank subordinated in right of payment to all Senior Debt of the Company and senior or pari passu in right of payment to all existing and future subordinated indebtedness of the Company. The New Notes will be fully and unconditionally guaranteed (the "New Note Guarantees") on a joint and several basis by each of the Subsidiary Guarantors. The New Note Guarantees will be general unsecured obligations of the Subsidiary Guarantors, will rank subordinate in right of payment to all Senior Debt of the Subsidiary Guarantors and senior or pari passu in right of payment to all existing and future subordinated indebtedness of the Subsidiary Guarantors. The New Notes and the New Note Guarantees will be effectively subordinated to all indebtedness, including trade payables, of the Company's subsidiaries that are not Subsidiary Guarantors. As of December 31, 1997, on a pro forma basis giving effect to the Combination, and the related financings and other transactions described herein, there was no Senior Debt outstanding. Upon the Closing, the Company entered into a $40.0 million revolving credit facility pursuant to which $4.9 million in letters of credit were issued as of the closing of the Offering. All borrowings and other obligations under the revolving credit facility constitute Senior Debt.

     The operations of the Company are conducted in part through its Subsidiaries, and the Company may, therefore, be dependent upon the cash flow of its Subsidiaries to meet its debt obligations, including its obligations under the New Notes. All of the existing and future wholly owned domestic Restricted Subsidiaries with material assets are expected to be Subsidiary Guarantors. However, under certain circumstances, the Company is able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The New Notes will be limited in aggregate principal amount to $200.0 million, of which $140.0 million were issued in the Offering and will mature on March 15, 2008. Interest on the New Notes will accrue at the rate of 9 1/4% per annum and will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 1998, to Holders of record on the immediately preceding March 1 and September 1. Additional New Notes may be issued from time to time, subject to the provisions of the Indenture described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." Interest on the New Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium and Liquidated Damages, if any, and interest on the New Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the New Notes at their respective addresses set forth in the register of Holders of New Notes; provided that all payments of principal, premium and Liquidated Damages, if any, and interest with respect to New Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

     The payment of principal of, premium and Liquidated Damages, if any, and interest on the New Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or cash equivalents of all Senior Debt and all other Obligations with respect thereto, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed and all permissible renewals, extensions, refundings or refinancings thereof.

     The Indenture provides that, upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors in any Insolvency or Liquidation Proceeding with respect to the Company all amounts due or to become due under or with respect to all Senior Debt will first be paid in full in cash or cash equivalents before any payment is made on account of the New Notes and all other Obligations with respect thereto, except that the Holders of New Notes may receive Reorganization Securities. Upon any such Insolvency or Liquidation Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Reorganization Securities), to which the Holders of the New Notes or the Trustee would be entitled will be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the New Notes or by the Trustee if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the amounts of Senior Debt held by such holders) or their Representative or Representatives, as their interests may appear, for application to the payment of the Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

     The Indenture provides that (a) in the event of and during the continuation of any default in the payment of principal of, interest or premium, if any, on any Senior Debt, or any Obligation owing from time to time under or in respect of Senior Debt, or in the event that any event of default (other than a payment default) with respect to any Senior Debt will have occurred and be continuing and will have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or (b) if any event of default other than as described in clause (a) above with respect to any Designated Senior Debt will have occurred and be continuing permitting the holders of such Designated Senior Debt (or their Representative or Representatives) to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, then no payment will be made, or redemption or acquisition will be effected, by or on behalf of the Company on account of the New Notes and all other Obligations with respect thereto (other than payments in the form of Reorganization Securities) (x) in case of any payment or nonpayment default specified in (a), unless and until such default will have been cured or waived in writing in accordance with the instruments governing such Senior Debt or such acceleration will have been rescinded or annulled, or (y) in case of any nonpayment event of default specified in (b), during the period (a "Payment Blockage Period") commencing on the date the Company or the Trustee receive written notice (a "Payment Notice") of such event of default (which notice will be binding on the Trustee and the Holders of New Notes as to the occurrence of such a payment default or nonpayment event of default) from the Credit Agent (or other holders of Designated Senior Debt or their Representative or Representatives) and ending on the earliest of (A) 179 days after such date, (B) the date, if any, on which such Designated Senior Debt to which such default relates is paid in full in cash or such default is cured or waived in writing in accordance with the instruments governing such Designated Senior Debt by the holders of such Designated Senior Debt and (C) the date on which the Trustee receives written notice from the Credit Agent (or other holders of Designated Senior Debt or their Representative or Representatives), as the case may be, terminating the Payment Blockage Period. During any consecutive 360-day period, the aggregate of all Payment Blockage Periods shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each consecutive 360-day period when no Payment Blockage Period is in effect. No event of default which existed or was continuing with respect to the Senior Debt for which notice commencing a Payment Blockage Period was given on the date such Payment Blockage Period commenced shall be or be made the basis for the commencement of any subsequent Payment Blockage Period unless such event of default is cured or waived for a period of not less than 90 consecutive days.

     As a result of the subordination provisions described above, in the event of the Company's liquidation, dissolution, bankruptcy, reorganization, insolvency, receivership or similar proceeding or in an assignment for the benefit of the creditors or a marshalling of the assets and liabilities of the Company, Holders of New Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. See "Risk Factors -- Subordination." The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

NEW NOTE GUARANTEES

     The Company's payment obligations under the New Notes will be jointly and severally guaranteed by the Subsidiary Guarantors. The New Note Guarantees will be subordinated to the prior payment in full of all Senior Debt of each Subsidiary Guarantor (including such Subsidiary Guarantor's guarantee of the New Credit Facility, if any) to the same extent that the New Notes are subordinated to Senior Debt of the Company. The obligations of any Subsidiary Guarantor under its New Note Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law.

     The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless, subject to the provisions of the following paragraph, (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the New Senior Subordinated Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of its pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock." The requirements of clause (iii) of this paragraph will not apply in the case of a consolidation with or merger with or into (a) the Company or another Subsidiary Guarantor or (b) any other Person if the acquisition of all of the Equity Interests in such Person would have complied with the provisions of the covenants described below under the captions "-- Restricted Payments" and "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

     The Indenture provides that (a) in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, or (b) in the event that the Company designates a Subsidiary Guarantor to be an Unrestricted Subsidiary, or such Subsidiary Guarantor ceases to be a Subsidiary of the Company, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor or any such designation) or the entity acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its New Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Repurchase at the Option of Holders." In the case of a sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the assets of a Subsidiary Guarantor, upon the assumption provided for in clause (ii) of the covenant described under the caption "Merger, Consolidation, or Sale of Assets," such Subsidiary Guarantor shall be discharged from all further liability and obligations under the Indenture.

OPTIONAL REDEMPTION

     The New Notes will not be redeemable at the Company's option prior to March 15, 2003. Thereafter, the New Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

                                                            PERCENTAGE
                                                            ----------
2003....................................................    104.625%
2004....................................................    103.083%
2005....................................................    101.542%
2006 and thereafter.....................................    100.000%

     Notwithstanding the foregoing, at any time prior to March 15, 2001, the Company may redeem up to 35% of the original aggregate principal amount of New Notes at a redemption price of 109.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of a Public Equity Offering; provided that at least 65% of the original aggregate principal amount of New Notes remains outstanding immediately after the occurrence of such redemption (excluding New Notes held by the Company and its Subsidiaries); and provided, further, that such redemption shall occur within 45 days of the date of the closing of such Public Equity Offering.

SELECTION AND NOTICE

     If less than all of the New Notes are to be redeemed at any time, selection of New Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the New Notes are listed, or, if the New Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no New Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of New Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any New
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new New Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original New Note. New Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on New Notes or portions of them called for redemption.

MANDATORY REDEMPTION

     Except as set forth below under "Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the New Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder of New Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's New Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase New Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange

Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the New Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all New Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all New Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the New Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of New Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of New Notes so tendered the Change of Control Payment for such New Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new New Note equal in principal amount to any unpurchased portion of the New Notes surrendered, if any; provided that each such new New Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of New Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the New Notes to require that the Company repurchase or redeem the New Notes in the event of a takeover, recapitalization or similar transaction.

     The New Credit Facility provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing New Notes, the Company could seek the consent of its lenders to purchase the New Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from purchasing New Notes. In such case, the Company's failure to purchase tendered New Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the New Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of New Notes.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all New Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of New Notes to require the Company to repurchase such New Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  ASSET SALES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of

(x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the New Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently repay Senior Debt (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings), or (b) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets and parking facility agreements, in each case, in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce the revolving Indebtedness under the New Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of New Notes (an "Asset Sale Offer") to purchase the maximum principal amount of New Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of New Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of New Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the New Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

  RESTRICTED PAYMENTS

     The Indenture provides that from and after the date of the Indenture the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the New Notes (other than New Notes), except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed

     Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clause (ii) and (iii) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of the Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment plus (iv) if any Unrestricted Subsidiary (A) is redesignated as a Restricted Subsidiary, the fair market value of such redesignated Subsidiary (as determined in good faith by the Board of Directors) as of the date of its redesignation or (B) pays any cash dividends or cash distributions to the Company or any of its Restricted Subsidiaries, 50% of any such cash dividends or cash distributions made after the date of the Indenture.

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); (iii) the defeasance, redemption, repurchase or other acquisition of pari passu or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; (v) Investments in any Person (other than the Company or a Wholly-Owned Restricted Subsidiary) engaged in a Permitted Business in an amount taken together with all other Investments made pursuant to this clause (v) that are at that time outstanding not to exceed $5.0 million; (vi) other Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (vi) that are at that time outstanding, not to exceed $2.0 million;
(vii) payments to Holdings or Holberg pursuant to the tax sharing agreement among Holberg and other members of the affiliated corporations of which Holberg is the common parent; (viii) the designation of certain of the Company's Subsidiaries as Unrestricted Subsidiaries immediately prior to the date of the Indenture; (ix) the payment of a one-time dividend or distribution by the Company to pay fees, expenses, commissions and discounts in connection with the offering by Holdings of debt securities used to finance the Preferred Stock Contribution; (x) the redemption in connection with the Transactions of the preferred stock of the Company held by Holberg; (xi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or the Company held by any member of Holdings' or the Company's (or any of their Restricted Subsidiaries) management pursuant to any management equity subscription agreement or stock option agreement or in connection with the termination of employment of any employees or management of Holdings or the Company or their Subsidiaries; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in the aggregate plus the aggregate cash proceeds received by Holdings or the Company after the date of the Indenture from any reissuance of Equity Interests by Holdings or the Company to members of management of Holdings or the Company and their Restricted Subsidiaries; and (xii) other Restricted Payments in an aggregate amount not to exceed $10.0 million.

     From and after the date of the Indenture, the Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; provided that in no event shall the business currently operated by any Subsidiary Guarantor be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation (as determined in good faith by the Board of Directors). Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired
Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (i) the incurrence by the Company of revolving credit Indebtedness and letters of credit pursuant to New Credit Facility; provided that the aggregate principal amount of all revolving credit Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) outstanding under the New Credit Facility after giving effect to such incurrence does not exceed $40.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to repay revolving credit Indebtedness under the New Credit Facility pursuant to the covenant described above under "-- Repurchase at the Option of Holders -- Asset Sales";

     (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

     (iii) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the New Notes and the New Note Guarantees thereof, respectively;

     (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such Assets), in an aggregate principal amount not to exceed $7.5 million;

     (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Subsidiaries; provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (v), does not exceed $5.0 million;

     (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (i), (ii),
(iii), (iv), (v) or (xv) of this paragraph;

     (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness and the payee is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

     (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging currency risk or interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

     (ix) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

     (x) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (x);

     (xi) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect to workers' compensation claims or self-insurance, surety bonds or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

     (xii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability of all such Indebtedness shall at no time exceed 50% of the gross proceeds actually received by the Company;

     (xiii) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

     (xiv) guarantees incurred in the ordinary course of business in an aggregate principal amount not to exceed $5.0 million; and

     (xv) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness, including Attributable Debt incurred after the date of the Indenture, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xv), not to exceed $25.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. The incurrence of Indebtedness pursuant to the first paragraph of the covenant described above shall not be classified as any of the Items in clauses (i) through (xv) above. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

  LIENS

     The Indenture provides that the Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables that do not constitute Senior Debt (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.

  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the New Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive in the aggregate (as determined by the Credit Agent in good faith) with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as in effect on the date of the Indenture, (c) the Indenture and the New Notes, (d) any applicable law, rule, regulation or order, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness; provided that the material restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (i) contracts for the sale of assets, including without limitation customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, and (j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  MERGER, CONSOLIDATION, OR SALE OF ASSETS

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the New Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

  TRANSACTIONS WITH AFFILIATES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that the following shall not be deemed Affiliate
Transactions: (q) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (r) transactions between or among the Company and/or its Restricted Subsidiaries,
(s) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments," (t) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries, (u) annual management fees paid to Holberg Industries, Inc. not to exceed $5.0 million in any one year, (v) transactions pursuant to any contract or agreement in effect on the date of the Indenture as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is no less favorable to the Company and its Restricted Subsidiaries than the contract or agreement as in effect on the date of the Indenture or is approved by a majority of the disinterested directors of the Company, (w) transactions between the Company or its Restricted Subsidiaries on the one hand, and Holberg on the other hand, involving the provision of financial or advisory services by Holberg; provided that fees payable to Holberg do not exceed the usual and customary fees for similar services, (x) transactions between the Company or its Restricted Subsidiaries on the one hand, and Donaldson, Lufkin & Jenrette Securities Corporation or its Affiliates ("DLJ") on the other hand, involving the provision of financial, advisory, placement or underwriting services by DLJ; provided that fees payable to DLJ do not exceed the usual and customary fees of DLJ for similar services, (y) the insurance arrangements between the Company and its Subsidiaries and an Affiliate of Holberg that are not less favorable to the Company or any of its Subsidiaries than those that are in effect on the date hereof provided such arrangements are conducted in the ordinary course of business consistent with past practices and
(z) payments under the tax sharing agreement among Holberg and other members of the affiliated group of corporations of which it is the common parent.

  ANTI-LAYERING

     The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both
(a) subordinate or junior in right of payment to any Senior Debt and (b) senior in any respect in right of payment to the Notes and (ii) no Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both (a) subordinate or junior in right of payment to its Senior Debt and (b) senior in right of payment to its New Note Guarantee.

  SALE AND LEASEBACK TRANSACTIONS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described above under the caption "-- Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Asset Sales."

  LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED RESTRICTED SUBSIDIARIES

     The Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Asset Sales," and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

  LIMITATIONS ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS

     The Indenture provides that the Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company unless either such Restricted Subsidiary (x) is a Subsidiary Guarantor or (y) simultaneously executes and delivers a supplemental indenture to the Indenture providing for the Guarantee of the payment of the New Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted

Subsidiary's Guarantee of or pledge to secure such other Indebtedness. Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the New Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture. The form of such Guarantee will be attached as an exhibit to the Indenture.

  BUSINESS ACTIVITIES

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

  ADDITIONAL GUARANTEES

     The Indenture provides that (i) if the Company or any of its Restricted Subsidiaries shall, after the date of the Indenture, transfer or cause to be transferred, including by way of any Investment, in one or a series of transactions (whether or not related), any assets, businesses, divisions, real property or equipment having an aggregate fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million to any Restricted Subsidiary that is not a Subsidiary Guarantor or a Foreign Subsidiary, (ii) if the Company or any of its Restricted Subsidiaries shall acquire another Restricted Subsidiary other than a Foreign Subsidiary having total assets with a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million, or (iii) if any Restricted Subsidiary other than a Foreign Subsidiary shall incur Acquired Debt in excess of $1.0 million, then the Company shall, at the time of such transfer, acquisition or incurrence, (i) cause such transferee, acquired Restricted Subsidiary or Restricted Subsidiary incurring Acquired Debt (if not then a Subsidiary Guarantor) to execute a New Note Guarantee of the Obligations of the Company under the New Notes in the form set forth in the Indenture and (ii) deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that such New Note Guarantee is a valid, binding and enforceable obligation of such transferee, acquired Restricted Subsidiary or Restricted Subsidiary incurring Acquired Debt, subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles. Notwithstanding the foregoing, the Company or any of its Restricted Subsidiaries may make a Restricted Investment in any Wholly Owned Restricted Subsidiary of the Company without compliance with this covenant provided that such Restricted Investment is permitted by the covenant described under the caption "Restricted Payments."

  REPORTS

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any New Notes are outstanding, the Company will furnish to the Holders of New Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any New Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the New Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the New Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to comply with the provisions described under the captions
"-- Change of Control," "-- Asset Sales," or "-- Merger, Consolidation, or Sale of Assets;" (iv) failure by the Company for 30 days after notice from the Trustee or at least 30% in principal amount of the New Notes then outstanding to comply with the provisions described under the captions "-- Restricted Payments" or "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" (v) failure by the Company for 60 days after notice from the Trustee or at least 25% in principal amount of the New Notes then outstanding to comply with any of its other agreements in the Indenture or the New Notes; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vii) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding New Notes may declare all the New Notes to be due and payable immediately; provided, however, that if any Indebtedness or Obligation is outstanding pursuant to the New Credit Facility, upon a declaration of acceleration by the holders of the New Notes or the Trustee, all principal and interest under the Indenture shall be due and payable upon the earlier of (x) the day which five Business Days after the provision to the Company, the Credit Agent and the Trustee of such written notice of acceleration or (y) the date of acceleration of any Indebtedness under the New Credit Facility; and provided, further, that in the event of an acceleration based upon an Event of Default set forth in clause (vi) above, such declaration of acceleration shall be automatically annulled if the holders of Indebtedness which is the subject of such failure to pay at maturity or acceleration have rescinded their declaration of acceleration in respect of such Indebtedness or such failure to pay at maturity shall have been cured or waived within 30 days thereof and no other Event of Default has occurred during such 30-day period which has not been cured, paid or waived. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any of its Subsidiaries all outstanding New Notes will become due and payable without further action or notice. Holders of the New Notes may not enforce the Indenture or the New Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding New Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the New Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the New Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the New Notes. If an Event of Default occurs prior to March 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the New Notes prior to March 15, 2003, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the New Notes.

     The Holders of a majority in aggregate principal amount of the New Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the New Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the New Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or the Subsidiary Guarantors, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the New Notes, the Indenture, the New Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of New Notes by accepting a New Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding New Notes and all obligations of the Subsidiary Guarantors under the New Note Guarantees ("Legal Defeasance") except for (i) the rights of Holders of outstanding New Notes to receive payments in respect of the principal of, premium and Liquidated Damages, if any, and interest on such New Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the New Notes concerning issuing temporary New Notes, registration of New Notes, mutilated, destroyed, lost or stolen New Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the New Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the New Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance: (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the New Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding New Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the New Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of New Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange New Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any New Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a New Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the New Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, New Notes), and any existing default or compliance with any provision of the Indenture or the New Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding New Notes (including consents obtained in connection with a tender offer or exchange offer for New Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any New Notes held by a non-consenting Holder): (i) reduce the principal amount of New Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any New Note or alter the provisions with respect to the redemption of the New Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any New Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the New Notes (except a rescission of acceleration of the New Notes by the Holders of at least a majority in aggregate principal amount of the New Notes and a waiver of the payment default that resulted from such acceleration),
(v) make any New Note payable in money other than that stated in the New Notes,
(vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of New Notes to receive payments of principal of or premium, if any, or interest on the New Notes, (vii) waive a redemption payment with respect to any New Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the New Notes then outstanding if such amendment would adversely affect the rights of Holders of New Notes.

     Notwithstanding the foregoing, without the consent of any Holder of New Notes, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the New Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated New Notes in addition to or in place of certificated New Notes, to provide for the assumption of the Company's and the Subsidiary Guarantors' obligations to Holders of New Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of New Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding New Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of New Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to APCOA, Inc., 800 Superior Avenue, Cleveland, Ohio 44114; Attention: Corporate Secretary.

BOOK-ENTRY, DELIVERY AND FORM

     The New Notes initially being issued in exchange for the Notes generally will be represented by one or more fully-registered global notes without interest coupons (collectively the "Global New Notes"). Notwithstanding the foregoing, Notes held in certificated form will be exchanged solely for New Notes in certificated form as discussed below. The Global New Notes will be deposited upon issuance with the Depository Trust Company (the "DTC") and registered in the name of DTC or its nominee (the "Global New Note Registered Owner"), in each case for credit to an account of a direct or indirect participant as described below. Except as set forth below, the Global New Notes may be transferred, in whole and not in part, only to another nominee of the DTC or to a successor of the DTC or its nominee. See "-- Exchange of Book-Entry New Notes for Certificated New Notes."

     The New Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

  DEPOSITORY PROCEDURES

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Company that pursuant to procedures established by it, (i) upon deposit of the Global New Notes, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of Global New Notes and (ii) ownership of such interests in the Global New Notes will be shown on, and the transfer ownership thereof will be effected only through, records maintained by DTC (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global New Notes).

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NEW NOTES WILL NOT HAVE NEW NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NEW NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal and premium and Liquidated Damages, if any, and interest on a Global New Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the New Notes, including the Global New Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global New Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global New Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global New Notes as shown on the records of DTC. Payments by Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or its Participants in identifying the beneficial owners of the New Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the New Notes for all purposes.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more Participants to whose account DTC interests in the Global New Notes are credited and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants have given direction. However, if there is an Event of Default under the New Notes, DTC reserves the right to exchange Global New Notes for legended New Notes in certificated form, and to distribute such New Notes to its Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global New Notes among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Initial Purchasers or the Trustee will have any responsibility for the performance by DTC, or its Participants or indirect Participants of its obligations under the rules and procedures governing their operations.

  EXCHANGE OF BOOK-ENTRY NEW NOTES FOR CERTIFICATED NEW NOTES

     A Global New Note is exchangeable for definitive New Notes in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global New Note and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the New Notes in certificated form or (iii) there shall have occurred and be continuing to occur a Default or an Event of Default with respect to the New Notes. In addition, beneficial interests in a Global New Note may be exchanged for certificated New Notes upon request but only upon at least 20 days' prior written notice given to the Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Notes delivered in exchange for any Global New Note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

     Subject to the restrictions on the transferability of the New Notes described in "Risk Factors -- Restrictions on Transfer," a New Note in definitive form will be issued (i) in the Exchange Offer solely in exchange for certificated Notes or (ii) following the Exchange Offer, upon the resale, pledge or other transfer of any New Note or interest therein to any person or entity that does not participate in the Depository. The exchange of certificated Notes in the Exchange Offer may be made only by presentation of the Notes, duly endorsed, together with a duly completed Letter of Transmittal and other required documentation as described under "The Exchange Offer -- Procedures for Tendering" and "-- Guaranteed Delivery Procedures." Transfers of certificated New Notes may be made only by presentation of New Notes, duly endorsed, to the Trustees for registration of transfer on the Note Register maintained by the Trustees for such purposes.

     The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

CERTIFICATED NEW NOTES

     Subject to certain conditions, any person having a beneficial interest in the Global New Notes may, upon request to the Trustee, exchange such beneficial interest for New Notes in the form of Certificated New Notes. Upon any such issuance, the Trustee is required to register such Certificated New Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company notifies the Trustee in writing that the DTC is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of New Notes in the form of Certificated New Notes under the Indenture, then, upon surrender by the Global New Note Holder of its Global New Note, New Notes in such form will be issued to each person that the Global New Note Holder and the DTC identify as being the beneficial owner of the related New Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global New Note Holder or the DTC in identifying the beneficial owners of New Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global New Note Holder or the DTC for all purposes.

SAME DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the New Notes represented by the Global New Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available next day funds to the accounts specified by the Global New Note Holder. With respect to Certificated New Notes, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Company expects that secondary trading in the Certificated New Notes will also be settled in immediately available funds.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The Company, the Subsidiary Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on the Closing date. Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors agreed to file with the Commission the Exchange Offer Registration Statement of which this Prospectus is a part on the appropriate form under the Securities Act with respect to the New Notes. Pursuant to the Exchange Offer, the Company is offering to the Holders of Transfer Restricted Securities who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for New Notes. If any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (i) it is prohibited by law or Commission policy from participating in the Exchange Offer or (ii) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (iii) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company and the Subsidiary Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company and the Subsidiary Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

     The Registration Rights Agreement provides, among other things, that (i) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Subsidiary Guarantors will have commenced the Exchange Offer and used their best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (ii) if obligated to file the Shelf Registration Statement, the Company and the Subsidiary Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 120 days after such obligation arises. If (a) the Company and the Subsidiary Guarantors fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing,
(b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company and the Subsidiary Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Change of Control" and/or the provisions described above under the caption "-- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $3.0 million or (b) for net proceeds in excess of $3.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, and (iii) a Restricted Payment that is permitted by the covenant described above under the caption "-- Restricted Payments" will not be deemed to be Asset Sales.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above, and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries or of the Company and its Subsidiaries, in each case, taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of Holdings or the Company,
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of Holdings or the Company (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (v) Holdings or the Company consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Holdings or the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Holdings or the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Holdings or the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) one-time charges related to the Combination, to the extent that such charges were deducted in computing Consolidated Net Income, plus (vi) in connection with any acquisition by the Company or a Restricted Subsidiary, projected quantifiable improvements in operating results (on an annualized basis) due to cost reductions calculated in good faith by the Company or one of its Restricted Subsidiaries, as evidenced by (A) in the case of cost reductions of less than $10.0 million, an Officers' Certificate delivered to the Trustee and (B) in the case of cost reductions of $10.0 million or more, a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee, minus
(vii) non-cash items increasing such Consolidated Net Income for such period. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,
(iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries for purposes of the covenant described under the covenant "Incurrence of Indebtedness and Issuance of Preferred Stock."

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Agent" means The First National Bank of Chicago, in its capacity as Administrative Agent for the lenders party to the New Credit Facility or any successor thereto or any person otherwise appointed.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Debt" means (i) any Indebtedness outstanding under the New Credit Facility and (ii) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as Designated Senior Debt.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would not qualify as Disqualified Stock but for change of control provisions shall not constitute Disqualified Stock if the provisions are not more favorable to the holders of such Capital Stock than the provisions described under "-- Change of Control" applicable to the Holders of the Notes.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) to the extent paid by such Person, any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Foreign Subsidiary" means any Subsidiary organized and existing under the laws of a jurisdiction other than those of any state or commonwealth in the United States of America.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency rates.

     "Holdings" means AP Holdings, Inc., a Delaware corporation and the parent (but not 100% owner) of APCOA, Inc.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Insolvency or Liquidation Proceedings" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or to the creditors of the Company, as such, or to the assets of the Company, or (ii) any liquidation, dissolution, reorganization or winding up of the Company, whether voluntary or involuntary and involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption " -- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Credit Facility" means that certain Credit Agreement, dated as of the date of the Indenture, by and among the Company, the lenders and other parties thereto from time to time and The First National Bank of Chicago, as agent, together with all related documents executed or delivered pursuant thereto at any time (including, without limitation, all mortgages, guarantees, security agreements and all other collateral and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder provided that such increase in borrowings is within the definition of Permitted Indebtedness or is otherwise permitted under the covenant described "Incurrence of Indebtedness and Issuance of Preferred Stock") or adding Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness and other Obligations under such agreement or agreements or any successor or replacement agreement or agreements, and whether by the same or any other agent, lender or group of lenders.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, and in all cases whether now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided in the relevant document, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

     "Permitted Business" means any of the businesses and any other businesses related to the businesses engaged in by the Company and its respective Restricted Subsidiaries on the date of the Indenture.

     "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company that is engaged in a Permitted Business; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company that is engaged in a Permitted Business; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption " -- Repurchase at the Option of Holders -- Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) loans and advances made after the date of the Indenture to Holberg Industries, Inc. not to exceed $10.0 million at any time outstanding;
(g) make and permit to remain outstanding travel and other like advances in the ordinary course of business consistent with past practices to officers and employees of the Company or a Subsidiary of the Company; (h) other Investments made after the date of the Indenture in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (h) that are at the time outstanding, not to exceed $10 million; and (i) loans and advances made after the date of the Indenture to Holdings, not to exceed $9.0 million at any time outstanding.

     "Permitted Liens" means (i) Liens securing Senior Debt under the New Credit Facility that were permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of bids, tenders, contracts, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the date of the Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (ix) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (x) Liens on the daily revenues in favor of Persons other than the Company and its Restricted Subsidiaries who are parties to parking facility agreements for the amounts due to them pursuant thereto; (xi) Liens arising by applicable law in respect of employees' wages, salaries or commissions not overdue; and (xii) Liens arising out of judgments or awards not in excess of $5.0 million with respect to which the Company or its Subsidiary with respect to which the Company or such Subsidiaries are prosecuting an appeal or a proceeding or review and the enforcement of such lien is stayed pending such appeal or review.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the

Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Principals" means Holberg Industries, Inc., John V. Holten or, in the case of the Company, Holdings.

     "Public Equity Offering" means a public offering of Equity Interests (other than Disqualified Stock) of (i) the Company or (ii) Holdings, to the extent that the net proceeds thereof are contributed to the Company as a capital contribution, that, in each case, results in net proceeds to the Company of at least $25.0 million.

     "Receivables" means, with respect to any Person or entity, all of the following property and interests in property of such Person or entity, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts, (ii) accounts receivable incurred in the ordinary course of business, including without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance, (iii) all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods, (iv) all reserves and credit balances with respect to any such accounts receivable or account debtors, (v) all letters of credit, security, or guarantees for any of the foregoing, (vi) all insurance policies or reports relating to any of the foregoing, (vii) all collection or deposit accounts relating to any of the foregoing, (viii) all proceeds of the foregoing and (ix) all books and records relating to any of the foregoing.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Notes" means the Regulation S Temporary Global Notes or the Regulation S Permanent Global Notes as applicable.

     "Regulation S Permanent Global Notes" means the permanent global notes that are deposited with and registered in the name of the Depositary or its nominee, representing a series of Notes sold in reliance on Regulation S.

     "Regulation S Temporary Global Notes" means the temporary global notes that are deposited with and registered in the name of the Depositary or its nominee, representing a series of Notes sold in reliance on Regulation S.

     "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) or trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

     "Reorganization Securities" means securities distributed to the Holders of the Notes in an Insolvency or Liquidation Proceeding pursuant to a plan of reorganization consented to by each class of the Senior Debt, but only if all of the terms and conditions of such securities (including, without limitation, term, tenor, interest, amortization, subordination, standstills, covenants and defaults), are at least as favorable (and provide the same relative benefits) to the holders of Senior Debt and to the holders of any security distributed in such Insolvency or Liquidation Proceeding on account of any such Senior Debt as the terms and conditions of the Notes and the Indenture are, and provide to the holders of Senior Debt.

     "Representative" means the Trustee, agent or representative for any Senior Debt.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 144A Global Note" means a permanent global note that is deposited with and registered in the name of the Depositary or its nominee, representing a series of Notes sold in reliance on Rule 144A.

     "Senior Debt" means (i) all Indebtedness outstanding under the New Credit Facility, including any Guarantees thereof and all Hedging Obligations with respect thereto, (ii) any other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and
(iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantors" means all direct and indirect Restricted Subsidiaries of the Company.

     "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the

Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," and (ii) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

             DESCRIPTION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of certain U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the New Notes by the holders thereof. This summary does not purport to be a complete analysis of all the potential federal income tax effects relating to the purchase, ownership and disposition of the New Notes. There can be no assurance that the U.S. Internal Revenue Service will take a similar view of such consequences. Further, the discussion does not address all aspects of taxation that may be relevant to particular purchasers in light of their individual circumstances (including the effect of any foreign, state or local laws) or to certain types of purchasers (including dealers in securities, insurance companies, financial institutions, persons that hold New Notes that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar and tax-exempt entities) subject to special treatment under U.S. federal income tax laws. The discussion below assumes that the New Notes are held as capital assets.

     The discussion of the U.S. federal income tax consequences set forth below is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, and administrative interpretations. Because individual circumstances may differ, each prospective purchaser of the New Notes is strongly urged to consult its own tax advisor with respect to its particular tax situation and the particular tax effects of any state, local, non-U.S. or other tax laws and possible changes in the tax laws.

     As used herein, the term "U.S. Holder" means a beneficial owner of a New Note who or which is for U.S. federal income tax purposes either (i) a citizen or resident of the U.S., (ii) a corporation, partnership or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. The term also includes certain former citizens of the U.S. whose income and gain on the New Notes will be subject to U.S. taxation. As used herein, the term "U.S. Alien Holder" means a beneficial owner of a New Note that is not a U.S. Holder.

PAYMENTS OF INTEREST

     Interest paid on a New Note will generally be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received, in accordance with the U.S. Holder's method of accounting for federal income tax purposes.

MARKET DISCOUNT AND PREMIUM

     If a U.S. Holder that acquires a New Note has a tax basis in the New Note that is less than its "stated redemption price at maturity," the amount of the difference will be treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules of the Code, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a New Note as ordinary income to the extent of any accrued market discount that has not previously been included in income. Market discount generally accrues on a straight-line basis over the remaining term of a New Note. A U.S. Holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such New Note. A U.S. Holder may elect to include market discount in income currently as it accrues (either on a straight-line basis or, if the United States Holder so elects, on a constant yield basis), in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all bonds acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service.

     If a U.S. Holder purchases a New Note for an amount that is greater than the sum on all amounts payable on the New Note after the purchase date, other than stated interest, such holder will be considered to have purchased such New Note with "amortizable bond premium" equal in amount to such excess, and may elect (in accordance with applicable Code provisions) to amortize such premium, using a constant yield method over the remaining term of the New Note. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from the New
Note in such year. A U.S. Holder that elects to amortize bond premium must reduce its tax basis in the New Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the Internal Revenue Service.

SALE, EXCHANGE OR RETIREMENT OF NEW NOTES

     Upon the sale, exchange or retirement of a New Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (not including any amount attributable to accrued but unpaid interest) and such holder's adjusted tax basis in the New Note. A U.S. Holder's adjusted tax basis in a New Note will equal the cost of the New Note to such holder, increased by the amount of any market discount previously included in income by such holder with respect to such New Note and reduced by any amortized bond premium and any principal payment received by such holder.

     Subject to the discussion of market discount above, gain or loss realized on the sale, exchange or retirement of a New Note by a U.S. Holder will be capital gain or loss, and will be long-term capital gain or loss if at the time of the sale, exchange or retirement the New Note has been held for more than one year. In the case of a U.S. Holder who is an individual, net capital gain will be taxed at a maximum rate of 28% if such U.S. Holder's holding period is more than one year but not more than 18 months and at a maximum rate of 20% if such U.S. Holder's holding period is more than 18 months. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

     If Liquidated Damages are paid, although not free from doubt, such payment should be taxable to a U.S. Holder as ordinary income at the time it accrues or is received in accordance with such holder's regular method of accounting. It is possible, however, that the Internal Revenue Service may take a different position, in which case the timing and amount of income inclusion may be different. A U.S. Holder will recognize no gain or loss on the exchange of a Note for a New Note pursuant to the Exchange Offer.

TAX CONSEQUENCES TO U.S. ALIEN HOLDERS

     Under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) payments of principal or interest on the New Notes by the Company or any paying agent to a beneficial owner of a New Note that is a U.S. Alien Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest, (i) such Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) such Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership,
     (iii) such Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) the certification requirements under
     Section 871(h) or Section 881(c) of the Code and Treasury Regulations thereunder (summarized below) are met;

          (b) a U.S. Alien Holder of a New Note will not be subject to U.S. federal income tax on gains realized on the sale, exchange or other disposition of such New Note, unless (i) such Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met; (ii) such gain is effectively connected with the conduct by such Holder of a trade or business in the U.S. and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the U.S. Alien Holder or (iii) the U.S. Alien Holder is subject to tax pursuant to the Code provisions applicable to certain U.S. expatriates; and

          (c) a New Note held by an individual who is not a citizen or resident of the U.S. at the time of his death will not be subject to U.S. federal estate tax as a result of such individual's death, provided that, at the time of such individual's death, the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and payments with respect to such New Note would not have been effectively connected with the conduct by such individual of a trade or business in the U.S.

     Sections 871(h) and 881(c) of the Code and currently effective Treasury Regulations thereunder require that, in order to obtain the exemption from withholding tax described in paragraph (a) above, either (i) the beneficial owner of a New Note must certify, under penalties of perjury, to the Company or paying agent, as the case may be, that such owner is a U.S. Alien Holder and must provide such owner's name and address, and U.S. taxpayer identification number ("TIN"), if any, or (ii) a securities clearing organization, bank or other financial institution that holds customers securities in the ordinary course of its trade or business (a "Financial Institution") and holds the New Note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to the Company or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and must furnish the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest made to the certifying U.S. Alien Holder after delivery of the certificate in the calendar year of its delivery and the two immediately succeeding calendar years. Under currently effective U.S. Treasury Regulations, such requirement will be fulfilled if the beneficial owner of a New Note certifies on Internal Revenue Service Form W-8, under penalties of perjury, that it is a U.S. Alien Holder and provides its name and address, and any Financial Institution holding the New Note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof).

     Treasury Regulations released on October 6, 1997 (the "New Regulations") and effective for payments made after December 31, 1998, will provide alternative methods for satisfying the certification requirement described herein. The New Regulations also will require, in the case of Notes held by a foreign partnership, that (x) the certification be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look through rule will apply in the case of tiered partnerships.

     If a U.S. Alien Holder of a New Note is engaged in a trade or business in the U.S., and if interest on the New Note, or gain realized on the sale, exchange or other disposition of the New Note, is effectively connected with the conduct of such trade or business and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the U.S. Alien Holder, the U.S. Alien Holder, although exempt from U.S. withholding tax, will generally be subject to regular U.S. income tax on such interest or gain in the same manner as if it were a U.S. Holder. In lieu of the certificate described in the preceding paragraph, such a Holder will be required to provide the Company a properly executed Internal Revenue Service Form 4224 in order to claim an exemption from withholding tax. In addition, if such U.S. Alien Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on and any gain recognized on the sale, exchange or other disposition of a New Note will be included in the earnings and profits of such U.S. Alien Holder if such interest or gain is effectively connected with the conduct by the U.S. Alien Holder of a trade or business in the U.S. The New Regulations will change some of the withholding reporting requirements described above, effective for payments made after December 31, 1998, subject to certain grandfathering provisions.

BACKUP WITHHOLDING

     Under current U.S. federal income tax law, a 31% backup withholding tax requirement applies to certain payments of interest on, and the proceeds of a sale, exchange or redemption of, the New Notes.

     Backup withholding will generally not apply with respect to payments made to certain exempt recipients, such as corporations or other tax-exempt entities. In the case of a non-corporate U.S. Holder, backup withholding will apply only if such Holder (i) fails to furnish its TIN, which, for an individual, would be his Social Security number, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it has failed to properly report payments of interest and dividends or (iv) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments.

     In the case of a U.S. Alien Holder, under currently effective Treasury Regulations, backup withholding will not apply to payments made by the Company or any paying agent thereof on a New Note if such holder has provided the required certification under penalties of perjury that it is not a U.S. Holder (as defined above) or has otherwise established an exemption, provided in each case that the Company or such paying agent, as the case may be, does not have actual knowledge that the payee is a U.S. Holder.

     Under currently effective Treasury Regulations, if payments on a New Note are made to or through a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a New Note, such custodian, nominee or other agent acting will not be required to apply backup withholding to such payments made to such beneficial owner. However, under the New Regulations, backup withholding may apply to payments made after December 31, 1998 if such custodian, nominee or other agent has actual knowledge that the payee is a U.S. Holder.

     Under currently effective Treasury Regulations, payments on the sale, exchange or other disposition of a New Note made to or through a foreign office of a broker generally will not be subject to backup withholding. However, under the New Regulations, backup withholding may apply to payments made after December 31, 1998 if such broker has actual knowledge that the payee is a U.S. Holder. In the case of proceeds from a sale of a New Note by a U.S. Alien Holder paid to or through the foreign office of a U.S. broker or a foreign office of a foreign broker that is (i) a controlled foreign corporation for U.S. tax purposes or (ii) a person 50% or more of whose gross income for the three-year period ending with the close of the taxable year preceding the year of payment (or for the part of that period that the broker has been in existence) is effectively connected with the conduct of a trade or business within the U.S., information reporting is required unless the broker has documentary evidence in its files that the payee is not a U.S. person and certain other conditions are met, or the payee otherwise establishes an exemption. Payments to or through the U.S. office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a U.S. Holder and that certain other conditions are met or otherwise establishes an exemption.

     Holders of New Notes should consult their tax advisors regarding the application of backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from payment under the backup withholding rules will be allowed as a credit against a Holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE HOLDER OF NEW NOTES SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO THE PROSPECTIVE HOLDER OF THE NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR NON-U.S. INCOME TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS AND THE EFFECT OF THE NEW REGULATIONS WITH RESPECT TO PAYMENTS MADE AFTER DECEMBER 31, 1998.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account ("Participating Broker-Dealer") pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with the initial sales of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with the sales of New Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale and Participating Broker-Dealers shall be authorized to deliver this prospectus for a period not exceeding 120 days after the Expiration Date. In
addition, until           , 1998 (90 days after the date of this Prospectus),
all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sales of the New Notes by participating Broker-Dealers. New Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time, in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer that resells the New Notes that were received by it for its own account pursuant to the Exchange Offer. Any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and may profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company will promptly send additional copies of this Prospectus and any amendment or supplement to this prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal. See "The Exchange Offer."

     DLJ has, from time to time, including in connection with the Combination, provided investment banking and other financial advisory services to APCOA and affiliates of APCOA for which it has received customary compensation. The First National Bank of Chicago, an affiliate of First Chicago, is the agent under the New Credit Facility and First Chicago is the arranger under the New Credit Facility. See "Description of Indebtedness."

                                 LEGAL MATTERS

     Certain legal matters in connection with the New Notes offered hereby will be passed upon for the Company by Wachtell, Lipton, Rosen & Katz, New York, New York.

                                    EXPERTS

     The consolidated financial statements of APCOA at December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, appearing in this Prospectus and in the Registration Statement, and the financial statement schedule for each of the three years in the period ended December 31, 1997 included in the Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement, and are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Standard at December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, appearing in this Prospectus and in the Registration Statement have been audited by Altschuler, Melvoin and Glasser LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX OF CERTAIN DEFINED TERMS

                                    PAGE NO.
ADA...............................       18
Affiliate Transaction.............       72
Agent.............................       28
Annual Base Salary................       54
APCOA.............................        1
AP Holdings.......................       20
Board.............................       54
CAGR..............................        9
Certificate of Incorporation......       17
Change of Control Offer...........       65
Closing...........................       12
Code..............................       92
Combination.......................        1
Combination Agreement.............       28
Commission........................        3
Company...........................        1
Company Common Stock..............       28
Delaware North....................       49
Depositary........................        3
DLJ...............................       73
DTC...............................       78
EPI...............................       26
ERISA.............................       94
Exchange Act......................        4
Exchange Offer....................        1
Exchange Offer Registration
  Statement.......................       12
Financing.........................       28
First Chicago.....................        3
Guarantors........................       54
Holberg...........................       18
Indenture.........................        1
Initial Purchasers................        3
Lenders...........................       16
Liquidated Damages................       78
Named Executive Officers..........       50
New Credit Facility...............       28
New Global Notes..................       72

                                    PAGE NO.
New Notes.........................        1
New Note Guarantees...............        1
New Regulations...................       94
Offering..........................        9
Option Plan.......................       55
Other Acquisitions................        6
PORTAL............................        1
Preferred Stock Contribution......       28
property-level expenses...........       58
Purchase Agreement................       95
Registration Default..............       81
Registration Rights Agreement.....        1
Regulation S Certificate..........       76
Regulation S Global Notes.........       72
Regulation S Notes................       72
Regulation S Permanent Global
  Notes...........................       72
Regulation S Temporary Global
  Notes...........................       72
Restricted Payments...............       69
Restricted Period.................       72
Securities Act....................        1
Shelf Registration Statement......       12
Standard..........................        1
Standard Owners...................       28
Standard Parties..................       57
Stockholders......................       57
Stockholders Agreement............       57
Subsidiary Guarantors.............       12
Tax Sharing Agreement.............       57
TIN...............................       94
Transactions......................       28
Trustee...........................        1
Trust Indenture Act...............       62
U.S. Alien Holder.................       92
U.S. Holder.......................       92
U.S. Person.......................       76
Warshauer Employment Agreement....       54

                                  APCOA, INC.

         INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Description of Unaudited Pro Forma Consolidated Financial
  Statements................................................  P-2
Unaudited Pro Forma Consolidated Balance Sheet as of
  December 31, 1997.........................................  P-3
Notes to Unaudited Pro Forma Consolidated Balance Sheet as
  of December 31, 1997......................................  P-4
Unaudited Pro Forma Consolidated Statement of Operations for
  the Year Ended December 31, 1997..........................  P-6
Notes to Unaudited Pro Forma Consolidated Statement of
  Operations for the Year Ended December 31, 1997...........  P-7

                                  APCOA, INC.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1997 and Unaudited Pro Forma Consolidated Statement of Operations for the year then ended are based on the historical consolidated financial statements of APCOA. The Unaudited Pro Forma Consolidated Balance Sheet is adjusted to give effect to (1) the acquisition of Standard, (2) the Other Acquisitions, including the probable acquisition of EPI, (3) the Preferred Stock Contribution, (4) the sale of the Notes and (5) the application of the estimated net proceeds therefrom as described under "Use of Proceeds," as if these events had occurred on December 31, 1997. The Unaudited Pro Forma Consolidated Statement of Operations is adjusted to give effect to (1) the acquisition of Standard, (2) the Other Acquisitions, including the probable acquisition of EPI, (3) the Preferred Stock Contribution, (4) the sale of the Notes and (5) the application of the net proceeds therefrom, as if these events had occurred as of January 1, 1997. The Unaudited Pro Forma Consolidated Statement of Operations combines the historical operations of APCOA with the historical operations of the acquired businesses prior to the date APCOA made such acquisitions, using the purchase method of accounting. The actual allocation of purchase price for each acquisition will be based on management's final determination of the fair value of assets acquired or to be acquired and liabilities assumed or to be assumed. The pro forma operating results are not necessarily indicative of the operating results that would have been achieved had the acquisitions actually occurred at January 1, 1997, nor do they purport to indicate the results of future operations.

     The Unaudited Pro Forma Consolidated Financial Statements are based on the assumptions set forth in the notes to such statements and should be read in conjunction with the related consolidated financial statements and notes thereto of APCOA and Standard included elsewhere in this Prospectus.

                                  APCOA, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                       PRO FORMA
                                            HISTORICAL                ADJUSTMENTS                                      COMBINED
                                ----------------------------------    FOR STANDARD                                    PRO FORMA
                                                         OTHER         AND OTHER       COMBINED      ADJUSTMENTS       ADJUSTED
                                 APCOA     STANDARD   ACQUISITIONS    ACQUISITIONS     PRO FORMA   FOR OFFERING(7)   FOR OFFERING
                                --------   --------   ------------    ------------     ---------   ---------------   ------------
ASSETS
Current assets:
 Cash.........................  $  3,322   $ 2,478       $  824         $ (1,200)(1)   $  5,424       $ 55,749         $ 61,173
 Notes and accounts
   receivable, net............    13,806     4,919          338           (2,800)(1)     16,263             --           16,263
 Prepaid expenses.............     1,126       150           73               --          1,349             --            1,349
                                --------   -------       ------         --------       --------       --------         --------
       Total current assets...    18,254     7,547        1,235           (4,000)        23,036         55,749           78,785
Property and equipment, net...     8,248     1,170          222               --          9,640             --            9,640
Cost of parking contracts,
 net..........................     4,092       328           --            6,473(2)      12,725             --           12,725
                                                                             935(3)
                                                                             897(4)
Cost in excess of net assets
 acquired, net................    18,457        --           --           74,475(2)     102,649             --          102,649
                                                                           6,364(3)
                                                                           3,353(4)
Other intangible assets,
 net..........................     4,013        --           --             (283)(3)      3,730          7,200           10,155
                                                                                                          (775)
Due from affiliate............     4,522        --           --           (4,522)(5)         --             --               --
Other assets..................     1,509     1,131           --               --          2,640             --            2,640
                                --------   -------       ------         --------       --------       --------         --------
                                $ 59,095   $10,176       $1,457         $ 83,692       $154,420       $ 62,174         $216,594
                                ========   =======       ======         ========       ========       ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable.............  $ 16,401   $   650       $  848         $     --       $ 17,899       $     --         $ 17,899
 Accrued expenses.............    14,810     2,910          625            4,875(2)      25,720         (4,875)          20,845
                                                                           2,500(2)
 Line of credit...............        --       330           --               --            330           (330)              --
 Current portion of long-term
   debt.......................     4,102       208           --               --          4,310         (1,800)           2,510
                                --------   -------       ------         --------       --------       --------         --------
       Total current
        liabilities...........    35,313     4,098        1,473            7,375         48,259         (7,005)          41,254
Long-term liabilities:
 Existing credit facilities...    27,729        --           --            1,000(4)    28,729..        (28,729)              --
 New credit facility..........        --        --           --               --             --             --               --
 9 1/4% Senior Subordinated
   Notes due 2008.............        --        --           --               --             --        140,000          140,000
 Other debt...................     6,452       127           --               --          6,579             --            6,579
 Due to Standard..............        --        --           --           65,000(2)      65,000        (65,000)              --
 Due to EPI...................        --        --           --            7,000(3)       7,000         (7,000)              --
 Seller notes.................        --        --           --            3,250(4)       3,250             --            3,250
 Other liabilities............     3,132       935           --            5,000(2)       9,067             --            9,067
                                --------   -------       ------         --------       --------       --------         --------
       Total long-term
        liabilities...........    37,313     1,062           --           81,250        119,625         39,271          158,896
Redeemable preferred stock....     8,728        --           --             (728)(6)      8,000         40,683           40,683
                                                                                                        (8,000)
Common stock subject to
 put/call rights..............        --        --           --            4,589(2)       4,589             --            4,589
Stockholders' equity
 (deficit):
 Common stock.................         1        --           --               --              1             --                1
 Additional paid in capital...    17,205        --           --           (4,522)(5)     13,411             --           13,411
                                                                             728(6)
 Retained earnings
   (deficit)..................   (39,465)       --           --               --        (39,465)        (2,000)         (42,240)
                                                                                                          (775)
 Owners' equity (deficit).....        --     5,016          (16)          (4,000)(2)         --             --               --
                                                                          (1,016)(2)
                                                                              16(3)
                                --------   -------       ------         --------       --------       --------         --------
       Total stockholders'
        equity (deficit)......   (22,259)    5,016          (16)          (8,794)       (26,053)        (2,775)         (28,828)
                                --------   -------       ------         --------       --------       --------         --------
                                $ 59,095   $10,176       $1,457         $ 83,692       $154,420       $ 62,174         $216,594
                                ========   =======       ======         ========       ========       ========         ========

   See accompanying notes to unaudited pro forma consolidated balance sheet.

                                  APCOA, INC.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                                 (IN THOUSANDS)

(1) Represents the reduction in cash and notes and accounts receivable for the closing distribution to the Standard Owners pursuant to the Combination Agreement.

(2) Represents the following adjustments to reflect the Combination (the final purchase price allocation will be based upon a final determination of fair values of the net assets acquired):

Cash consideration payable from proceeds of the Offering....  $65,000
APCOA common stock to be issued, at calculated put/call
  value per the Stockholders' Agreement.....................    4,589
                                                              -------
          Total consideration...............................  $69,589
                                                              =======
The total consideration is allocated as follows:
  Historical net assets of Standard.........................  $ 5,016
  Closing distribution to the Standard Owners...............   (4,000)
                                                              -------
     Net assets acquired....................................    1,016
  Cost of parking contracts.................................    6,473
  Cost in excess of net assets acquired.....................   74,475
  Accrued transaction costs.................................   (4,875)
  Restructuring reserves....................................   (2,500)
  Long-term severance liabilities...........................   (5,000)
                                                              -------
                                                              $69,589
                                                              =======

(3) Represents the following adjustments to reflect the probable acquisition of EPI (the final purchase price allocation will be based upon a final determination of fair values of the net assets acquired):

Historical net assets (deficit) of EPI......................  $   (16)
Less: Current APCOA investment in EPI.......................     (283)
                                                              -------
     Net deficit acquired...................................     (299)
Cost of parking contracts...................................      935
Cost in excess of net assets acquired.......................    6,364
                                                              -------
Cash consideration payable from proceeds of the Offering....  $ 7,000
                                                              =======

(4) Represents the acquisition by the Company of Dixie Parking on January 22, 1998, but which was managed by the Company in 1997. The purchase price consisted of cash of $1,000, which was borrowed under the existing credit facility, and seller notes of $3,250. The purchase price allocation consisted of $897 to parking contracts acquired and $3,353 to cost in excess of net assets acquired.

(5) Represents the closing distribution to Holberg Industries, Inc., pursuant to the Combination Agreement, of the receivable, "Due from affiliate."

(6) Represents $728 of preferred stock eliminated pursuant to the Combination Agreement.

                                  APCOA, INC.

(7) Reflects the issuance of $140,000 of Senior Subordinated Notes due 2008 in the Offering and $40,683 of redeemable preferred stock issued to AP Holdings, Inc. The application of the proceeds therefrom are as follows:

Reduction of existing indebtedness:
  Amounts due the Standard Owners...........................  $ 65,000
  Existing credit facilities................................    28,729
  Amounts due EPI owners....................................     7,000
  Current portion of long-term debt.........................     1,800
  Line of credit for Standard...............................       330
Redemption of preferred stock held by Holberg Industries,
  Inc.......................................................     8,000
Deferred financing fees.....................................     7,200
Prepayment penalty on existing credit facilities, charged to
  stockholders' equity (deficit)............................     2,000
Payment of accrued transaction costs at closing.............     4,875
Excess proceeds from the Offering...........................    55,749
                                                              --------
                                                              $180,683
                                                              ========

     In connection with the reduction of existing indebtedness, $775 of deferred financing costs will be written off.

                                  APCOA, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                        PRO FORMA
                                                                       ADJUSTMENTS
                                            HISTORICAL                     FOR                                    COMBINED
                               -------------------------------------     STANDARD                 ADJUSTMENTS    PRO FORMA
                                                          OTHER         AND OTHER     COMBINED        FOR         ADJUSTED
                                APCOA     STANDARD   ACQUISITIONS(1)   ACQUISITIONS   PRO FORMA    OFFERING     FOR OFFERING
                               --------   --------   ---------------   ------------   ---------   -----------   ------------
Parking service revenue......  $115,676   $63,652        $6,750          $    --      $186,078      $    --       $186,078
Cost and expenses:
  Cost of parking services...    92,818    50,142         3,205               --       146,165           --        146,165
  General and
     administrative..........    13,528     7,857         3,566           (2,987)(2)    20,045           --         20,045
                                                                          (1,919)(3)
  Depreciation and
     amortization............     3,767       464            --            1,298(4)      7,678         (180)(8)      7,498
                                                                           2,149(5)
                               --------   -------        ------          -------      --------      -------       --------
          Total costs and
            expenses.........   110,113    58,463         6,771           (1,459)      173,888         (180)       173,708
                               --------   -------        ------          -------      --------      -------       --------
Operating income.............     5,563     5,189           (21)           1,459        12,190          180         12,370
Other expense (income):
  Interest expense...........     3,713        45            --            7,124(6)     10,882        4,063(9)      14,945
  Interest income............      (470)     (130)           --              351(7)       (249)          --           (249)
                               --------   -------        ------          -------      --------      -------       --------
Income (loss) before income
  taxes and minority
  interest...................     2,320     5,274           (21)          (6,016)        1,557       (3,883)        (2,326)
Minority interest............       321        --            --               --           321           --            321
Income tax expense...........       140        --            --               --           140           --            140
                               --------   -------        ------          -------      --------      -------       --------
Net income (loss)............  $  1,859   $ 5,274        $  (21)         $(6,016)     $  1,096      $(3,883)      $ (2,787)
                               ========   =======        ======          =======      ========      =======       ========
Other data:
EBITDA(10)...................                                                                                     $ 19,868
                                                                                                                  ========
Deficiency of earnings to
  fixed charges(11)..........                                                                                     $  2,326
                                                                                                                  ========

    See accompanying notes to unaudited pro forma consolidated statement of operations.

                                  APCOA, INC.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

 (1) The historical consolidated statement of operations data for the Other Acquisitions for the year ended December 31, 1997 represents the results of operations of such companies from January 1, 1997 to the earlier of their respective dates of acquisition or December 31, 1997. The Other Acquisitions and their respective acquisition dates include: (i) Colonial Richmond (March 1, 1997); (ii) Metropolitan Parking (June 1, 1997); (iii) the remaining 50% interest in APCOA Parking Management & Development, Ltd. (November 1, 1997); (iv) Dixie Parking (January 22, 1998); and (v) the remaining 76% interest in EPI, a probable acquisition. Each of the Other Acquisitions has been or is proposed to be accounted for as a purchase. Accordingly, the results of the operations of each such acquired company are or will be included in APCOA's results of operations from the date of acquisition.

 (2) Represents the net reduction in costs in accordance with the Company's business plan to integrate Standard:

Payroll reductions for the elimination of duplicative
  administrative and operations personnel...................  $1,461
Reduction in salaries of certain Standard executives
  pursuant to post-acquisition employment agreements........   1,139
Reductions in management information systems costs..........     387
                                                              ------
                                                              $2,987
                                                              ======

      In addition, there are $3,289 of anticipated cost savings ($1,883 represents personnel reduction savings at APCOA and $1,406 represents purchasing efficiencies) that have not been reflected in the pro forma statement of operations because they are not directly attributable to the acquisition of Standard. APCOA intends to record a $8,500 charge in fiscal 1998 related to its planned restructuring of existing operations. This charge is composed of $5,700 in employee displacement costs, $1,900 in writedowns of long-term assets to current fair value, and $900 in other restructuring costs.

 (3) Represents the net reduction in costs in accordance with APCOA's business plans to integrate the Other Acquisitions:

Payroll reductions for the elimination of duplicative
  administrative and operations personnel:
       EPI..................................................  $  331
       Other................................................     428
Reduction in salaries of certain EPI executives pursuant to
  proposed post-acquisition employment agreements...........     577
Reduction in management fees paid to third parties which
  will be eliminated upon acquisition.......................     583
                                                              ------
                                                              $1,919
                                                              ======

 (4) Represents the incremental depreciation and amortization due to the application of purchase accounting. Property, leaseholds and equipment are being amortized over 3 to 7 years. Depreciation and amortization has been increased to reflect each acquisition as if it had occurred on January 1, 1997 as follows:

Amortization of cost of parking contracts acquired from
  Standard..................................................  $1,034
Amortization of cost of parking contracts acquired from the
  Other Acquisitions........................................     347
Net reduction in depreciation of property and equipment
  acquired from Standard....................................     (83)
                                                              ------
                                                              $1,298
                                                              ======

                                  APCOA, INC.

 (5) Represents the incremental amortization, due to the application of purchase accounting, for amortization of the excess cost over the fair value of net assets acquired over 40 years. Amortization has been increased to reflect each acquisition as if it had occurred on January 1, 1997 as follows:

Amortization of excess cost over fair value of net assets
  acquired
  for Standard..............................................  $1,862
Amortization of excess cost over fair value of net assets
  acquired for the
  Other Acquisitions........................................     287
                                                              ------
                                                              $2,149
                                                              ======

 (6) Represents the incremental interest expense for the additional financing required for the acquisitions. Interest expense has been increased to reflect each acquisition as if it had occurred on January 1, 1997. The interest rate used for the additional financing for the Standard acquisition and the proposed EPI acquisition was 9 1/4%, the actual rate of the Senior Subordinated Notes, the proceeds from which will be partially used to finance such acquisitions. The interest expense is as follows:

                                                                       INCREMENTAL
                                           PRINCIPAL                    INTEREST
                                            AMOUNT         RATE          EXPENSE
                                           ---------    -----------    -----------
Standard.................................   $65,000       9 1/4%         $6,013
EPI......................................     7,000       9 1/4%            648
Seller notes for Dixie acquisition.......     3,250       8 1/4%            268
Other borrowings (pro-rated).............     3,128     8.0% - 9.0%         195
                                                                         ------
                                                                         $7,124
                                                                         ======

 (7) Represents the elimination of interest income from Holberg Industries, Inc. on the outstanding amount due from Holberg Industries, Inc.

 (8) Represents the elimination of historical amortization expense related to the deferred financing costs on the existing credit facilities.

 (9) Represents the change in interest expense related to the Offering:

                                                              PRINCIPAL    YEAR ENDED
                                                               AMOUNT     DECEMBER 31,
                                                               OF DEBT        1997
                                                              ---------   ------------
Recording of pro forma interest expense:
  9 1/4% Senior Subordinated Notes due 2008.................  $140,000      $12,950
  Nonrecourse third party debt at 11.0% to 15.0%............     5,523          660
  Seller notes for Dixie acquisition at 8.25%...............     3,250          268
  Letters of credit.........................................     4,905          123
  Capital leases............................................                    168
  Other debt................................................                     56
                                                                            -------
  Cash interest expense.....................................                 14,225
  Amortization of deferred financing costs..................                    720
                                                                            -------
          Total interest expense............................                 14,945
Less: Combined pro forma interest expense...................                 10,882
                                                                            -------
Pro forma interest adjustment after the Offering............                $ 4,063
                                                                            =======

(10) EBITDA represents operating income plus depreciation and amortization. EBITDA is presented because management believes it is a widely accepted financial indicator used by certain investors and analysts to analyze and compare companies on the basis of operating performance. EBITDA is not

                                  APCOA, INC.

     intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. The Company understands that, while EBITDA is frequently used by securities analysts in the evaluation of companies, EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(11) For purposes of computing the deficiency of earnings to fixed charges, earnings consist of income (loss) before income taxes and minority interest plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and one-third of the rent expense from operating leases, which management believes is a reasonable approximation of the interest factor of the rent.

                    INDEX TO HISTORICAL FINANCIAL STATEMENTS

APCOA, INC.
Report of Ernst & Young LLP, Independent Auditors...........   F-2
Consolidated Balance Sheets as of December 31, 1996 and
  1997......................................................   F-3
Consolidated Statements of Operations for each of the three
  years in the period ended December 31, 1997...............   F-4
Consolidated Statements of Stockholders' Equity (Deficit)
  for each of the three years in the period ended December
  31, 1997..................................................   F-5
Consolidated Statements of Cash Flows for each of the three
  years in the period ended December 31, 1997...............   F-6
Notes to Consolidated Financial Statements..................   F-7

STANDARD PARKING
Report of Altschuler, Melvoin and Glasser LLP, Independent
  Auditors..................................................  F-13
Balance Sheets as of December 31, 1996 and 1997.............  F-14
Statements of Income for each of the three years in the
  period ended December 31, 1997............................  F-15
Statements of Changes in Equity for each of the three years
  in the period ended December 31, 1997.....................  F-16
Statements of Cash Flows for each of the three years in the
  period ended December 31, 1997............................  F-17
Notes to Financial Statements...............................  F-18

                          REPORT OF ERNST & YOUNG LLP,
                              INDEPENDENT AUDITORS

Board of Directors
APCOA, Inc.
Cleveland, Ohio

     We have audited the accompanying consolidated balance sheets of APCOA, Inc., as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of APCOA, Inc. at December 31, 1996 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Cleveland, Ohio
February 3, 1998

                                  APCOA, INC.

                          CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                                 DECEMBER 31
                                                              ------------------
                                                               1996       1997
                           ASSETS
Current assets:
  Cash......................................................  $ 2,532    $ 3,322
  Notes and accounts receivable, less allowances of $315 in
     1996 and $443 in 1997..................................   10,241     13,806
  Prepaid expenses and supplies.............................    1,343      1,126
                                                              -------    -------
Total current assets........................................   14,116     18,254
Property, leaseholds and equipment:
  Buildings and equipment...................................    9,296     10,024
  Land and leasehold improvements...........................   15,804     13,981
  Leaseholds................................................   31,446     31,293
  Construction in progress..................................       36        417
                                                              -------    -------
                                                               56,582     55,715
  Less accumulated depreciation and amortization............   44,906     43,375
                                                              -------    -------
                                                               11,676     12,340
Other assets:
  Advances and deposits
  Cost in excess of net assets acquired, less accumulated...    1,011      1,509
     amortization of $2,979 and $3,412 in 1996 and 1997,
      respectively..........................................   17,118     18,457
  Other intangible assets, less accumulated amortization of
     $3,081 and $3,433 in 1996 and 1997, respectively.......    3,381      4,013
  Due from affiliate........................................    5,521      4,522
                                                              -------    -------
                                                               27,031     28,501
                                                              -------    -------
          Total assets......................................  $52,823    $59,095
                                                              =======    =======
       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................  $15,742    $16,401
  Accrued rent..............................................    6,023      5,649
  Compensation and payroll withholdings.....................    2,057      1,924
  Property, payroll and other taxes.........................    3,004      3,111
  Accrued insurance and expenses............................    6,079      4,126
  Current portion of long-term borrowings...................      666      4,102
                                                              -------    -------
Total current liabilities...................................   33,571     35,313
Long-term borrowings, excluding current portion:
  Obligation under credit agreements........................   25,261     27,729
  Other.....................................................    6,868      6,452
                                                              -------    -------
                                                               32,129     34,181
Other long-term liabilities.................................    2,513      3,132
Redeemable preferred stock..................................    7,841      8,728
Stockholders' equity (deficit):
  Common stock, par value $1.00 per share, 1,000 shares
     authorized; 26.3 shares issued and outstanding.........        1          1
  Additional paid-in capital................................   17,205     17,205
  Accumulated deficit.......................................  (40,437)   (39,465)
                                                              -------    -------
Total stockholders' equity (deficit)........................  (23,231)   (22,259)
                                                              -------    -------
          Total liabilities and stockholders' equity
           (deficit)........................................  $52,823    $59,095
                                                              =======    =======

                See Notes to Consolidated Financial Statements.

                                  APCOA, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                                 (IN THOUSANDS)

                                                               1995        1996        1997
Parking revenue............................................  $141,540    $135,752    $115,676
Costs and expenses:
  Cost of parking services.................................   120,215     113,501      92,818
  General and administrative...............................    12,121      13,017      13,528
  Depreciation and amortization............................     8,772       4,888       3,767
                                                             --------    --------    --------
Total costs and expenses...................................   141,108     131,406     110,113
                                                             --------    --------    --------
Operating income...........................................       432       4,346       5,563
Other expenses (income):
  Interest expense.........................................     3,101       3,409       3,713
  Interest income..........................................      (396)       (532)       (470)
                                                             --------    --------    --------
                                                                2,705       2,877       3,243
                                                             --------    --------    --------
Income (loss) before minority interest and income taxes....    (2,273)      1,469       2,320
Minority interest..........................................       604         424         321
Income tax expense.........................................       240         106         140
                                                             --------    --------    --------
Net income (loss)..........................................  $ (3,117)   $    939    $  1,859
                                                             ========    ========    ========

                See Notes to Consolidated Financial Statements.

                                  APCOA, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                             COMMON STOCK
                                          ------------------    ADDITIONAL
                                           NUMBER       PAR      PAID-IN      ACCUMULATED
                                          OF SHARES    VALUE     CAPITAL        DEFICIT       TOTAL
Balance (deficit) at January 1, 1995....     26.3       $1       $17,205       $(36,748)     $(19,542)
Net loss................................                                         (3,117)       (3,117)
Preferred stock dividend................                                           (715)         (715)
                                            -----       --       -------       --------      --------
Balance (deficit) at December 31,
  1995..................................     26.3        1        17,205        (40,580)      (23,374)
Net income..............................                                            939           939
Preferred stock dividend................                                           (796)         (796)
                                            -----       --       -------       --------      --------
Balance (deficit) at December 31,
  1996..................................     26.3        1        17,205        (40,437)      (23,231)
Net income..............................                                          1,859         1,859
Preferred stock dividend................                                           (887)         (887)
                                            -----       --       -------       --------      --------
Balance (deficit) at December 31,
  1997..................................     26.3       $1       $17,205       $(39,465)     $(22,259)
                                            =====       ==       =======       ========      ========

                See Notes to Consolidated Financial Statements.

                                  APCOA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 YEARS ENDED DECEMBER 31
                                                              ------------------------------
                                                               1995        1996       1997
OPERATING ACTIVITIES
Net income (loss)...........................................  $(3,117)   $    939    $ 1,859
Adjustment to reconcile net income (loss) to net cash
  provided by operations:
  Depreciation and amortization.............................    8,772       4,888      3,767
  Changes in operating assets and liabilities:
     (Increase) decrease in notes and accounts receivable...     (686)      1,041     (3,495)
     (Increase) decrease in prepaid assets..................       (2)        163        273
     (Increase) decrease in other assets....................     (452)     (1,071)       216
     Increase (decrease) in accounts payable................    2,067        (845)       294
     Decrease in accrued liabilities........................   (1,340)     (1,209)    (2,982)
     (Increase) decrease in due from affiliate..............     (902)     (1,864)       999
                                                              -------    --------    -------
Net cash provided by operating activities...................    4,340       2,042        931

INVESTING ACTIVITIES
Purchase of property, leaseholds and equipment..............   (2,782)     (2,552)    (2,357)
Purchase of property, leaseholds and equipment by joint
  ventures..................................................   (1,930)     (1,181)      (480)
Increase in other assets....................................     (100)                  (906)
Businesses acquired, net of cash............................     (227)                   151
Proceeds from disposition of property, leaseholds and
  equipment.................................................      122         384
                                                              -------    --------    -------
Net cash used in investing activities.......................   (4,917)     (3,349)    (3,592)

FINANCING ACTIVITIES
Proceeds from refinancing...................................               11,217
Payments due to refinancing.................................              (11,071)
Proceeds from long-term borrowings..........................                1,027      4,269
Payments on long-term borrowings............................   (1,183)       (412)      (829)
Proceeds from joint venture borrowings......................    2,430       2,665        400
Payments on joint venture borrowing.........................     (140)     (1,414)      (389)
Payments of debt issuance costs.............................                 (724)
                                                              -------    --------    -------
Net cash provided by financing activities...................    1,107       1,288      3,451
                                                              -------    --------    -------
Increase (decrease) in cash.................................      530         (19)       790
Cash at beginning of year...................................    2,021       2,551      2,532
                                                              -------    --------    -------
CASH AT END OF YEAR.........................................  $ 2,551    $  2,532    $ 3,322
                                                              =======    ========    =======

                See Notes to Consolidated Financial Statements.

                                  APCOA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                                 (IN THOUSANDS)

NOTE A.  ORGANIZATION

     APCOA, Inc. (the Company), its subsidiaries and affiliates manage, operate and develop parking properties throughout the United States and Canada. The Company is a wholly owned subsidiary of AP Holdings, Inc.

NOTE B.  SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION--The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, and joint ventures in which the Company has more than 50% ownership interest. Minority interest recorded in the consolidated statement of operations is the Company's noncontrolling interest in consolidated joint ventures. Minority interest included in the consolidated balance sheet was $49 and $276 at December 31, 1996 and 1997, respectively. Investments in joint ventures of 50% or less ownership interest are reported on the equity method. Investments in joint ventures accounted for using the equity method in the consolidated balance sheet was $217 and $273 at December 31, 1996 and 1997, respectively. All significant intercompany profits, transactions and balances have been eliminated in consolidation.

     GROSS CUSTOMER COLLECTIONS--Gross customer collections represent gross receipts collected at all leased and managed properties, including unconsolidated affiliates. Gross customer collections were $408,952, $430,696 and $476,183 in 1995, 1996 and 1997.

     PARKING REVENUE--The Company recognizes gross receipts from leased locations and management fees earned from management contract properties as parking revenue as the related services are provided. Also included in parking revenue is $850 in 1995, $147 in 1996 and $1,207 in 1997 from gains on sales of property and leaseholds.

     COST OF PARKING SERVICES--The Company recognizes costs for leases and nonreimbursed costs from managed facilities as cost of parking services. Cost of parking services consists primarily of rent and payroll related costs.

     PROPERTIES, LEASEHOLDS AND EQUIPMENT--Leaseholds and property and equipment are stated at cost. Leaseholds are amortized on a straight-line basis over the average contract life of 7 years. Equipment is depreciated on the straight-line basis over the estimated useful lives of approximately 5 years on average. Leasehold improvements are amortized on the straight-line basis over the terms of the respective leases or the service lives of the improvements, whichever is shorter (average of approximately 7 years). Depreciation and amortization includes losses on abandonments of property and leaseholds.

     ADVERTISING COSTS--Advertising costs are expensed as incurred and are included in general and administrative expenses. Advertising expenses were $246, $414 and $440 for 1995, 1996 and 1997, respectively.

     COST IN EXCESS OF NET ASSETS ACQUIRED (GOODWILL)--Cost in excess of net assets acquired arising from acquisitions is amortized using the straight-line method over 40 years. The carrying value of goodwill is evaluated if circumstances indicate a possible impairment in value. If undiscounted cash flows over the remaining amortization period indicate that goodwill may not be recoverable, the carrying value of goodwill will be reduced by the estimated shortfall of cash flows on a discounted basis.

     INTANGIBLE ASSETS--Organization and start-up costs of $633 and $1,296 at December 31, 1996 and 1997, respectively, are amortized over 7 years using the straight-line method. Debt issuance costs of $900 and $775 at December 31, 1996 and 1997, respectively, are amortized over the terms of the credit agreements using the straight-line method.

                                  APCOA, INC.

     FINANCIAL INSTRUMENTS--The carrying values of cash, accounts receivable and accounts payable are reasonable estimates of their fair value due to the short-term nature of these financial instruments. Other long-term assets and debt have a carrying value that approximates fair value.

     USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     NEW ACCOUNTING PRONOUNCEMENT--In June 1997, the Financial Accounting Standards Board issued Statement No. 131, Disclosures about Segments of an Enterprise and Related Information. Statement No. 131, which becomes effective in 1998, establishes standards for reporting segment information in annual and interim financial statements including disclosures about services, geographic areas and major customers. The Company has not yet determined the impact of adopting Statement No. 131 on its financial statement disclosures.

NOTE C.  BORROWING ARRANGEMENTS

     Long-term borrowings consist of:

                                                                          AMOUNT OUTSTANDING
                                                                             DECEMBER 31
                                          INTEREST           DUE          ------------------
                                          RATE(S)            DATE          1996       1997
Prudential term note..................     9.18%         April, 2003      $18,000    $18,000
Prudential term note..................     8.92%         March, 2005        5,000      5,000
Key Bank revolver.....................  7.82--8.75%      April, 2000        2,261      6,529
Joint venture debentures..............  11.00--15.00%   December, 2006      5,512      5,523
Capital leases and other..............    Various          Various          2,022      3,231
                                                                          -------    -------
                                                                           32,795     38,283
Less current portion..................                                        666      4,102
                                                                          -------    -------
                                                                          $32,129    $34,181
                                                                          =======    =======

     The Company has a term facility with the Prudential Insurance Company of America in the amount of $23 million. The facility, with semi-annual principal payments beginning in 1998 contains two term notes. In March 1996, the Company refinanced its revolving credit facility with KeyBank, as agent, which provides for borrowings and letters of credit of up to $20 million and bears interest at LIBOR plus 2% or prime plus .25% as selected by the Company. These facilities are secured by substantially all of the assets of the Company. The terms of the credit agreements call for, among other things, meeting defined net worth, income and debt coverage ratios as well as restrictions on the payment of dividends on common stock and capital expenditures.

     Consolidated joint ventures have entered into four agreements for stand-alone development projects providing nonrecourse funding. These joint venture debentures are collateralized by the specific contracts that were funded and approximate the net book value of the related assets.

     The Company has entered into capital leases and various financing agreements, which were used for the purchase of equipment and on November 1, 1997, the Company signed interest free promissory notes in the amount of $1,123 to purchase the remaining interest of an unconsolidated subsidiary. The notes were paid in January, 1998.

     The Company paid interest of $3,174, $3,230 and $3,878 in 1995, 1996, and 1997, respectively.

                                  APCOA, INC.

     The aggregate maturities of borrowings outstanding at December 31, 1997 are as follows:

1998...............................................  $ 4,102
1999...............................................    4,849
2000...............................................   11,162
2001...............................................    4,466
2002...............................................    4,587
2003 and thereafter................................    9,117
                                                     -------
                                                     $38,283
                                                     =======

NOTE D.  INCOME TAXES

     The Company is included in the consolidated federal income tax return filed with its affiliates and has a tax sharing agreement with the affiliates. The Company's income tax provision is determined on a separate return basis. Income tax expense consists of state and local taxes.

     At December 31, 1997, the Company has net operating loss carryforwards of $23.2 million for income tax purposes that expire in years 2004 through 2012. Net operating loss carryforwards have been utilized to eliminate federal income tax expense in 1996.

     Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1996 and 1997 are as follows:

                                                            1996       1997
Net operating loss carryforwards.........................  $ 7,736    $ 8,111
Book over tax depreciation and amortization..............    2,042      1,234
Casualty/liability insurance.............................      674        699
Accrued compensation.....................................      433        (55)
Other, net...............................................      280        361
                                                           -------    -------
                                                            11,165     10,350
Less: valuation allowance for deferred tax assets........   11,165     10,350
                                                           -------    -------
Net deferred tax assets..................................  $     0    $     0
                                                           =======    =======

     For financial reporting purposes, a valuation allowance for deferred tax assets will continue to be recorded until realization is certain.

NOTE E.  BENEFIT PLANS

     The Company sponsors deferred compensation plan for certain key executives as well as an employees' savings and retirement plan in which certain employees are eligible to participate. Subject to their continued employment by the Company, employees eligible for participation in the deferred compensation plan will receive a defined monthly benefit upon attaining age 65. Participants in the savings and retirement plan may elect to contribute a portion of their compensation to the plan. The Company, in turn, contributes an amount in cash or other property as required by the plan. Expenses related to these plans amounted to $441, $473 and $461 in 1995, 1996 and 1997, respectively.

     The Company also contributes to two multi-employer defined contribution and nine multi-employer defined benefit plans which cover certain union employees. Expenses related to these plans were $562, $561 and $418 in 1995, 1996 and 1997, respectively.

                                  APCOA, INC.

NOTE F.  LEASES

     The Company operates parking facilities under operating leases expiring on various dates, generally prior to the year 2012. Certain of the leases contain options to renew at the Company's discretion.

     At December 31, 1997, the Company was committed to install in future years, at an estimated cost of $1,063, certain capital improvements at leased facilities.

     Future annual rent expense is not determinable due to the application of percentage factors based on revenues. At December 31, 1997, the Company's minimum rental commitments, under all non-cancelable leases with remaining terms of more than one year, are as follows:

1998...............................................  $28,036
1999...............................................   16,117
2000...............................................   12,301
2001...............................................    7,925
2002...............................................    6,443
2003 and thereafter................................   25,216
                                                     -------
                                                     $96,038
                                                     =======

     Rent expense for office space and equipment was $1,623, $1,873 and $2,155 in 1995, 1996 and 1997, respectively.

NOTE G.  REDEEMABLE PREFERRED STOCK

     The Company has 400 shares of preferred stock authorized, of which 78 and 87 shares are outstanding at December 31, 1996 and 1997, respectively. The preferred shareholder, an affiliate, is entitled to 11% annual dividends payable semiannually in cash or additional preferred shares. The preferred stock is recorded at its $100,000 per share liquidation value plus unpaid dividends. Subject to the approval of the Board of Directors, the Company has the right to redeem for cash all or any part of the preferred shares then outstanding at a redemption price equal to the per share liquidation value. All of the then outstanding preferred shares will be mandatorily redeemed for cash on February 25, 2004 at a redemption price equal to the per share liquidation value.

NOTE H.  RELATED PARTIES TRANSACTIONS

     Due from affiliate represents amounts due from Holberg Industries, Inc. (Holberg) as the result of various transactions between the Company and Holberg including net cash transferred, investment income and insurance premiums. Interest is recorded on amounts due based on current investment rates of return.

     The Company participates in a master insurance program with affiliates which serves to reduce the insurance costs of the combined group. The program provides the Company with a stop loss for each insurance policy year. Insurance premium for the coverage is included in the cost of parking services and reflects the Company's estimated cost indicative of the ongoing entity on a stand alone basis through the purchase of insurance and related costs for self-insured retention amounts consistent with the limits used in the 1997 policy year and expected to be followed in the future.

NOTE I.  ACQUISITIONS

     During the year ended December 31, 1997, the Company completed three acquisitions. In January 1998, the Company acquired Dixie Parking Services, Inc. located in New Orleans, Louisiana. The aggregate purchase price of the four acquisitions was $2.0 million in cash and $4.4 million in notes payable. Additional consideration of up to $875 for one acquisition is contingent upon the operating results of the acquired

                                  APCOA, INC.

company. The excess purchase price over the fair value of the net assets acquired, primarily cost of contracts, was recorded as goodwill for all acquisitions.

     All acquisitions have been accounted for under the purchase method of accounting, and the consolidated results of operations include the results of each business from the date of acquisition. Unaudited pro forma data for the year ended December 31, 1996 and 1997 as though the Company had purchased all of the above businesses at the beginning of 1996 and 1997 are set forth below. The pro forma operating results are not necessarily indicative of what would have occurred had the transactions taken place on January 1, 1996.

                                                           1996        1997
Parking revenue........................................  $142,091    $116,935
Net income.............................................     1,454       2,025

NOTE J.  COMMITMENTS AND CONTINGENCIES

     As a result of its day-to-day operations, the Company is involved in several disputes, generally regarding the terms of lease agreements. In the opinion of management, the outcome of these disputes and litigation will not have a material adverse effect on the consolidated financial position or operating results of the Company.

NOTE K.  SUBSEQUENT EVENTS AND SUBSIDIARY GUARANTORS

     In January 1998, the Company entered into a definitive Combination Agreement to acquire all of the outstanding capital stock, partnership and other equity interests of Standard Parking Corporation and certain affiliates (Standard). On March 30, 1998, the Company acquired Standard for consideration consisting of $65 million in cash, common stock of the Company equal to 16.0% of the common stock of the Company outstanding as of January 15, 1998, and the assumption of certain liabilities. Standard currently manages approximately 380 properties in 29 cities.

     In connection with the Standard acquisition, on March 30, 1998, the Company
(i) issued $140 million principal amount of 9 1/4% Senior Subordinated Notes due 2008 in a Rule 144A private placement, (ii) received a contribution of $40.7 million from AP Holdings, Inc., in exchange for redeemable preferred stock and
(iii) entered into a $40 million senior credit facility. The net proceeds from the offering and the preferred stock contribution were used by the Company to fund the cash portion of the consideration for the acquisition of Standard, to repay certain existing debt of the Company and Standard, for general corporate purposes and to redeem preferred stock held by an affiliate.

                                  APCOA, INC.

     The majority of the Company's operating subsidiaries, as well as Standard, will fully, unconditionally, jointly and severally guarantee the Senior Subordinated Notes. Separate financial statements of the guarantor subsidiaries are not separately presented because, in the opinion of management, such financial statements are not material to investors. The following is summarized combining financial information for APCOA, Inc., the guarantor subsidiaries of the Company and the non-guarantor subsidiaries of the Company:

                                                 APCOA,     GUARANTOR     NON-GUARANTOR
                                                  INC.     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    TOTAL
                                                 ------    ------------   -------------   ------------    -----
1995
Income Statement Data:
  Parking revenue.............................   $73,720      $1,901         $65,919        $     --     $141,540
  Gross profit................................    17,588         360           3,377              --       21,325
  Depreciation and amortization...............     7,996          51             725              --        8,772
  Operating income (loss).....................    (1,828)        182           2,078              --          432
  Interest expense (income), net..............     2,289         (34)            450              --        2,705
  Net income (loss)...........................    (4,357)        216           1,024              --       (3,117)
Statement of Cash Flows Data:
  Net cash provided by (used in) operating
    activities................................     4,515          10            (185)             --        4,340
  Investing activities:
    Purchase of property, leaseholds and
      equipment...............................    (2,769)        (13)         (1,930)             --       (4,712)
    Other.....................................      (205)         --              --              --         (205)
                                                --------      ------         -------        --------     --------
  Net cash used in investing activities.......    (2,974)        (13)         (1,930)             --       (4,917)
  Financing activities:
    Proceeds from long-term borrowings........        --          --           2,430              --        2,430
    Payments on long-term borrowings..........    (1,183)         --            (140)             --       (1,323)
                                                --------      ------         -------        --------     --------
  Net cash provided by (used in) financing
    activities................................    (1,183)         --           2,290              --        1,107
1996
Balance Sheet Data:
  Notes and accounts receivable...............     7,489        (146)          2,898              --       10,241
  Current assets..............................    10,327          93           3,696              --       14,116
  Property, leaseholds and equipment, net.....     5,925         146           5,605              --       11,676
  Cost in excess of net assets acquired,
    net.......................................    16,479         639              --              --       17,118
  Total assets................................    42,283         977          11,017          (1,454)      52,823
  Accounts payable............................    13,603         241           1,898              --       15,742
  Current liabilities.........................    26,303         377           6,891              --       33,571
  Long-term borrowings, excluding current
    portion...................................    27,006          --           5,123              --       32,129
  Redeemable preferred stock..................     7,841          --              --              --        7,841
  Total stockholders' equity (deficit)........   (20,956)        600          (1,421)         (1,454)     (23,231)
  Total liabilities and stockholders'
    equity....................................    42,283         977          11,017          (1,454)      52,823
Income Statement Data:
  Parking revenue.............................    73,140       2,914          59,698              --      135,752
  Gross profit................................    18,412         669           3,170              --       22,251
  Depreciation and amortization...............     3,745         166             977              --        4,888
  Operating income............................     2,722         198           1,426              --        4,346
  Interest expense (income), net..............     2,340         (18)            555              --        2,877
  Net income (loss)...........................       276         216             447              --          939
Statement of Cash Flows Data:
  Net cash provided by (used in) operating
    activities................................     2,012         286            (256)             --        2,042
  Investing activities:
    Purchase of property, leaseholds and
      equipment...............................    (2,481)        (71)         (1,181)             --       (3,733)
    Other.....................................       384          --              --              --          384
                                                --------      ------         -------        --------     --------
  Net cash used in investing activities.......    (2,097)        (71)         (1,181)             --       (3,349)

                                  APCOA, INC.

                                                 APCOA,     GUARANTOR     NON-GUARANTOR
                                                  INC.     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    TOTAL
                                                 ------    ------------   -------------   ------------    -----

                                      F-13
                                  APCOA, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--CONTINUED

                                                 APCOA,     GUARANTOR     NON-GUARANTOR
                                                  INC.     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    TOTAL
                                                 ------    ------------   -------------   ------------    -----
  Financing activities:
    Proceeds from refinancing.................   $11,217      $   --         $    --        $     --      $11,217
    Payments due to refinancing...............   (11,071)         --              --              --      (11,071)
    Proceeds from long-term borrowings........     1,027          --           2,665              --        3,692
    Payments on long-term borrowings..........      (412)         --          (1,414)             --       (1,826)
    Payments of debt issuance costs...........      (724)         --              --              --         (724)
                                                --------      ------         -------        --------     --------
  Net cash provided by financing activities...        37          --           1,251              --        1,288
1997
Balance Sheet Data:
  Notes and accounts receivable...............    10,587       1,113           2,106              --       13,806
  Current assets..............................    12,801       2,610           2,843              --       18,254
  Property, leaseholds and equipment, net.....     6,246         501           5,593              --       12,340
  Cost in excess of net assets acquired,
    net.......................................    16,190       2,267              --              --       18,457
  Total assets................................    43,895       6,541          10,206          (1,547)      59,095
  Accounts payable............................    13,574       1,756           1,071              --       16,401
  Current liabilities.........................    26,593       4,006           4,714              --       35,313
  Long-term borrowings, excluding current
    portion...................................    28,747         407           5,027              --       34,181
  Redeemable preferred stock..................     8,728          --              --              --        8,728
  Total stockholders' equity (deficit)........   (22,334)      1,981            (359)         (1,547)     (22,259)
  Total liabilities and stockholders'
    equity....................................    43,895       6,541          10,206          (1,547)      59,095
Income Statement Data:
  Parking revenue.............................    78,051       3,510          34,115              --      115,676
  Gross profit................................    18,400       1,033           3,425              --       22,858
  Depreciation and amortization...............     2,836          65             866              --        3,767
  Operating income............................     4,451         512             600              --        5,563
  Interest expense (income), net..............     2,654          --             589              --        3,243
  Net income (loss)...........................     1,657         512            (310)             --        1,859
Statement of Cash Flows Data:
  Net cash provided by (used in) operating
    activities................................      (173)        739             365              --          931
  Investing activities:
    Purchase of property, leaseholds and
      equipment...............................    (2,357)         --            (480)             --       (2,837)
    Other.....................................    (1,467)        712              --              --         (755)
                                                --------      ------         -------        --------     --------
  Net cash provided by (used in) investing
    activities................................    (3,824)        712            (480)             --       (3,592)
  Financing activities:
    Proceeds from long-term borrowings........     4,269          --             400              --        4,669
    Payments on long-term borrowings..........      (685)       (144)           (389)             --       (1,218)
                                                --------      ------         -------        --------     --------
  Net cash provided by (used in) financing
    activities................................     3,584        (144)             11              --        3,451

                 REPORT OF ALTSCHULER, MELVOIN AND GLASSER LLP,
                              INDEPENDENT AUDITORS

To the Owners of Standard Parking

     We have audited the accompanying balance sheets of STANDARD PARKING as of December 31, 1996 and 1997 and the related statements of income, changes in equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the management of Standard Parking. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Standard Parking as of December 31, 1996 and 1997, and the combined results of its operations, changes in equity and cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          Altschuler, Melvoin and Glasser LLP

Chicago, Illinois
February 3, 1998

                                STANDARD PARKING

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1997
                                 (IN THOUSANDS)

                                                               1996      1997
ASSETS
Current Assets:
  Cash and cash equivalents.................................  $2,968    $ 2,478
  Management fees receivable and due from managed
     facilities.............................................   1,357      1,843
  Accounts receivable--other................................   1,143      2,041
  Current maturities of notes receivable....................      60        116
  Due from related parties..................................     879        919
  Prepaid expenses..........................................     168        150
                                                              ------    -------
          Total current assets..............................   6,575      7,547
                                                              ------    -------
Property and Equipment (at cost, net of accumulated
  depreciation).............................................   1,014      1,170
                                                              ------    -------
Other Assets:
  Management contracts (net of accumulated amortization of
     $58 and $85)...........................................     456        328
  Due from related parties..................................     168        218
  Notes receivable--long term...............................     296        184
  Cash value of life insurance..............................     621        729
                                                              ------    -------
          Total other assets................................   1,541      1,459
                                                              ------    -------
               Total Assets.................................  $9,130    $10,176
                                                              ======    =======
LIABILITIES AND EQUITY
Current Liabilities:
  Accounts payable and accrued expenses.....................  $1,608    $ 2,413
  Due to related parties....................................      70         75
  Key card security and lease deposits......................     167        198
  Accrued basic and percentage rents........................     755        792
  Deferred rent.............................................     136         28
  Line of credit borrowings.................................       0        330
  Current maturities of long-term debt......................     185        133
  Funds held on behalf of managed facilities................     201        129
                                                              ------    -------
          Total current liabilities.........................   3,122      4,098
                                                              ------    -------
Long-term Liabilities:
  Deferred rent.............................................     265        395
  Deferred compensation.....................................     423        417
  Long-term debt............................................     203         70
  Long-term related party debt..............................      82         57
  Other.....................................................     123        123
                                                              ------    -------
          Total long-term liabilities.......................   1,096      1,062
                                                              ------    -------
Total Liabilities...........................................   4,218      5,160
                                                              ------    -------
Equity......................................................   4,912      5,016
                                                              ------    -------
               Total Liabilities and Equity.................  $9,130    $10,176
                                                              ======    =======

         The accompanying notes are an integral part of this statement.

                                STANDARD PARKING

                              STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                                 (IN THOUSANDS)

                                                               1995       1996       1997
Revenue:
  Leased facilities.........................................  $38,418    $41,770    $54,801
  Management and consulting fees and other parking services
     revenue................................................    6,783      8,505      8,851
                                                              -------    -------    -------
Total revenue...............................................   45,201     50,275     63,652
Cost and expenses:
  Cost of parking services..................................   35,168     37,838     50,142
  General and administrative expenses.......................    6,390      7,547      7,857
  Depreciation and amortization.............................      316        376        464
  Loss on office relocation.................................      408
                                                              -------    -------    -------
Total costs and expenses....................................   42,282     45,761     58,463
                                                              -------    -------    -------
Operating income............................................    2,919      4,514      5,189
Other expense (income):
  Interest income...........................................      (96)      (110)      (130)
  Interest expense..........................................       37         54         45
                                                              -------    -------    -------
                                                                  (59)       (56)       (85)
                                                              -------    -------    -------
Net income..................................................  $ 2,978    $ 4,570    $ 5,274
                                                              =======    =======    =======

         The accompanying notes are an integral part of this statement.

                                STANDARD PARKING

                        STATEMENTS OF CHANGES IN EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                                 (IN THOUSANDS)

Equity, January 1, 1995.....................................  $ 3,894
Capital Contribution........................................       10
Net Income for Year.........................................    2,978
Distributions...............................................   (3,482)
                                                              -------
Equity, December 31, 1995...................................    3,400
Net Income for Year.........................................    4,570
Distributions...............................................   (3,058)
                                                              -------
Equity, December 31, 1996...................................    4,912
Net Income for Year.........................................    5,274
Distributions...............................................   (5,170)
                                                              -------
Equity, December 31, 1997...................................  $ 5,016
                                                              =======

         The accompanying notes are an integral part of this statement.

                                STANDARD PARKING

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                                 (IN THOUSANDS)

                                                               1995       1996       1997
OPERATING ACTIVITIES
  Net income................................................  $ 2,978    $ 4,570    $ 5,274
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................      316        376        464
     Increase (decrease) in cash arising from changes in:
       Management fees receivable and amounts due from
          managed facilities................................      275       (166)      (486)
       Accounts receivable and prepaid expenses.............      292       (407)      (881)
       Related party receivables/payables...................   (1,375)       287       (103)
       Accrued basic and percentage rents...................     (441)       236         37
       Deferred compensation................................      141        149         (6)
       Deferred rent........................................      377         24         22
       Other current liabilities............................      280        262        765
                                                              -------    -------    -------
Net cash provided by operating activities...................    2,843      5,331      5,086
                                                              -------    -------    -------
INVESTING ACTIVITIES
  Increase in cash value of life insurance..................     (120)       (31)      (108)
  Management contracts acquired.............................     (561)         0          0
  Capital expenditures......................................     (547)      (336)      (492)
  Proceeds from sale of fixed assets........................        0        100          0
  Increase in notes receivable..............................      (50)      (305)         0
  Other, net................................................      (25)        76         71
                                                              -------    -------    -------
Net cash used in investing activities.......................   (1,303)      (496)      (529)
                                                              -------    -------    -------
FINANCING ACTIVITIES
  Principal payments on debt................................      (70)      (187)      (207)
  Proceeds from bank loans..................................      476        130        330
  Distributions.............................................   (3,472)    (3,058)    (5,170)
                                                              -------    -------    -------
Net cash used in financing activities.......................   (3,066)    (3,115)    (5,047)
                                                              -------    -------    -------
Net increase (decrease) in cash and cash equivalents........   (1,526)     1,720       (490)
Cash at beginning of year...................................    2,774      1,248      2,968
                                                              -------    -------    -------
Cash at end of year.........................................  $ 1,248    $ 2,968    $ 2,478
                                                              =======    =======    =======

         The accompanying notes are an integral part of this statement.

                                STANDARD PARKING

                         NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                                 (IN THOUSANDS)

NOTE 1--NATURE OF ACTIVITIES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Basis of Presentation--The financial statements of Standard Parking have been prepared in connection with the Combination Agreement dated January 15, 1998 between the owners of Standard Parking and APCOA, Inc. The financial statements include the accounts and activities of the following entities, exclusive of certain assets not included in the acquisition, as specified and defined in the Combination Agreement:

          Standard Parking, L.P. and consolidated entities:
            Central Parking Entities:
               Standard Parking I, L.L.C.
               Standard Parking II, L.L.C.
               Standard Parking/Marina, L.L.C. (ceased operations during 1997)
            Standard Parking of Canada, L.P.
          Standard Parking Corporation
          Standard Auto Park, Inc.
          Standard Parking Corporation, MW
          Standard Parking Corporation, IL
          Standard/Wabash Parking Corporation

     Certain business interests, defined as excluded assets in the Combination Agreement, have not been included in these financial statements as follows:

        Standard Parking, L.P.:

         Interests in Buckingham Investors Partnership (a partnership) and Standard Parking/Courthouse, L.L.C. (a limited liability company), including associated debt of $142.

        Standard Parking Corporation:

         All assets and liabilities, except for investments in Standard Parking L.P., Standard Parking I, L.L.C., Standard Parking II, L.L.C., Standard Parking/Marina L.L.C. and Standard Parking of Canada, L.P.

     Because all of the above entities are under the common control and management of Standard Parking, the financial statements have been combined based on the historical costs of the underlying entities. All significant intercompany balances and transactions have been eliminated in the combined presentation.

     In addition, certain other entities under common control are not subject to the Combination Agreement and have not been included in these financial statements.

     The Combination Agreement states that APCOA, Inc. will acquire the defined business for $65 million plus 16% of APCOA, Inc.'s common stock.

     Standard Parking leases and manages parking facilities located throughout North America from regional offices in Chicago, Houston, Boston, Los Angeles and Canada. Standard Parking, L.P. (the "Partnership") was formed pursuant to an Agreement of Limited Partnership dated January 1, 1994 between Standard Parking Corporation, as general (and a limited) partner, and SP Associates, as a limited partner. On formation, the partners contributed to the Partnership cash and certain assets, net of assumed liabilities, including the rights to management contracts and parking facility leases previously owned by the general partner. At December 31, 1997, Standard Parking leased and managed 379 parking facilities.

     Revenue consists primarily of gross receipts from facilities leased by Standard Parking with terms varying from one to several years and basic and incentive management fees received from managing parking facilities owned by related and third parties.

                                STANDARD PARKING

     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     A summary of other significant accounting policies is as follows:

          Depreciation--For both financial and tax reporting purposes, depreciation is computed using both the straight-line and accelerated methods over the estimated useful lives of the assets.

          Amortization of Management Contracts--Management contracts acquired valued at acquisition cost of $561 in accordance with the purchase agreement are being amortized on the straight-line basis over the average 15 years of expected economic lives of the contracts. The management contracts are reviewed for impairment based on an assessment of future operations.

          Statement of Cash Flows--For purposes of the statement of cash flows, all highly liquid debt instruments purchased with a maturity of three months or less are reflected as cash equivalents.

          Deferred Compensation--Standard Parking is contractually committed to pay additional compensation to certain key employees for a defined period of time after retirement. The liability for deferred compensation represents the present value of the payments required to meet the contractual requirements earned by the employees.

          Funds Held on Behalf of Managed Facilities--Standard Parking holds funds as a deposit for certain managed facilities which usually represents one month's payroll to be incurred by Standard Parking on behalf of the facility.

          Financial Instruments--Standard Parking believes the book value of its cash equivalents, current receivables, accounts payable and accrued expenses and other current liabilities approximates fair value due to their short-term nature. The book value of its long-term receivables and obligations approximates their fair value as the current interest rates approximate rates at which similar types of borrowing arrangements could be currently obtained.

NOTE 2--PROPERTY AND EQUIPMENT:

     Office and parking facility equipment and leasehold improvements consisted of the following:

                                                        ESTIMATED
                                                       USEFUL LIFE      1996      1997
Furniture, fixtures and vehicles....................  1 to 7 years     $  570    $  577
Machinery and equipment.............................  1 to 5 years        359       395
Computer equipment and software.....................  1 to 5 years        500       878
Improvements........................................  1 to 13 years       281       268
                                                                       ------    ------
                                                                        1,710     2,118
Accumulated depreciation............................                      696       948
                                                                       ------    ------
                                                                       $1,014    $1,170
                                                                       ======    ======

     Depreciation expense was $273 in 1995, $314 in 1996 and $336 in 1997. Depreciation expense includes loss on sale/abandonment of fixed assets of $40 in 1995, $15 in 1996 and $53 in 1997.

                                STANDARD PARKING

NOTE 3--NOTES RECEIVABLE:

     Notes receivable at December 31, 1996 and 1997 were as follows:

                                                              1996    1997
(a) Relating to the financing of parking facility
    maintenance equipment utilized at facilities managed by
    Standard Parking. The notes, secured by the equipment,
    call for monthly payments of principal and interest (at
    rates ranging from 7.5% to 10.5%) with final payments
    being due in 2001.......................................  $306    $250
(b) Unsecured note from a third party calling for monthly
    payments of interest (at 7%) with entire balance being
    due in 1998.............................................    50      50
                                                              ----    ----
                                                               356     300
Less current portion........................................    60     116
                                                              ----    ----
                                                              $296    $184
                                                              ====    ====

     Future scheduled receipts are $76 in 1999, $78 in 2000 and $30 in 2001.

NOTE 4--ACCOUNTS RECEIVABLE--OTHER:

     Accounts receivable--other at December 31, 1996 and 1997 were as follows:

                                                               1996      1997
Customer receivables........................................  $  165    $  588
Insurance receivables.......................................     715       885
Other accounts receivable...................................     263       568
                                                              ------    ------
                                                              $1,143    $2,041
                                                              ======    ======

NOTE 5--ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

     Accounts payable and accrued expenses at December 31, 1996 and 1997 were as follows:

                                                               1996      1997
Accrued payroll.............................................  $  412    $  673
Accrued payroll--managed facilities.........................       0       633
Parking tax withheld........................................     288       387
Accrued real estate tax.....................................     277       199
Other accounts payable and accrued expenses.................     631       521
                                                              ------    ------
                                                              $1,608    $2,413
                                                              ======    ======

     Accrued payroll for managed facilities represents funds held by Standard Parking as of December 31, 1997 which were expended in January 1998 on behalf of its managed facilities.

NOTE 6--DEBT ARRANGEMENTS:

     During 1995, Standard Parking borrowed $476 from LaSalle National Bank to finance the acquisition of management contracts. The note is payable in monthly installments of $13, plus interest at the prime rate over three years, with the final payment being due in 1998.

     Additionally, Standard Parking borrowed $130 from Amalgamated Bank of Chicago during 1996. The proceeds were loaned to one of Standard Parking's managed facilities to finance the purchase of equipment (see Note 3). The unsecured note is payable in monthly installments of $2 plus interest at the prime rate over five years, with the final payment being due in 2001.

                                STANDARD PARKING

     During 1997, Standard Parking borrowed $330 from LaSalle National Bank under a $500 line of credit. The line is due on July 8, 1998 with payments of interest at the prime rate, which was 8.5% during 1997, being due monthly.

     The prime rates of interest in effect pertaining to the above bank debt at December 31, 1996 and 1997 were 8.25% and 8.5%, respectively.

     Future payments on the installment loans are $26 in 1999 and 2000 and $18 in 2001.

NOTE 7--RELATED-PARTY TRANSACTIONS:

     Amounts due from related parties were as follows:

                                                               1996      1997
Relating to the financing of parking facility maintenance
  equipment utilized at a facility managed by Standard
  Parking and owned by a related party. The note, secured by the equipment, calls for monthly payments of principal and interest at 9.25%, with a final payment being due in
  1999......................................................  $   30    $   15
Advances to affiliates and employees, no stated repayment
  terms.....................................................     153       211
Management fees and other amounts due from related party
  managed and leased facilities, due currently..............     864       911
                                                              ------    ------
                                                               1,047     1,137
Less current maturities.....................................     879       919
                                                              ------    ------
                                                              $  168    $  218
                                                              ======    ======

     Amounts due to related parties were as follows:

                                                              1996    1997
Short term operating advances payable.......................  $ 48    $ 50
Unsecured loan payable. The loan terms call for monthly
  repayment of principal and interest at 12% per year with
  final payment being due in 2000...........................   104      82
                                                              ----    ----
                                                               152     132
Less current maturities.....................................    70      75
                                                              ----    ----
                                                              $ 82    $ 57
                                                              ====    ====

     Future payments pertaining to the unsecured loan payable are $27 in 1999 and $30 in 2000.

     Management and consulting fee income relating to management of facilities controlled by related parties amounted to $1,801, $1,332 and $1,329 during 1995, 1996 and 1997, respectively. These amounts are included with "management and consulting fees and other parking services revenue" on the statement of income.

     Rent expense incurred relating to parking facilities leased from related parties under short term leases renewable annually amounted to $5,464, $7,628 and $13,403 during 1995, 1996 and 1997, respectively. These expenses are included with cost of parking services on the statement of income. Minimum lease payments relating to these leases will approximate $15,808 during 1998.

                                STANDARD PARKING

NOTE 8--LEASE COMMITMENTS:

     Standard Parking leases several parking and office facilities throughout North America from both related and third parties under leases expiring over various dates through 2010. Future minimum lease payments are approximately as follows:

1998...............................................  $23,326
1999...............................................    5,555
2000...............................................      997
2001...............................................      413
2002...............................................      333
Thereafter.........................................    1,887
                                                     -------
                                                     $32,511
                                                     =======

     In addition to the minimum rental payments, Standard Parking, as designated in certain of the leases, is responsible for the payment of percentage rent, real estate taxes, maintenance and operating costs. Total rent expense for 1995, 1996 and 1997 was $20,969, $24,428, and $34,589, respectively, of which $5,173,
$6,753 and $7,634, respectively, related to percentage rent.

     Standard Parking relocated its Chicago administrative headquarters to new leased offices in November 1995. The loss on vacating the old leased space of approximately $408, which includes rent due until the scheduled lease expiration date, net of sublease income, was charged to operations during 1995. The new headquarters office lease requires minimum annual rentals (exclusive of escalation charges) on an increasing scale. Such total minimum rentals payable for the lease period from October 1, 1995 through September 30, 2010 are being amortized to expense in approximately equal installments each month.

     A summary of deferred rent as of December 31, 1996 and 1997 relating to the old and new facilities is as follows:

                                                              1996    1997
Rent accrued on the vacated leased space net of sublease
  income....................................................  $205    $ 69
Deferred rent on new leased space...........................   196     354
                                                              ----    ----
                                                               401     423
  Less amount due currently.................................   136      28
                                                              ----    ----
Deferred rent--long-term portion............................  $265    $395
                                                              ====    ====

NOTE 9--EMPLOYEE BENEFIT PLAN:

     Standard Parking maintains a qualified Section 401(k) Plan which benefits all eligible employees. Under the plan, Standard Parking partially matches employee contributions. For 1995, 1996 and 1997, management authorized an employer match of employee contributions at the rate of 50% of the first 4% of eligible wages. Standard Parking contributions to the plan were $41, $42 and $53 for 1995, 1996 and 1997, respectively.

NOTE 10--INCOME TAXES:

     Under the provisions of the Internal Revenue Code, the affiliated companies combined herein, which are all partnerships or Subchapter S corporations, pay no federal income taxes and their net income and losses (including the distributive shares resulting from its ownership as a member in the subsidiary limited liability companies, which file partnership income tax returns) are reportable in the tax returns of the respective partners and shareholders. However, the partnerships and the affiliated companies are subject to state income taxes.

           =========================================================

     NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                            ------------------------

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
Available Information....................    4
Prospectus Summary.......................    5
Risk Factors.............................   15
The Exchange Offer.......................   21
Certain Federal Income Tax Consequences
  of the Exchange Offer..................   27
The Transactions.........................   28
Use of Proceeds..........................   29
Capitalization...........................   30
Selected Historical Financial Data of
  APCOA..................................   31
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations of APCOA....................   32
Selected Historical Financial Data of
  Standard...............................   37
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations of Standard.................   38
Business.................................   40
Management...............................   48
Security Ownership of Certain Beneficial
  Holders and Management.................   56
Certain Relationships and Related Party
  Transactions...........................   57
Description of Indebtedness..............   61
Description of New Notes.................   62
Description of Certain Federal Income Tax
  Consequences...........................   92
Plan of Distribution.....................   95
Legal Matters............................   96
Experts..................................   96
Index of Certain Defined Terms...........   97
Index to Unaudited Pro Forma Consolidated
  Financial Statements...................  P-1
Index to Historical Financial
  Statements.............................  F-1

           =========================================================


           =========================================================
                                  $140,000,000

                                  APCOA, INC.
                 ---------------------------------------------
                               OFFER TO EXCHANGE
                 ---------------------------------------------
                         9 1/4% NEW SENIOR SUBORDINATED
                                 NOTES DUE 2008
                                          , 1998
           =========================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), provides that a corporation (in its original certificate of incorporation or an amendment thereto) may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockbrokers,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. Article VIII, Section 1 of the Company's Certificate of Incorporation limits the liability of directors thereof to the extent permitted by Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, in general, a corporation may indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents and shall so indemnify such persons if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Article VIII, Section 2(a) of the Certificate of Incorporation of the Company provides that the Company shall indemnify its officers, directors, employees and agents to the full extent permitted by Delaware law.

     Article VIII, Section 2(a) of the Company's Certificate of Incorporation also provides that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board. Any rights to indemnification conferred in Section 2 are contract rights, and include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, except that, if the DGCL requires, the payment of such expenses incurred by a director or officer in such capacity in advance of final disposition shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under Section 2 or otherwise. By action of the board of directors, the Company may extend such indemnification to employees and agents of the Company.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.

 1.1   Purchase Agreement, by and among the Company, the Subsidiary
       Guarantors, Donaldson, Lufkin & Jenrette Securities
       Corporation and First Chicago Capital Markets, Inc., dated as of March 25, 1998.
 2.1 Combination Agreement, dated as of January 15, 1998, by and between APCOA, Inc. and the Standard Owners.
 3.1   Amended and Restated Certificate of Incorporation of the
       Company.
 3.2   By-Laws of the Company.
 3.3   Articles of Incorporation of Tower Parking, Inc.
 3.4   Code of Regulations of Tower Parking, Inc.
 3.5   Articles of Incorporation of Graelic, Inc.

     3.6   Code of Regulations of Graelic, Inc.
     3.7   Certificate of Incorporation of APCOA Capital Corporation.
     3.8   By-Laws of APCOA Capital Corporation.
     3.9   Articles of Incorporation of A-1 Auto Park, Inc.
     3.10  Amended and Restated By-Laws of A-1 Auto Park, Inc.
     3.11  Articles of Organization of Metropolitan Parking System, Inc.
     3.12  By-Laws of Metropolitan Parking System, Inc.
     3.13  Articles of Organization of Events Parking Company, Inc.
     3.14  By-Laws of Events Parking Company, Inc.
     3.15  Agreement of Limited Partnership of Standard Parking, L.P.
     3.16  Articles of Incorporation of Standard Parking Corporation.
     3.17  Amended and Restated By-laws of Standard Parking Corporation.
     3.18  Articles of Incorporation of Standard Parking Corporation MW.
     3.19  By-laws of Standard Parking Corporation MW.
     3.20  Articles of Incorporation of Standard Parking Corporation IL.
     3.21  By-laws of Standard Parking Corporation IL.
     3.22  Articles of Incorporation of Standard Auto Park, Inc.
     3.23  Amended and Restated By-laws of Standard Auto Park, Inc.
     3.24  Articles of Incorporation of Standard/Wabash Parking Corporation.
     3.25  By-laws of Standard/Wabash Parking Corporation.
     3.26  Agreement of Limited Partnership of Standard Parking of Canada, L.P.
     3.27  Operating Agreement of Standard Parking I, L.L.C.
     3.28  Operating Agreement of Standard Parking II, L.L.C.
     4.1   Indenture, dated as of March 30, 1998, by and among the Company, the Subsidiary Guarantors and State
           Street Bank and Trust Company, with respect to the New Notes.
     4.2   Form of New Note (included as Exhibit A to Exhibit 4.1).
     4.3   Form of New Note Guarantee (included as Exhibit D to Exhibit 4.1).
     5.1   Opinion of Wachtell, Lipton, Rosen & Katz.*
    10.1   Registration Rights Agreement, dated as of March 30, 1998, by and among the Company, the Subsidiary
           Guarantors, Donaldson, Lufkin & Jenrette Securities Corporation and First Chicago Capital Markets, Inc.
    10.2   Credit Agreement, dated as of March 30, 1998, by and among the Company, The First National Bank of
           Chicago, as Agent and Lender, and the Other Institutions party thereto.
    10.3   Stockholders Agreement, dated as of March 30, 1998, by and among Dosher Partners, L.P. and SP Associates and Holberg, Holdings and the Company.
    10.4   Stockholders Agreement, dated as of April 14, 1989, by and among Holdings, Holberg, Delaware North and each member of the management of the Company who is a stockholder of Holdings.
    10.5   Tax Sharing Agreement, dated as of April 28, 1989, as amended as of March 30, 1998, by and among Holberg,
           Holdings and the Company.
    10.6   Employment Agreement between the Company and Myron C. Warshauer.
    10.7   Employment Agreement between the Company and G. Walter Stuelpe, Jr.
    10.8   Employment Agreement between the Company and James V. LaRocco, Jr.
    10.9   Employment Agreement between the Company and Trevor R. Van Horn.
    10.10  Employment Agreement between the Company and Herbert W. Anderson, Jr.

    10.11  Employment Agreement between the Company and Michael J. Celebrezze.
    10.12  Employment Agreement between the Company and Michael K. Wolf.
    10.13  Deferred Compensation Agreement between the Company and Michael K. Wolf.
    10.14  Company Retirement Plan For Key Executive Officers.
    10.15  Consulting Agreement between the Company and Sidney Warshauer.
    12.1   Statements re computation of ratios.
    21.1   Subsidiaries of the Company.*
    23.1   Consent of Ernst & Young LLP.
    23.2   Consent of Altschuler, Melvoin and Glasser LLP.
    23.3   Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1).
    24.1   Power of Attorney (see signature pages).
    25.1   Statement of Eligibility and Qualification of Trustee on Form T-1 of State Street Bank and Trust Company
           under the Trust Indenture Act of 1939.
    27.1   Financial Data Schedule.
    99.1   Form of Letter of Transmittal for the 9 1/4% New Senior Subordinated Notes due 2008.
    99.2   Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
    99.3   Form of Notice of Guaranteed Delivery.

---------------
 *  To be filed by amendment.
(b) Financial Statement Schedule.

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (c) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on April 17, 1998.

                                          APCOA, INC.

                                          By     /s/ MYRON C. WARSHAUER
                                            ------------------------------------
                                                     Myron C. Warshauer
                                            Chief Executive Officer and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and Michael K. Wolf his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on April 17, 1998.

                        NAME                                                 TITLE
                        ----                                                 -----

              /s/         MYRON C. WARSHAUER             Chief Executive Officer and Director
-----------------------------------------------------    (Principal Executive Officer)
                           Myron C. Warshauer

            /s/        G. WALTER STUELPE, JR.            President and Director
-----------------------------------------------------
                        G. Walter Stuelpe, Jr.

             /s/        MICHAEL J. CELEBREZZE            Chief Financial Officer and Executive Vice
-----------------------------------------------------    President (Principal Financial and Accounting
                         Michael J. Celebrezze           Officer)

              /s/             JOHN V. HOLTEN             Chairman and Director
-----------------------------------------------------
                              John V. Holten

             /s/         GUNNAR E. KLINTBERG             Vice President and Director
-----------------------------------------------------
                          Gunnar E. Klintberg

             /s/            PATRICK J. MEARA             Director
-----------------------------------------------------
                             Patrick J. Meara

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on April 17, 1998.

                                          TOWER PARKING, INC.

                                          By   /s/ G. WALTER STUELPE, JR.

                                            ------------------------------------
                                                   G. Walter Stuelpe, Jr.
                                                   President and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and Michael K. Wolf his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on April 17, 1998.

                        NAME                                                 TITLE
                        ----                                                 -----

             /s/ G. WALTER STUELPE, JR.                  President and Director
-----------------------------------------------------    (Principal Executive Officer)
               G. Walter Stuelpe, Jr.

              /s/ MICHAEL J. CELEBREZZE                  Vice President and Treasurer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                Michael J. Celebrezze

                 /s/ JOHN V. HOLTEN                      Director
-----------------------------------------------------
                   John V. Holten

               /s/ GUNNAR E. KLINTBERG                   Director
-----------------------------------------------------
                 Gunnar E. Klintberg

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on April 17, 1998.

                                          APCOA CAPITAL CORPORATION

                                          By   /s/ G. WALTER STUELPE, JR.

                                            ------------------------------------
                                                   G. Walter Stuelpe, Jr.
                                                   President and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and Michael K. Wolf his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on April 17, 1998.

                        NAME                                                 TITLE
                        ----                                                 -----

             /s/ G. WALTER STUELPE, JR.                  President and Director (Principal Executive
-----------------------------------------------------    Officer)
               G. Walter Stuelpe, Jr.

              /s/ MICHAEL J. CELEBREZZE                  Vice President and Treasurer (Principal
-----------------------------------------------------    Financial and Accounting Officer)
                Michael J. Celebrezze

                 /s/ JOHN V. HOLTEN                      Director
-----------------------------------------------------
                   John V. Holten

               /s/ GUNNAR E. KLINTBERG                   Director
-----------------------------------------------------
                 Gunnar E. Klintberg

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on April 17, 1998.

                                          GRAELIC, INC.

                                          By    /s/ JAMES V. LAROCCO, JR.

                                            ------------------------------------
                                                   James V. LaRocco, Jr.
                                                         President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and Michael K. Wolf his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities indicated and on April 17, 1998.

                        NAME                                                 TITLE
                        ----                                                 -----

                 /s/ JAMES V. LAROCCO, JR.               President
-----------------------------------------------------    (Principal Executive Officer)
                James V. LaRocco, Jr.

                 /s/ G. WALTER STUELPE, JR.              Vice President and Director
-----------------------------------------------------
               G. Walter Stuelpe, Jr.

                 /s/ MICHAEL J. CELEBREZZE               Vice President, Treasurer and Director
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                Michael J. Celebrezze

                    /s/ ROBERT N. SACKS                  Secretary and Director
-----------------------------------------------------
                   Robert N. Sacks

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on April 17, 1998.

                                          A-I AUTO PARK, INC.

                                          By   /s/ G. WALTER STUELPE, JR.

                                            ------------------------------------
                                                   G. Walter Stuelpe, Jr.
                                                   President and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and Michael K. Wolf his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities indicated and on April 17, 1998.

                        NAME                                                 TITLE
                        ----                                                 -----

             /s/ G. WALTER STUELPE, JR.                  President and Director
-----------------------------------------------------    (Principal Executive Officer)
               G. Walter Stuelpe, Jr.

              /s/ MICHAEL J. CELEBREZZE                  Vice President, Treasurer and Director
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                Michael J. Celebrezze

                 /s/ ROBERT N. SACKS                     Secretary and Director
-----------------------------------------------------
                   Robert N. Sacks

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on April 17, 1998.

                                    EVENTS PARKING COMPANY, INC.

                                    By      /s/ EDWARD P. SETTINO, JR.

                                      ------------------------------------------
                                                Edward P. Settino, Jr.
                                                      President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and Michael K. Wolf his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on April 17, 1998.

                        NAME                                                 TITLE
                        ----                                                 -----

             /s/ EDWARD P. SETTINO, JR.                  President
-----------------------------------------------------    (Principal Executive Officer)
               Edward P. Settino, Jr.

             /s/ G. WALTER STUELPE, JR.                  Vice President and Director
-----------------------------------------------------
               G. Walter Stuelpe, Jr.

              /s/ MICHAEL J. CELEBREZZE                  Treasurer and Director
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                Michael J. Celebrezze

                 /s/ ROBERT N. SACKS                     Director
-----------------------------------------------------
                   Robert N. Sacks

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on April 17, 1998.

                                    METROPOLITAN PARKING SYSTEM, INC.

                                    By      /s/ EDWARD P. SETTINO, JR.

                                      ------------------------------------------
                                                Edward P. Settino, Jr.
                                                      President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and Michael K. Wolf his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on April 17, 1998.

                        NAME                                                 TITLE
                        ----                                                 -----

             /s/ EDWARD P. SETTINO, JR.                  President
-----------------------------------------------------    (Principal Executive Officer)
               Edward P. Settino, Jr.

             /s/ G. WALTER STUELPE, JR.                  Vice President and Director
-----------------------------------------------------
               G. Walter Stuelpe, Jr.

              /s/ MICHAEL J. CELEBREZZE                  Treasurer and Director
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                Michael J. Celebrezze

                 /s/ ROBERT N. SACKS                     Director
-----------------------------------------------------
                   Robert N. Sacks

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 17, 1998.

                                          STANDARD PARKING, L.P.

                                          By   /s/ MYRON C. WARSHAUER

                                            ------------------------------------
                                                   Myron C. Warshauer
                                                   President and Director of
                                                   Standard Parking Corporation,
                                                   General  Partner of Standard
                                                   Parking, L.P.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and Michael K. Wolf his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and April 17, 1998.

                        NAME                                                 TITLE
                        ----                                                 -----

               /s/ MYRON C. WARSHAUER                    President and Director of Standard Parking
-----------------------------------------------------    Corporation, General Partner of Standard
                 Myron C. Warshauer                      Parking, L.P. (Principal Executive Officer)

              /s/ MICHAEL J. CELEBREZZE                  Assistant Treasurer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                Michael J. Celebrezze

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 17, 1998.

                                          STANDARD PARKING CORPORATION

                                          By     /s/ MYRON C. WARSHAUER

                                            ------------------------------------
                                                     Myron C. Warshauer
                                                   President and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and Michael K. Wolf his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities indicated and on April 17, 1998.

                        NAME                                                 TITLE
                        ----                                                 -----

               /s/ MYRON C. WARSHAUER                    President and Director
-----------------------------------------------------    (Principal Executive Officer)
                 Myron C. Warshauer

              /s/ MICHAEL J. CELEBREZZE                  Assistant Treasurer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                Michael J. Celebrezze

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 17, 1998.

                                          STANDARD PARKING CORPORATION MW

                                          By     /s/ MYRON C. WARSHAUER

                                            ------------------------------------
                                                     Myron C. Warshauer
                                                   President and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and Michael K. Wolf his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on April 17, 1998.

                       NAME                                                 TITLE
                       ----                                                 -----

              /s/ MYRON C. WARSHAUER                   President and Director
---------------------------------------------------    (Principal Executive Officer)
                Myron C. Warshauer

             /s/ MICHAEL J. CELEBREZZE                 Assistant Treasurer
---------------------------------------------------    (Principal Financial and Accounting Officer)
               Michael J. Celebrezze

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 17, 1998.

                                      STANDARD AUTO PARK, INC.

                                      By       /s/ MYRON C. WARSHAUER

                                        ----------------------------------------
                                                   Myron C. Warshauer
                                                 President and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and Michael K. Wolf his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on April 17, 1998.

                        NAME                                                 TITLE
                        ----                                                 -----

               /s/ MYRON C. WARSHAUER                    President and Director
-----------------------------------------------------    (Principal Executive Officer)
                 Myron C. Warshauer

              /s/ MICHAEL J. CELEBREZZE                  Assistant Treasurer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                Michael J. Celebrezze

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 17, 1998.

                                      STANDARD/WABASH PARKING CORPORATION

                                      By       /s/ MYRON C. WARSHAUER

                                        ----------------------------------------
                                                   Myron C. Warshauer
                                                 President and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and Michael K. Wolf his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on April 17, 1998.

                        NAME                                                 TITLE
                        ----                                                 -----

               /s/ MYRON C. WARSHAUER                    President and Director
-----------------------------------------------------    (Principal Executive Officer)
                 Myron C. Warshauer

              /s/ MICHAEL J. CELEBREZZE                  Assistant Treasurer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                Michael J. Celebrezze

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 17, 1998.

                                          STANDARD PARKING OF CANADA, L.P.

                                          By     /s/ MYRON C. WARSHAUER
                                            ------------------------------------
                                                   Myron C. Warshauer
                                                   President and Director of
                                                   Standard Parking Corporation,
                                                   General Partner of Standard
                                                   Parking of Canada, L.P.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and Michael K. Wolf his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on April 17, 1998.

                    NAME                                                 TITLE
                    ----                                                 -----

           /s/ MYRON C. WARSHAUER                President and Director of Standard Parking
---------------------------------------------    Corporation,
             Myron C. Warshauer                  General Partner of Standard Parking of Canada, L.P.
                                                 (Principal Executive, Financial and Accounting
                                                 Officer)

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 17, 1998.

                                          STANDARD PARKING I, L.L.C.

                                          By     /s/ MYRON C. WARSHAUER
                                            ------------------------------------
                                                   Myron C. Warshauer
                                                   President and Director of
                                                   Standard Parking Corporation,
                                                   Managing Member of Standard
                                                   Parking I, L.L.C.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and Michael K. Wolf his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on April 17, 1998.

                       NAME                                                TITLE
                       ----                                                -----

              /s/ MYRON C. WARSHAUER                 President and Director of Standard Parking
---------------------------------------------------  Corporation, Managing Member of Standard Parking
                Myron C. Warshauer                   I, L.L.C. (Principal Executive, Financial and
                                                     Accounting Officer)

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 17, 1998.

                                          STANDARD PARKING II, L.L.C.

                                          By     /s/ MYRON C. WARSHAUER

                                            ------------------------------------
                                                   Myron C. Warshauer
                                                   President and Director of
                                                   Standard Parking Corporation,
                                                   Managing Member of Standard
                                                   Parking II, L.L.C.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert N. Sacks and Michael K. Wolf his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on April 17, 1998.

                       NAME                                                TITLE
                       ----                                                -----

              /s/ MYRON C. WARSHAUER                 President and Director of Standard Parking
---------------------------------------------------  Corporation, Managing Member of Standard Parking
                Myron C. Warshauer                   II, L.L.C.
                                                     (Principal Executive, Financial and Accounting
                                                     Officer)

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We have audited the consolidated financial statements of APCOA, Inc. (the Company) as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, and have issued our report thereon dated February 3, 1998 (included elsewhere in this Registration Statement). Our audit also included the financial statement schedule for each of the three years in the period ended December 31, 1997, listed in Item 21(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Cleveland, Ohio                                                ERNST & YOUNG LLP
February 3, 1998

                                                                     SCHEDULE II

                                  APCOA, INC.
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                                       ADDITIONS
                                                                -----------------------
                                                   BALANCE AT   CHARGED TO   CHARGED TO                   BALANCE
                                                   BEGINNING    COSTS AND      OTHER                      AT END
                   DESCRIPTION                      OF YEAR      EXPENSES     ACCOUNTS    DEDUCTIONS(1)   OF YEAR
                   -----------                     ----------   ----------   ----------   -------------   -------
Year ended December 31, 1995:
  Deducted from asset accounts
     Allowance for doubtful accounts.............     $369         $101         $ --          $(68)        $402
                                                      ====         ====         ====          ====         ====

Year ended December 31, 1996:
  Deducted from asset accounts
     Allowance for doubtful accounts.............     $402         $  7         $ --          $(94)        $315
                                                      ====         ====         ====          ====         ====

Year ended December 31, 1997:
  Deducted from asset accounts
     Allowance for doubtful accounts.............     $315         $139         $ --          $(11)        $443
                                                      ====         ====         ====          ====         ====

---------------
(1) Represents uncollectible accounts written off, net of recoveries.

                               INDEX TO EXHIBITS

                                                                        SEQUENTIALLY
EXHIBIT                                                                   NUMBERED
NUMBER                            DESCRIPTION                               PAGE
-------                           -----------                           ------------
     1.1  Purchase Agreement, by and among the Company, the Subsidiary
          Guarantors, Donaldson, Lufkin & Jenrette Securities
          Corporation and First Chicago Capital Markets, Inc., dated as of March 25, 1998.
     2.1  Combination Agreement, dated as of January 15, 1998, by and between APCOA, Inc. and the Standard Owners.
     3.1  Amended and Restated Certificate of Incorporation of the
          Company.
     3.2  By-Laws of the Company.
     3.3  Articles of Incorporation of Tower Parking, Inc.
     3.4  Code of Regulations of Tower Parking, Inc.
     3.5  Articles of Incorporation of Graelic, Inc.
     3.6  Code of Regulations of Graelic, Inc.
     3.7  Certificate of Incorporation of APCOA Capital Corporation.
     3.8  By-Laws of APCOA Capital Corporation.
     3.9  Articles of Incorporation of A-1 Auto Park, Inc.
     3.10 Amended and Restated By-Laws of A-1 Auto Park, Inc.
     3.11 Articles of Organization of Metropolitan Parking System,
          Inc.
     3.12 By-Laws of Metropolitan Parking System, Inc.
     3.13 Articles of Organization of Events Parking Company, Inc.
     3.14 By-Laws of Events Parking Company, Inc.
     3.15 Agreement of Limited Partnership of Standard Parking, L.P.
     3.16 Articles of Incorporation of Standard Parking Corporation.
     3.17 Amended and Restated By-Laws of Standard Parking
          Corporation.
     3.18 Articles of Incorporation of Standard Parking Corporation
          MW.
     3.19 By-laws of Standard Parking Corporation MW.
     3.20 Articles of Incorporation of Standard Parking Corporation
          IL.
     3.21 By-laws of Standard Parking Corporation IL.
     3.22 Articles of Incorporation of Standard Auto Park, Inc.
     3.23 Amended and Restated By-Laws of Standard Auto Park, Inc.
     3.24 Articles of Incorporation of Standard/Wabash Parking
          Corporation.
     3.25 By-laws of Standard/Wabash Parking Corporation.
     3.26 Agreement of Limited Partnership of Standard Parking of
          Canada, L.P.
     3.27 Operating Agreement of Standard Parking I, L.L.C.
     3.28 Operating Agreement of Standard Parking II, L.L.C.
     4.1  Indenture, dated as of March 30, 1998, by and among the
          Company, the Subsidiary Guarantors and State Street Bank and
          Trust Company, with respect to the New Notes.
     4.2  Form of New Note (included as Exhibit A to Exhibit 4.1).
     4.3  Form of New Note Guarantee (included as Exhibit D to Exhibit
          4.1).
     5.1  Opinion of Wachtell, Lipton, Rosen & Katz.*

                                                                        SEQUENTIALLY
EXHIBIT                                                                   NUMBERED
NUMBER                            DESCRIPTION                               PAGE
-------                           -----------                           ------------
    10.1  Registration Rights Agreement, dated as of March 30, 1998, by and among the Company, the Subsidiary Guarantors,
          Donaldson, Lufkin & Jenrette Securities Corporation and
          First Chicago Capital Markets, Inc.
    10.2  Credit Agreement, dated as of March 30, 1998, by and among the Company, The First National Bank of Chicago, as Agent
          and Lender, and the Other Institutions party thereto.
    10.3  Stockholders Agreement, dated as of March 30, 1998, by and among Dosher Partners, L.P. and SP Associates and Holberg,
          Holdings and the Company.
    10.4  Stockholders Agreement, dated as of April 14, 1989, by and among Holdings, Holberg, Delaware North and each member of the management of the Company who is a stockholder of
          Holdings.
    10.5  Tax Sharing Agreement, dated as of April 28, 1989, as amended as of March 30, 1998, by and among Holberg, Holdings and the Company.
    10.6  Employment Agreement between the Company and Myron C.
          Warshauer.
    10.7  Employment Agreement between the Company and G. Walter
          Stuelpe, Jr.
    10.8  Employment Agreement between the Company and James V.
          LaRocco, Jr.
    10.9  Employment Agreement between the Company and Trevor R. Van
          Horn.
    10.10 Employment Agreement between the Company and Herbert W.
          Anderson, Jr.
    10.11 Employment Agreement between the Company and Michael J.
          Celebrezze.
    10.12 Employment Agreement between the Company and Michael K.
          Wolf.
    10.13 Deferred Compensation Agreement between the Company and
          Michael K. Wolf.
    10.14 Company Retirement Plan For Key Executive Officers.
    10.15 Consulting Agreement between the Company and Sidney
          Warshauer.
    12.1  Statements re computation of ratios.
    21.1  Subsidiaries of the Company.
    23.1  Consent of Ernst & Young LLP.
    23.2  Consent of Altschuler, Melvoin and Glasser LLP.
    23.3  Consent of Wachtell, Lipton, Rosen & Katz (contained in
          Exhibit 5.1).
    24.1  Power of Attorney (see signature pages).
    25.1  Statement of Eligibility and Qualification of Trustee on
          Form T-1 of State Street Bank and Trust Company under the
          Trust Indenture Act of 1939.
    27.1  Financial Data Schedule.
    99.1  Form of Letter of Transmittal for the 9 1/4% New Senior
          Subordinated Notes due 2008.
    99.2  Guidelines for Certification of Taxpayer Identification
          Number on Substitute Form W-9.
    99.3  Form of Notice of Guaranteed Delivery.

---------------
 *  To be filed by amendment.
(b) Financial Statement Schedule.